UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Securities Exchange Act of 1934 (Amendment No. )

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World Kinect Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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World Kinect™

PROXY STATEMENT 2025

Notice of Annual Meeting of Shareholders

Thursday, June 5, 2025, 8:00 a.m. EDT

Notice of Annual

Meeting of Shareholders

DATE AND TIME Thursday, June 5, 2025 8:00 a.m., Eastern Time	LOCATION Our meeting will be held at the offices of Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, 30th Floor, New York, New York 10019.	RECORD DATE Shareholders of record at the close of business on April 10, 2025 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

Items of Business		Board Recommendation
1	To elect as directors the nine nominees named in the attached proxy statement	“FOR” each Director Nominee
2	To approve, on a non-binding, advisory basis, the compensation of our named executive officers	“FOR”
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year	“FOR”
4	To approve the World Kinect Corporation 2025 Omnibus Plan	“FOR”

Shareholders will also transact such other business as may properly come before the 2025 annual meeting of shareholders (the "Annual Meeting"), or any adjournment or postponement thereof. These matters are more fully discussed in the accompanying proxy statement. Our Board of Directors is soliciting proxies from shareholders who wish to vote at the Annual Meeting.

Whether or not you expect to attend the meeting, please vote using the Internet, by telephone or by mail, in each case, by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares during the meeting.

By Order of the Board of Directors WORLD KINECT CORPORATION Joel M. Williams Vice President, Assistant General Counsel and Assistant Corporate Secretary

Voting Methods

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

INTERNET Visit www.proxyvote.com and follow the instructions. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	TELEPHONE Dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	MAIL If wish to vote by traditional proxy card, you can request a full set of materials at no charge through www.proxyvote.com or the phone number listed on the Notice.

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and Annual Report for the year ended December 31, 2024 on or about April 25, 2025.

Our proxy statement and Annual Report are available online at: www.proxyvote.com.

WORLD KINECT CORPORATION 9800 Northwest 41st Street, Miami, Florida 33178

World Kinect 2025 Proxy Statement	1

2	World Kinect 2025 Proxy Statement

Proxy Summary

This proxy summary highlights information contained elsewhere in this proxy statement and does not contain all information that you should review and consider. Please read the entire proxy statement with care before voting.

2025 Annual Meeting

DATE AND TIME Thursday, June 5, 2025, at 8:00 a.m., Eastern Time	LOCATION Our meeting will be held at the offices of Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, 30th Floor, New York, New York 10019.	RECORD DATE April 10, 2025	VOTING Our shareholders are entitled to one vote per share of common stock owned on the record date of April 10, 2025 for each matter properly presented at the Annual Meeting.

Proposals and Board Recommendation			General Information
	Board’s Voting
•
Stock Symbol: WKC
•
Exchange: New York Stock Exchange ("NYSE")
•
Shares of Common Stock Outstanding
as of the Record Date: 56,627,253
•
Registrar & Transfer Agent: EQ Shareowner Services
•
Corporate Website: world-kinect.com
•
Investor Relations Website: ir.world-kinect.com

Named Executive Officers

•
Michael J. Kasbar—Chairman and CEO
•
Ira M. Birns—President and CFO
•
John P. Rau—Chief Operating Officer

Corporate Governance Best Practices

All Independent Directors Except CEO

Annual Election of Directors

Board With Broad Experience

Annual Board and Committee Evaluations

Compensation Best Practices

Robust Stock Ownership Guidelines

Clawback Policy

Restrictive Covenants for Executives

No Excise Tax Gross-Ups

No Hedging/No Pledging

Proposal	Recommendation
Election of Directors	FOR EACH NOMINEE
Advisory Vote on Executive Compensation	FOR
Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for the 2025 Fiscal Year	FOR
Approval of the Company’s 2025 Omnibus Plan	FOR

Board Meeting Information

Board Meetings in 2024: 4

Standing Board Committee Meetings in 2024:

Audit (8), Compensation (7), Governance (4), Sustainability & Corporate Responsibility (4), Technology & Operations (4)

Director Nominees

Name	Director Since	Independent
Michael J. Kasbar	1995
Ken Bakshi	2002
Jorge L. Benitez	2015
Sharda Cherwoo	2020
Richard A. Kassar	2002
Jeffrey M. Kottkamp	2025
John L. Manley	2010
Stephen K. Roddenberry	2006
Paul H. Stebbins	1995

World Kinect 2025 Proxy Statement	3

Proxy Summary

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "could," "would," "will," "will be," "will continue," "plan," or words or phrases of similar meaning. For factors that could cause actual results to differ materially from the results and events anticipated by such forward-looking statements, see the cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission ("SEC") filings, including our most recent Annual Report on Form 10-K filed with the SEC. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law. Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

2024 Highlights

$139MM Capital Returned to Shareholders(1)	$260MM Operating Cash Flow

$200MM Proceeds from the sale of our Avinode Business	21% Increase in Regular Quarterly Dividend

(1) Consists of shares repurchased and dividends.

“In 2024, our focus on efficient capital allocation and operational efficiencies yielded strong results, enabling us to generate strong cash flow and repurchase $100 million of our shares during the year. We also continued to sharpen our portfolio in 2024, as demonstrated with the sale of our Avinode business and our business in Brazil. We are committed to continuing to streamline our land operations in 2025, shedding additional assets as necessary and reallocating capital to improve our financial returns.”

– Michael J. Kasbar, Chairman and Chief Executive Officer

4	World Kinect 2025 Proxy Statement

Proxy Summary

Shareholder Engagement

Who we engage: • Institutional shareholders • Equity research analysts • Proxy advisory firms • Industry thought leaders • Investment bankers	How we engage: • Shareholder engagement program • Quarterly earnings calls • Investor conferences • One-on-one meetings • Annual shareholder meeting

2024-2025 Highlights:

Each year, World Kinect engages with our shareholders to discuss our investment strategy, explain the Compensation Committee's process and decisions regarding executive compensation, update shareholders on our sustainability and corporate responsibility initiatives, and understand our shareholders' perspectives on our company.

As part of our 2024 outreach efforts, we reached out to many of our top shareholders and met one-on-one with those interested. In most cases, these meetings were attended by our Compensation Committee Chair. Additionally, in March 2024, we held our investor day where we presented medium-term financial goals and our strategic vision for the Company. At the event, we welcomed over 170 participants, including key shareholders and other institutional stakeholders.

Between our one-on-one meetings and our investor day, in 2024 we met with shareholders representing ~25% of our outstanding shares.

How we communicate: • Proxy statement • Annual report • SEC filings • Press releases • Investor relations website • Investor meetings • Sustainability report

Topics we discuss:

•
Business strategy
•
Financial performance and capital allocation
•
Corporate governance
•
Board composition and nomination process
•
Board leadership
•
Executive compensation design
•
Strategic transformational awards
•
Climate-related risks and opportunities
•
Sustainability and corporate responsibility initiatives

World Kinect 2025 Proxy Statement	5

Proxy Summary

Board of Directors

Our Board’s objective is to maintain a membership with broad backgrounds that can best further the success of our business and represent shareholders through the exercise of sound judgment informed by a wide array of experience and perspectives. Our Board committees, with all independent members, oversee our risk management programs and our business initiatives to ensure that these are aligned with our business strategy, while our dedicated Sustainability & Corporate Responsibility Committee oversees our sustainability matters. For 2025, our director nominees are as follows:

Director Nominees

					Committee Membership
Name and Primary Occupation	Independent	Age	Director Since	Diverse Director*	A	C	G	S	T
Michael J. Kasbar Chairman and Chief Executive Officer World Kinect Corporation		68	1995
Ken Bakshi Managing Partner Trishul Capital Group LLC and Trishul Advisory Group LLC		75	2002				●	●	●
Jorge L. Benitez Retired Chief Executive Officer, North America Accenture plc		65	2015		●		●	●
Sharda Cherwoo Retired Senior Partner Ernst & Young LLP		66	2020		●		●		●
Richard A. Kassar Retired Vice Chairman Freshpet, Inc.		78	2002		●	●	●		●
Jeffrey M. Kottkamp Retired Senior Partner Deloitte & Touche LLP		64	2025
John L. Manley Retired Senior Partner Deloitte & Touche LLP		76	2010				●		●
Stephen K. Roddenberry Partner Akerman LLP		76	2006			●
Paul H. Stebbins Chairman Emeritus World Kinect Corporation		68	1995					●

A – Audit	S – Sustainability & Corporate Responsibility	– Chair
C – Compensation	T – Technology & Operations	● – Member
G – Governance	* – Includes women and ethnic minorities

Board Snapshot

INDEPENDENCE OF THE BOARD	AGE DIVERSITY OF INDEPENDENT DIRECTORS	AVERAGE TENURE OF INDEPENDENT DIRECTORS

6	World Kinect 2025 Proxy Statement

Proxy Summary

Sustainability and Corporate Responsibility

At World Kinect, we are focused on driving sustainable value for our customers, stakeholders and the planet. Recognizing that under any scenario possible with today’s technology, conventional forms of energy will remain an important part of the energy mix for the near future, we are committed to helping progress the complex transition, while simultaneously focusing on reducing emissions and meeting the world’s growing demand. That is why we are embedding sustainability into our core business, sharing our knowledge and best practices across the value chain and investing in future technology and innovation.

Recent Highlights

•
In 2024, we announced a new commercial agreement with JetBlue to bring blended SAF to one of its largest airport locations, further supporting our ambition to grow a consistent supply network for SAF in the U.S. East Coast. Under the terms of the initial 12-month agreement, JetBlue is expected to take delivery of a minimum of 1 million gallons of unblended sustainable aviation fuel (approximately 3.3 million gallons blended).
•
In 2024, we entered into a new commercial agreement for the delivery of blended sustainable aviation fuel to Miami International Airport, marking one of the first regular deliveries of blended SAF into the State of Florida. Under the terms of the agreement, we plan to deliver approximately 60 million gallons of ISCC certified blended SAF over a two-year period.

“World Kinect’s evolution from a broker and reseller to the global distribution leader we are today reflects a history of deliberate transformation and strategic growth. Over the past decade, we have navigated through significant macroeconomic shifts and geopolitical challenges. If there is one thing we’ve been able to demonstrate, it is our resiliency and agility to be able to adapt through it all.

Looking ahead, our focus remains on delivering tailored energy solutions that drive measurable outcomes for our customers and long-term value for our shareholders. By combining operational excellence with exceptional talent, World Kinect is positioned to thrive as a leader in the global energy transition.”

– Michael J. Kasbar, Chairman and Chief Executive Officer

Compensation Highlights

Executive Compensation Practices

We are committed to sound executive compensation practices
✓
rigorous performance targets and metrics
✓
multi-year vesting and performance periods
✓
prohibition on hedging and short sales
✓
stock ownership and retention guidelines
✓
no repricing of awards
✓
clawback policy
✓
no extensive perquisites

✓
no tax gross-ups on perquisites or change of control benefits
✓
double-trigger change of control provisions, with no liberal change of control definitions
✓
no pension or other supplemental benefits
✓
annual compensation risk assessment
✓
independent compensation consultant

For additional information about our executive compensation practices, see “Compensation Discussion and Analysis,” beginning on page 46.

World Kinect 2025 Proxy Statement	7

Proxy Summary

Pay-for-Performance Alignment

Our executive compensation program is designed to attract and retain our executives and motivate them to deliver results that support our growth strategy. We structure our executive compensation program to directly align our compensation levels with current and future performance that creates value for our shareholders, employees, customers and other stakeholders. Consistent with that objective, we select performance metrics and targets that we believe, if achieved, will translate into strong financial performance both in the short- and long-term, resulting in positive returns for our shareholders and other stakeholders. For 2024, 86% of our CEO’s target compensation was at risk, and 77% of our other NEOs’ target compensation was at risk, with compensation value specifically tied to our stock price performance and/or achievement of rigorous, pre-established performance metrics.

TARGET COMPENSATION MIX

CHIEF EXECUTIVE OFFICER	AVERAGE OF OTHER NEOS

14%
Base Salary
24%
Annual Cash Incentive
62%
Long-Term Equity Incentive
86%
At-Risk Pay

23%
Base Salary
25%
Annual Cash Incentive
52%
Long-Term Equity Incentive
77%
At-Risk Pay

2024 Executive Compensation

We earned nearly 91% approval in 2024 from our shareholders for our named executive officer compensation program but are nonetheless committed to continuing to refine our program to help ensure increased alignment with shareholder interests and market best practices. Below are highlights of our 2024 executive compensation program:

•
No changes to NEOs’ 2024 target total compensation
•
2022-2024 performance-based restricted stock units (PRSUs) earned at 112% of target, which is the first time our NEOs’ PRSU awards have been earned since the 2017-2019 awards, which vested in 2020.
•
Modified our 2024 annual incentive program in response to shareholder input by:
◦
increasing the weighting of the program’s financial metric component from 60% to 75%;
◦
reducing the number of strategic objectives and the allocated weighting in the program from 40% to 25%; and
◦
allocating a specific weighting to each strategic objective to provide additional transparency to shareholders of the Compensation Committee’s assessment of the relative importance of each objective and performance achieved (subject to the cap of 100% of target for the strategic objectives).

8	World Kinect 2025 Proxy Statement

Proxy Summary

2024 NEO ANNUAL COMPENSATION

			Annual Incentive Program(2)
NEOs	Annual Base Salary ($)	Long-Term Incentive(1) ($)	Amount ($)	% of Target	Total ($)

Michael J. Kasbar Chairman and CEO	1,000,000	4,500,000	1,146,500	66%	6,646,500

Ira M. Birns President and CFO	700,000	1,550,000	491,500	66%	2,741,500

John P. Rau Chief Operating Officer	700,000	1,550,000	491,500	66%	2,741,500

1.
Grant date value consisting of 60% performance-based restricted stock units (at target) and 40% service-based restricted stock units. Reflects the target award values approved by the Compensation Committee, which differ from the accounting grant date fair values as calculated in accordance with ASC 718 and presented in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table.
2.
75% based on adjusted EBITDA and 25% based on strategic objectives. The financial component based on adjusted EBITDA was earned at 58% of target (after accounting for the sale of the Avinode Group, as described below), and strategic objectives were earned at 88% of target.

World Kinect 2025 Proxy Statement	9

Proposal 1 — Election of Directors

1	Election of Directors

Nine individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All nominees are presently directors, including Jeffrey M. Kottkamp, who was appointed to our Board on April 23, 2025. One of our existing independent directors, Jill B. Smart, will not be standing for re-election to the Board following the Annual Meeting.

The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals identified as nominees below. We do not contemplate that any nominee named below will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board chooses to reduce the number of directors serving on the Board. In accordance with our By-Laws, the Board may consist of four to ten directors, and the Board may increase or decrease the number of directors by amending our By-Laws. The Board presently consists of ten directors.

The Board of Directors recommends a vote “FOR” the election of each of the below director nominees.	“FOR” each director nominee

Director Nominees

We believe that each of our nominees possesses the experience, skills, characteristics and qualities to fully perform his or her duties as a director and to contribute to our success. In addition, each of our nominees is being nominated because they possess the highest standards of personal integrity, are accomplished in their field, have an understanding of the interests and issues that are important to our shareholders and are able to dedicate sufficient time to fulfilling their obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills, characteristics and qualities. For an additional discussion of the nomination process, see “Nominee Qualifications and the Nomination Process” beginning on page 28 of this proxy statement.

The following sets forth certain information with respect to each nominee standing for election to the Board. The biographies of each of the nominees and directors contain information regarding the individual’s service as a director, business experience, and the qualifications, characteristics or skills that led to the conclusion that the individual should serve as our director.

10	World Kinect 2025 Proxy Statement

Proposal 1 — Election of Directors

Michael J. Kasbar Chairman and Chief Executive Officer
Age: 68 Director Since: 1995	Committees: None

BACKGROUND

•
Chairman of the Board since May 2014 and has served as our Chief Executive Officer since January 2012. Mr. Kasbar has also served as our President from 2011 until April 25, 2025, when Ira. M. Birns assumed the role of President.
•
President and Chief Operating Officer of our company from July 2002 to December 2011.
•
Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), from January 1995 to July 2002, at the time our principal subsidiary engaged in the marine fuel services business.
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Officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company which Mr. Kasbar co-founded in 1985 with Mr. Stebbins, from September 1985 to December 1994.
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A member of the Business Roundtable.
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First cousin of our director, Richard A. Kassar.

SKILLS & QUALIFICATIONS

Mr. Kasbar brings to the Board a unique understanding of our strategies and operations through over 25 years of service with us and more than 35 years of experience in the fuel services business.

KEY SKILLS
• Commodities Trading • Energy Industry	• Human Capital/Talent Management • Information Technology	• International Operations • Management

Ken Bakshi Managing Partner, Trishul Capital Group LLC and Trishul Advisory Group LLC
Independent Director Age: 75 Director Since: 2002	Committees: Compensation (Chair) Governance Sustainability & Corporate Responsibility	Technology & Operations Nominating Subcommittee (Chair)

BACKGROUND

•
Managing partner of Trishul Capital Group LLC and Trishul Advisory Group LLC, two privately owned equity investment and consulting companies, since June 2003.
•
Chairman of the board of directors and Chief Executive Officer of Amala Inc., a skin care products company, from April 2008 to July 2013 and Executive Chairman thereafter until June 2015.
•
Chief Executive Officer of Row 2 Technologies, a software development firm he co-founded, from December 2002 to February 2006 and Vice Chairman thereafter until June 2009.
•
Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet-based marketplaces, from July 2000 to December 2002.
•
Senior Vice President of Wyeth (formerly known as American Home Products Corp.), a NYSE company until 2009 when it was acquired by Pfizer, Inc., from 1998 to 2000.
•
Prior to 1998, served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products Corp. in 1994.

SKILLS & QUALIFICATIONS

Mr. Bakshi brings to the Board extensive experience in private equity investments, management consulting and technology and significant international experience running operating units within large multinational publicly traded corporations.

KEY SKILLS
• Accounting/Finance • Human Capital/Talent Management	• Information Technology • International Operations	• Management

World Kinect 2025 Proxy Statement	11

Proposal 1 — Election of Directors

Jorge L. Benitez Retired Chief Executive Officer, North America; Accenture plc
Independent Director Age: 65 Director Since: 2015	Committees: Audit Governance Sustainability & Corporate Responsibility	Technology & Operations (Chair) Nominating Subcommittee

BACKGROUND

•
Retired from Accenture plc in September 2014 after more than 33 years of service.
•
Chief Executive Officer of North America, where he had primary responsibility for Accenture’s business and operations in North America, from 2011 to 2014.
•
Chief Operating Officer, Products Operating Group, the largest of Accenture’s five operating groups, from September 2006 to August 2011, where he was responsible for executing the business strategy and ensuring operational excellence across a wide set of consumer industry groups, including: automotive; air, freight and travel services; industrial equipment; and infrastructure and transportation services.
•
Held various senior leadership roles and other positions since joining Accenture in 1981.
•
Member of the board of directors of Fifth Third Bancorp (NASDAQ: FITB), since 2015, and currently serves as chairman of its technology committee and as a member of its audit, executive, and human capital and compensation committees.
•
Member of the board of directors of Interpublic Group of Companies (NYSE: IPG), since 2023, and currently serves as a member of its audit and compensation and leadership talent committees.

SKILLS & QUALIFICATIONS

Mr. Benitez brings to the Board his extensive experience developing and executing business strategies across a range of industries, particularly air, freight and travel and transportation services, as well as significant executive experience running operating units within a large multinational publicly traded corporation and skills in implementing technology and digital solutions across a broad range of platforms.

KEY SKILLS
• Accounting/Finance • Corporate Governance/Other Public Company Directorship	• Human Capital/Talent Management • Information Technology	• International Operations • Management

12	World Kinect 2025 Proxy Statement

Proposal 1 — Election of Directors

Sharda Cherwoo Retired Senior Partner, Ernst & Young LLP
Independent Director Age: 66 Director Since: 2020	Committees: Audit Governance	Sustainability & Corporate Responsibility (Chair) Technology & Operations

BACKGROUND

•
Retired as a Senior Partner from Ernst & Young LLP (“EY”) in January 2020, after more than 37 years of service, including 28 years as a Client Service Partner with specialized industry focus in private equity, financial services, health care and emerging and disruptive technology companies.
•
Launched and spearheaded EY’s Intelligent Automation program from October 2015 to January 2020, with a focus on strategic direction, governance and risk management. As part of that role, she also directed EY’s investments in robotic process automation (“RPA”) and digital transformation initiatives.
•
Founding Chief Executive Officer of EY’s Global Shared Services operations in Bangalore, India, which was EY’s first global offshoring center for client-facing operations, from 2001 to 2004.
•
Member of the board of directors of The Carlyle Group Inc. (NASDAQ: CG) and its audit committee, since June 2023.
•
Member of the board of directors of Doma Holdings, Inc. (NYSE: DOMA) from August 2021 until January 2023 and served as a member of the audit & risk committee.
•
Member of the board of directors of World Quantum Growth Acquisition Corp. (NYSE: WQGA), from August 2021 until February 2023 and served as the chair of the audit committee, as well as a member of the compensation and nominating and corporate governance committees.
•
Member of the advisory board of Land O’Lakes Inc., a member-owned agricultural cooperative, since December 2020 and currently serves on the audit & risk committee and the policy committee.
•
Member of the board of directors of the International House of New York, a nonprofit board, since June 2008, and serves as the chair of the audit committee.
•
Serves on the nonprofit boards of Tax Analysts and the National Association of Corporate Directors - New York Chapter, and has been an Executive in Residence at Columbia Business School since 2023.
•
Certified Public Accountant on active status.

SKILLS & QUALIFICATIONS

Ms. Cherwoo brings to the Board her extensive experience in implementing and advising companies on digital transformation, talent transformation and artificial intelligence initiatives, as well as financial and tax reporting experience, and significant executive management and international experience in building, leading and operating business units.

KEY SKILLS
• Accounting/Finance • Corporate Governance/Other Public Company Directorship	• Human Capital/Talent Management • Information Technology	• International Operations • Management

World Kinect 2025 Proxy Statement	13

Proposal 1 — Election of Directors

Richard A. Kassar Retired Vice Chairman, Freshpet Inc.
Independent Director Age: 78 Director Since: 2002	Committees: Audit Compensation	Governance Technology & Operations

BACKGROUND

•
Vice Chairman of Freshpet, Inc. (NASDAQ: FRPT), an American pet food company, from October 2020 until June 2023, and served as its Interim Chief Financial Officer from September 2022 to December 2022, its Chief Financial Officer from July 2014 to October 2020, its President from January 2011 to July 2014 and its Chief Executive Officer from October 2006 to December 2010.
•
Chief Financial Officer of Transformational CPG Acquisition Corp., a special purpose acquisition company, from 2021 until 2022.
•
Senior Vice President and Chief Financial Officer of The Meow Mix Company, a cat food company, from February 2002 to July 2006.
•
Self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands, from May 2001 to January 2002.
•
Co-President and Chief Financial Officer of Global Household Brands, a manufacturer of household products, from December 1999 to May 2001.
•
Held various positions at Chock Full O’Nuts, a coffee company, from 1986 to December 1999, and most recently served as Senior Vice President and Chief Operating Officer.
•
Director, member of the compensation committee and chairman of the audit committee of Vaughan Foods, Inc., a Nasdaq company until March 2010, which was sold in October 2011.
•
Director, member of the compensation committee and chairman of the audit committee of Velocity Express, Inc., a Nasdaq company until August 2009, which was sold in November 2009.
•
First cousin of Michael J. Kasbar, our Chairman, President and Chief Executive Officer.

SKILLS & QUALIFICATIONS

Mr. Kassar brings to the Board his extensive executive experience in brand management, consumer products and corporate finance and has significant experience as a senior finance executive.

KEY SKILLS
• Accounting/Finance	• Corporate Governance/Other Public Company Directorship	• Investment Banking/Capital Markets

Jeffrey M. Kottkamp Retired Senior Partner, Deloitte & Touche LLP
Independent Director Age: 64 Director Since: 2025	Committees: Audit (expected appointment following the Annual Meeting)

BACKGROUND

•
Retired from Deloitte & Touche LLP in 2023 after 29 years as a partner.
•
Vice Chair of Deloitte’s U.S. Audit Firm from 2018 to 2023
•
Deloitte Global Audit & Assurance Quality Leader from 2021 to 2022
•
Senior Partner, Deloitte Global Financial Services Audit Practice from 2018 to 2020
•
Member of Deloitte U.S.’s Board of Directors from 2011 to 2015, and Chair of the finance and audit committee of such board from 2013 to 2015
•
Managing Partner of Deloitte’s Northeast Region U.S. Audit Practice from 2009 to 2011
•
Served with Deloitte in other roles of increasing responsibility beginning in 1983

SKILLS & QUALIFICATIONS

Mr. Kottkamp brings to the Board extensive executive management, financial reporting, strategy, audit and regulatory compliance experience.

KEY SKILLS
• Accounting/Finance • Corporate Governance/Other Public Company Directorships	• Investment Banking/Capital Markets • Legal and Regulatory • Management

14	World Kinect 2025 Proxy Statement

Proposal 1 — Election of Directors

John L. Manley Retired Senior Partner, Deloitte & Touche LLP
Independent Director Age: 76 Director Since: 2010	Committees: Audit (Chair) Governance	Technology & Operations Nominating Subcommittee

BACKGROUND

•
Retired from Deloitte & Touche LLP in 2009 after more than 27 years as a partner.
•
Managing Partner of Deloitte’s Northeast Region Audit and Enterprise Risk Services Practice from 2006 to 2009.
•
Founded and was the National Director of Deloitte’s Regulatory Consulting Practice, which included practices in financial services, health care, government contracting, energy and utilities.
•
Had seven years of regulatory experience with the SEC and the Commodity Futures Trading Commission, or CFTC, in various positions, including serving as the Chief Accountant and Director of the Division of Trading and Markets of the CFTC, before joining Deloitte.
•
Director and Chairman of the audit committee of UBS Trust Company N.A. from 2013 to August 2015.
•
A Certified Public Accountant on inactive status.

SKILLS & QUALIFICATIONS

Mr. Manley brings to the Board extensive executive management, financial reporting, risk management and regulatory experience.

KEY SKILLS
• Accounting/Finance • Corporate Governance/Other Public Company Directorship	• Commodities Trading • Legal and Regulatory	• Management

Stephen K. Roddenberry Partner, Akerman LLP
Lead Independent Director Age: 76 Director Since: 2006	Committees: Compensation	Governance (Chair, Lead Director)

BACKGROUND

•
Partner in the law firm of Akerman LLP where he has been employed as an attorney since 1988.
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Advises clients in corporate compliance and governance issues, public and private securities transactions, mergers and acquisitions, and private equity investments.

SKILLS & QUALIFICATIONS

Mr. Roddenberry brings to the Board extensive experience in private equity, mergers and acquisitions, investment management, venture capital, public finance and securities.

KEY SKILLS
• Corporate Governance/Other Public Company Directorship	• Investment Banking/Capital Markets	• Legal and Regulatory

World Kinect 2025 Proxy Statement	15

Proposal 1 — Election of Directors

Paul H. Stebbins Chairman Emeritus, World Kinect Corporation
Independent Director Age: 68 Director Since: 1995	Committees: Sustainability & Corporate Responsibility

BACKGROUND

•
Our Chairman Emeritus since May 2014 and prior to that, our Executive Chairman, from January 2012 to May 2014.
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Chairman and Chief Executive Officer of our Company from July 2002 to December 2011.
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President and Chief Operating Officer of our Company from August 2000 to July 2002.
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President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), from January 1995 to August 2000, at the time our principal subsidiary engaged in the marine fuel services business.
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Officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, which Mr. Stebbins co-founded in 1985 with Mr. Kasbar, from September 1985 to December 1994.
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Member of the board of directors of First Solar, Inc. (NASDAQ: FSLR) since December 2006 and currently serves as the chairman of the nominating and governance committee and a member of the audit and compensation committees.
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A member of the Board of Advisors of the Amigos de las Americas Foundation of Houston, Texas (amigosinternational.org) and member of the Board of Advisors of Silkroad founded by Yo-Yo Ma (silkroad.org).
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Founding member of FixUSNow (FixUSNow.org) and member of the Council on Foreign Relations (CFR.org).

SKILLS & QUALIFICATIONS

Mr. Stebbins brings to the Board a unique understanding of our strategies and operations through over 25 years of service to our Company and more than 35 years of experience in the fuel services business.

KEY SKILLS
• Accounting/Finance • Energy Industry • Investment Banking/Capital Markets	• Commodities Trading • International Operations • Human Capital/Talent Management	• Corporate Governance/Other Public Company Directorships • Management

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Corporate Governance

Board and Committee Governance

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for us and does not have a formal policy with respect to the separation of the positions of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different Board leadership structures may be appropriate for us at different times, and that it should have the flexibility to make this decision based on its evaluation of current circumstances. When making this decision, the Board considers factors such as:

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the person filling each role;
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the presence of a lead independent director and the person in that role;
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the composition, independence and effectiveness of the entire Board; and
•
other corporate governance structures in place.

Mr. Kasbar currently serves as Chairman of the Board in addition to his role as Chief Executive Officer. Our Board believes that our Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board given that he has the primary responsibility for managing our day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business. The Board also believes that the Chief Executive Officer serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board’s overall decision-making process.

In making its decision to combine the roles of Chief Executive Officer and Chairman of the Board, the Board considered that its leadership structure was appropriate given the following strong governance structures and processes in place to ensure the independence of the Board, eliminate conflicts of interest and prevent the dominance of the Board by senior management:

•
the presence of, and the responsibilities and authority of, the Board’s strong lead independent director;
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the composition of the Board, which includes a super-majority of independent non-management directors;
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the composition of the Board’s standing committees, which are composed of, and chaired solely by, independent non-management directors;
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the fact that the independent non-management directors meet in regular executive sessions without management present to discuss, among other things, the effectiveness of our management, the quality of the Board meetings and any other issues and concerns; and
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the fact that all Board members have unrestricted access to management and outside advisors.

Lead Independent Director

Our independent directors annually elect our Lead Independent Director. Consistent with best practices, our Lead Independent Director:

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presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
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serves as a liaison between the Chairman of the Board and the independent directors;
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reviews Board meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items;
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has the authority to call meetings of the independent directors;
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if requested by major shareholders, ensures that he or she is available for consultations and direct communication;

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Corporate Governance

•
has the authority to retain outside advisors and consultants who report directly to the Board; and
•
consults with and assists the Chief Executive Officer in accomplishing his or her objectives as the Chief Executive Officer deems appropriate.

Currently, Mr. Roddenberry serves as our Lead Independent Director. The Board believes that having a lead independent director benefits us and our shareholders by providing leadership and an organizational structure for the independent directors.

Shareholder Engagement

We regularly engage with our shareholders to better understand their perspectives on our Company, including our business strategies, financial performance and matters of corporate governance and executive compensation. This dialogue has helped inform the Board’s decision-making processes and ensure our interests remain well-aligned with those of our shareholders. In recent years, these engagements have covered governance issues, such as majority voting, board leadership and director nomination processes, and compensation and capital allocation priorities.

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Corporate Governance

The table below discusses our shareholder engagement activities and some of the actions we have taken in the past few years as a result of the feedback we received from our shareholders. We believe that these engagements provide valuable feedback and insight to shareholders' perspectives on key topics, which is shared regularly with the Board and its committees.

Each year, World Kinect engages with our shareholders to discuss our investment strategy, explain the Compensation Committee's process and decisions regarding executive compensation, update shareholders on our sustainability initiatives, and understand our shareholders' perspectives on our company.

As part of our 2024 outreach efforts, we reached out to many of our top shareholders and met one-on-one with those interested. In most cases, these meetings were attended by our Compensation Committee Chair. Additionally, in March 2024, we held our investor day where we presented medium-term financial goals and our strategic vision for the Company. At the event, we welcomed over 170 participants, including key shareholders and other institutional stakeholders.

Between our one-on-one meetings and our investor day, in 2024 we met with shareholders representing ~25% of our outstanding shares.

As a result of the feedback we received from our shareholders over the last few years, we have, among other things:

✓
disclosed performance metrics for the Transformational Awards in the supplemental proxy materials filed on June 7, 2023;
✓
reaffirmed that special awards should be rare and committed not to grant additional special equity awards to executives absent compelling circumstances;
✓
increased the weighting of the financial performance metrics in the 2024 annual incentive program from 60% to 75%, with the strategic objectives weighting reduced from 40% to 25%;
✓
amended our CEO’s legacy employment agreement to eliminate the modified single-trigger and evergreen provision;
✓
adopted a director resignation policy for uncontested elections;
✓
enhanced the disclosure in our proxy statements to provide a greater level of transparency around specific strategic objectives, achieved results, and determination of final payouts;
✓
amended our Governance Committee charter and Corporate Governance Principles to better reflect the Board’s perspective and existing practice regarding the inclusion of diverse candidates in our director nomination process;
✓
modified our executive compensation programs to shift the total direct compensation (“TDC”) payable to our NEOs by increasing the portion of TDC payable in equity and the portion of TDC that is long-term performance based; and
✓
expanded our disclosures regarding our sustainability principles and practices through, among other things, publishing our Sustainability Report.

Meetings

During 2024, the Board met four times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he or she served. In addition, it is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors who were standing for election at the 2024 Annual Meeting of shareholders attended the meeting.

All of our independent directors meet in executive session (without management present) during scheduled Board meetings and at other times as they may deem necessary. Mr. Roddenberry currently serves as the presiding director over all executive sessions of the independent directors.

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Corporate Governance

Director Independence

Our Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the applicable NYSE listing standards. In addition, members of our Audit Committee must meet the independence standards for audit committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the definition of “non-employee director” contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and meet the independence requirements under the NYSE listing standards. The Board may also consider other factors in making its determination that a director has no material relationship with us that could compromise that director’s independence.

Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Mr. Kasbar is the only member of management currently serving on our Board. All of our other directors, Messrs. Bakshi, Benitez, Kassar, Kottkamp, Manley, Roddenberry and Stebbins, and Mses. Cherwoo and Smart, are independent under NYSE listing standards, and all of our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered that Mr. Kassar is the first cousin of Mr. Kasbar, and the Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar’s ability to exercise his independent judgment as our director. Mr. Kasbar is deemed not to be an independent director because of his employment relationship with us and therefore he is precluded from sitting on any of our committees.

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Corporate Governance

Annual Board and Committee Self-Evaluations

Our Board and its committees conduct self-evaluations to ensure they are performing effectively and to identify opportunities to improve Board and committee performance.

1	SCOPE AND FORMAT OF EVALUATION	2	SELF-ASSESSMENTS

The Governance Committee annually reviews the format and scope of our Board’s evaluation process in light of general corporate governance developments and best practices, recommending any changes it believes are appropriate. The chair of each of our committees also reviews and updates, as appropriate, a separate assessment of committee performance, which is provided to the members of each committee for comment and feedback. These self-evaluations cover a variety of topics, including his or her assessment of their own performance as director, Board dynamics and the effectiveness of the Board and its committees.

Once the format and content of the evaluation is approved, a Board self-assessment is conducted under the oversight of the Governance Committee and for each committee, led by the committee chair. To ensure that the evaluation process remains dynamic, the Board also periodically uses an interactive format, where the Lead Independent Director conducts individual meetings with each director rather than circulating a written survey to elicit candid and fulsome feedback. After completing the self-evaluation process, the Lead Independent Director then summarizes and reviews the results with the Board and each Board committee.

4	ONGOING BOARD FEEDBACK	3	REVIEW SESSIONS

In addition to annual self-evaluations, the Board evaluates and modifies its oversight of our business operations on an ongoing basis. During executive sessions, the independent directors raise and consider agenda topics that they believe deserve additional focus and raise new topics to be addressed in future meetings.

The feedback received from the evaluations is discussed during an executive session with the Governance Committee and the individual committees, as appropriate. Policies and practices are enhanced or modified, as appropriate, based on the evaluation findings and other feedback, including one-on-one discussions. Follow-up items are discussed at subsequent Board and committee meetings as necessary.

Based on the results of these evaluations, as well as ongoing feedback provided by directors, our Board’s practices have evolved over time through the implementation of enhancements such as: changes to committee composition and oversight responsibilities, additional presentations on specified topics, identification of focus areas for continuing education and refinements to board meeting materials and presentation format.

2024 Self-Evaluation Process

For 2024, the Board decided to utilize individual interviews for the self-evaluation process and Mr. Roddenberry, our Lead Independent Director, interviewed each other Board member to solicit his or her evaluation of Board, Committee and individual director effectiveness, Board education, timing and scope of materials provided to the Board and Committee as well as other factors affecting Board dynamics. The Lead Independent Director then reviewed the results with the Governance Committee, composed of all the independent directors, and with each committee in early 2025.

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Corporate Governance

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Principles describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Principles include, among other things:

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the role of the Lead Independent Director;
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director independence;
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director qualifications, functions and tenure;
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committees of the Board;
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director orientation and continuing education;
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management development and succession planning;
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director resignation policy in uncontested elections; and
•
director compensation.

Our Corporate Governance Principles are available on our Investor Relations website at ir.worldkinect.com under “Corporate Governance.”

Insider Trading Policy

We have adopted an insider trading policy applicable to our directors, officers and employees, and we have implemented procedures applicable to the Company, governing the purchase, sale, and other dispositions of our securities. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to the Company.

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Corporate Governance

Committees of the Board

Our Board has five standing committees: the Audit Committee, Compensation Committee, Governance Committee, Sustainability & Corporate Responsibility Committee and Technology & Operations Committee. The table below illustrates the current membership of each of our Board’s committees, which are composed entirely of independent directors. We also expect the Board to appoint Mr. Kottkamp to the Audit Committee following the Annual Meeting.

DIRECTOR	AUDIT	COMPENSATION	GOVERNANCE	SUSTAINABILITY & CORPORATE RESPONSIBILITY	TECHNOLOGY & OPERATIONS
Ken Bakshi Managing Partner Trishul Capital Group LLC and Trishul Advisory Group LLC			●	●	●
Jorge L. Benitez Retired Chief Executive Officer North America Accenture plc	●		●	●
Sharda Cherwoo Retired Senior Partner Ernst & Young LLP	●		●		●
Richard A. Kassar Retired Vice Chairman Freshpet, Inc.	●	●	●		●
John L. Manley Retired Partner Deloitte & Touche LLP			●		●
Stephen K. Roddenberry Partner Akerman LLP		●
Jill B. Smart President Emeritus National Academy of Human Resources		●	●
Paul H. Stebbins Chairman Emeritus World Kinect Corporation				●

– Chair	● – Member

As discussed above, Ms. Smart will not be standing for re-election at the 2025 Annual Meeting. Each of the Board’s committees operates under a written charter adopted by our Board that addresses the purpose, duties and responsibilities of the committee. Each committee reviews its charter at least annually and recommends changes to the Board as appropriate. A current copy of each committee charter can be found on our Investor Relations website at ir.worldkinect.com under “Corporate Governance.”

World Kinect 2025 Proxy Statement	23

Corporate Governance

AUDIT COMMITTEE

PRIMARY RESPONSIBILITIES

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Oversees and reviews the financial reporting process, integrity of our financial statements and related financial information.
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Reviews the effectiveness, internal control environment and systems of our internal audit function.
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Reviews the qualifications, performance and independence of our independent auditors, and approves all audit and permitted non-audit services to be provided by our independent auditors.
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Reviews and discusses with management and our independent auditors our major financial risk exposures, and the policies and practices management has established to monitor and control such exposures.
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Together with the Technology & Operations Committee, reviews our cybersecurity and related information technology risks, controls and procedures, including data protection and privacy and our plans to mitigate cybersecurity risks and to respond to data breaches.
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Monitors and reviews our compliance with applicable laws and regulations and our Code of Conduct, and also establishes procedures for treatment of employee complaints and concerns about accounting, internal controls or auditing matters.

INDEPENDENCE AND FINANCIAL EXPERTISE

The Board reviewed the background, experience and independence of the Audit Committee members and based on this review, the Board determined that each member of the Audit Committee meets the NYSE listing standards and SEC requirements for independence with respect to audit committee members, is financially literate, knowledgeable and qualified to review financial statements and qualifies as an “audit committee financial expert” under the SEC rules.

The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. None of the members of our Audit Committee currently serve on the audit committees of more than two other public companies.

Chair: John L. Manley
Other Members: Jorge L. Benitez Sharda Cherwoo Richard A. Kassar

Meetings in 2024: 8

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Corporate Governance

COMPENSATION COMMITTEE

PRIMARY RESPONSIBILITIES

•
Reviews and approves annually the goals and objectives relevant to the compensation of our CEO, and, based upon recommendations of our CEO, our other executive officers.
•
Establishes compensation levels, evaluates performance and approves the compensation of our CEO and, based upon recommendations of our CEO, our other executive officers.
•
Reviews and makes recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and administering such plans.
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Approves any employment, severance and consulting arrangements with executive officers.
•
Reviews annually a risk assessment of our compensation policies and practices with respect to all employees, including our NEOs.
•
Reviews and discusses with management the Compensation Discussion and Analysis included in our annual proxy statement and recommends such inclusion to the Board.
•
Reviews the results of any advisory shareholder votes on executive compensation and considers whether to recommend adjustments to our executive compensation policies and practices as a result of such votes.
•
Reviews management reports about our human capital management policies and strategies regarding recruiting, retention, talent development, career progression and, together with the Governance Committee, considers management development and succession.
•
Recommends non-management director compensation to the Board.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Compensation Committee members and based on this review, the Board determined that each member of the Compensation Committee is independent and a non-employee pursuant to NYSE listing standards and Rule 16b-3 under the Exchange Act.

In affirmatively determining the independence of each Compensation Committee member, the Board considers all factors specifically relevant to determining whether such director has a relationship with us or any of our subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and (ii) whether such director is affiliated with us, a subsidiary of ours or an affiliate of one of our subsidiaries. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

Chair: Ken Bakshi
Other Members: Richard A. Kassar Stephen K. Roddenberry Jill B. Smart

Meetings in 2024: 7

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee was at any time during 2024 an officer or employee of our Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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Corporate Governance

GOVERNANCE COMMITTEE

PRIMARY RESPONSIBILITIES

•
Recommends to the Board criteria for Board membership and the size and composition of the Board, and reviews qualifications of director nominees for recommendation to the Board.
•
Reviews the procedures, effectiveness and performance of the Board as a whole, the individual directors and the Board’s committees.
•
Annually reviews our Corporate Governance Principles and committee charters.
•
Recommends overall compensation for directors.
•
Annually evaluates the performance of our NEOs and discusses any changes to the executives’ compensation recommended by the Compensation Committee, and together with the Compensation Committee, considers management development and succession.
•
Oversees and reviews our sustainability and corporate responsibility policies.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Governance Committee members and based on this review, the Board determined that each member of the Governance Committee meets the independence requirements of the NYSE listing standards.

NOMINATING SUBCOMMITTEE

The Nominating Subcommittee was formed by the Governance Committee to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee, which does not have a separate committee charter, consists of three of the members-at-large of the Governance Committee, currently Messrs. Benitez, Manley and Bakshi, who serves as Chair.

Chair: Stephen K. Roddenberry
Other Members: Ken Bakshi Richard A. Kassar Jorge L. Benitez John L. Manley Sharda Cherwoo Jill B. Smart Meetings in 2024: 4

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Corporate Governance

SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE
PRIMARY RESPONSIBILITIES

•
Reviews and provides input on management’s strategy, policies, goals, and integration of sustainability matters across the Company, including monitoring our performance with respect to sustainability matters and progress on established goals.
•
Oversees internal and external communications and disclosures to stakeholders regarding significant sustainability matters.
•
Oversees and provides input to management on our identification, assessment and management of risks associated with sustainability matters such as climate change and its impact on us and our business.
•
Considers, analyzes and provides input on significant public issues, trends, regulation and legislation regarding sustainability matters.
•
Reviews our charitable giving policies and programs and receives reports from management on charitable contributions in support of our goals regarding sustainability matters.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Sustainability & Corporate Responsibility Committee members and based on this review, the Board determined that each member of the committee meets the independence requirements specified in its charter.

Chair: Sharda Cherwoo
Other Members: Ken Bakshi Jorge L. Benitez Paul H. Stebbins

Meetings in 2024: 4

World Kinect 2025 Proxy Statement	27

Corporate Governance

TECHNOLOGY & OPERATIONS COMMITTEE

PRIMARY RESPONSIBILITIES

•
Reviews and discusses with management the financial, tactical and strategic benefits of significant technology and operations projects and initiatives, including our progress on such projects and initiatives, and makes recommendations to the Board regarding significant technology investments.
•
Reviews and discusses our technology and operations policies.
•
Reviews and discusses with management our programs relating to business continuity and disaster recovery, as well as other risks related to technology and operations initiatives, including regulatory and other significant technology-related risks.
•
Consults with the Audit Committee regarding technology and operations systems and processes that relate to or affect our internal control systems, information security, data protection and privacy, fraud and cybersecurity risks, including assisting in the review of cybersecurity risks against our risk management methodologies and the steps taken to monitor and control such exposures.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Technology & Operations Committee members and based on this review, the Board determined that each member of the committee meets the independence requirements specified in its charter.

Chair: Jorge L. Benitez
Other Members: Ken Bakshi Sharda Cherwoo Richard A. Kassar John L. Manley

Meetings in 2024: 4

Director Nomination Process

Nominee Qualifications and the Nomination Process

The Governance Committee believes that the Board should collectively possess a broad range of skills, knowledge, business experience and diversity of backgrounds that provides effective oversight of our business. The Board’s objective is to maintain a diverse membership that can best further the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience and perspectives. The Governance Committee periodically assesses the skills, characteristics and experience required of directors, comparing our needs in Board composition and the individual skills, characteristics and experience of our directors. This assessment enables the Governance Committee to update the skills, characteristics and experience it seeks in the Board, as a whole and in individual directors, as our needs evolve over time in order to maintain a balance of knowledge, experience and capabilities. We are committed to seeking diversity and balance among directors of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise. As our business transforms, we have continued to pursue ways to adapt and prosper from the ever-changing landscape and our Governance Committee has sought to expand the perspectives of our Board to provide us guidance and insight on this evolution.

As part of our ongoing board refreshment efforts, we have added three new directors since 2020. Most recently, Mr. Kottkamp was appointed to the Board on April 23, 2025, bringing his extensive global audit and financial services experience and a wealth of accounting and regulatory expertise. In conducting each of these director searches, our Governance Committee considered the leadership, technical skills and operational experience that we believed would address the Board’s then current needs. We worked to identify candidates with the leadership, skills and experience targeted by the Governance Committee from, among other areas, the traditional corporate environment (including different stakeholders in the industry), government, academia, private enterprise, non-profit organizations, and professions such as accounting, finance, marketing, human resources, and legal services and ensure that the pool of candidates included diverse candidates. We believe that this board refreshment process has successfully allowed us to identify candidates who bring valuable viewpoints, backgrounds, skills, experience, and expertise.

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Corporate Governance

BOARD OF DIRECTORS SKILLS MATRIX

The matrix below sets forth the skills and experience that our Governance Committee has determined would be beneficial to have represented on our Board based on a number of factors, including our current operating requirements and business strategy, and the relevance of such skill or experience to our long-term value creation. The skills, experience and background of each of our directors and the characteristics that our Governance Committee and our Board identified in connection with his or her nomination is set forth in the director’s biography which starts on page 11 of this proxy statement:

	Michael J. Kasbar	Ken Bakshi	Jorge L. Benitez	Sharda Cherwoo	Richard A. Kassar	Jeffrey M. Kottkamp	John L. Manley	Stephen K. Roddenberry	Paul H. Stebbins
Committee Membership
Audit			•	•	•
Compensation					•			•
Governance		•	•	•	•		•
Sustainability & Corporate Responsibility		•	•						•
Technology & Operations		•		•	•		•
Skills
Accounting/Finance
Commodities Trading
Corporate Governance/Other Public Company Directorship
Energy Industry
Information Technology
International Operations
Investment Banking Capital Markets
Legal & Regulatory
Management
Human Capital/Talent Management

– Chair ● – Member

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Corporate Governance

1	SEARCH FOR A BOARD NOMINEE	2	PROFESSIONAL SEARCH FIRMS	3	CRITERIA FOR EVALUATING NOMINEES	4	DIVERSE CANDIDATES

To the extent that the Governance Committee believes that specific skills, characteristics or experience needs to be added to the Board, the Governance Committee initiates a search for a Board nominee, seeking input from Board members and senior management.

The Governance Committee may retain professional search firms to identify director candidates and maintains the authority to approve the fees and other retention terms of any such firm.

The criteria for evaluating director nominees takes into account the candidate’s intellect, integrity, judgment, experience and background, including diversity, such as race, gender and ethnicity, as well other factors deemed appropriate in adding value to the composition of the Board.

As set forth in our Corporate Governance Principles, the Governance Committee is committed to actively seeking highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, as part of the search process for new director candidates.

Finally, in order to ensure that our independent directors have sufficient time to devote to overseeing the Company, our Corporate Governance Principles prohibit our directors from serving on the board of directors of more than three other publicly traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his or her obligations as our director. The Governance Committee believes that it has been able to attract and appoint directors of diverse backgrounds in the past using the criteria set forth above.

We believe the Governance Committee has a sound director evaluation process and that such process is an effective method for determining whether a director is fit to serve on the Board. Our Governance Committee welcomes candidates recommended by shareholders and, assuming a submission is in proper form as provided under our By-Laws, it will apply the same standards described above to the evaluation of a shareholder nominee as it applies to all nominees, including those recommended by current directors, employees and others. The procedural and disclosure requirements of our By-Laws provide that shareholders who would like to propose a Board nominee for consideration by the Governance Committee must deliver written notice to our Corporate Secretary, including disclosure of (i) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities; (ii) information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (iii) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary at World Kinect Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

Director Resignation Policy

We have adopted a director resignation policy for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In uncontested elections of directors, such as this election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation for consideration by the Governance Committee. The director whose resignation is under consideration will not participate in the recommendation of the Governance Committee or deliberations of the Board with respect to his or her resignation. The Governance Committee will recommend to the Board whether the Board should accept or reject the resignation or whether other action should be taken. The Board will publicly disclose, in a Form 8-K filed with the SEC, its decision regarding the tendered resignation within 90 days after certification of the election results.

If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or decrease the number of directors comprising the Board in accordance with our By-laws. A copy of our director resignation policy, included in our Corporate Governance Principles, is available on our Investor Relations website at ir.worldkinect.com under “Corporate Governance.” Our website and information contained on our website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

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Corporate Governance

Board’s Role in Strategy and Risk

We are committed to operating our business in a safe, responsible and ethical manner through sound corporate governance that promotes accountability, transparency and engagement with our stakeholders. This commitment begins with our Board, which plays a key role in providing oversight of our business practices and related risks, while remaining informed as we evolve and new risks emerge over time. Our executive leadership team maintains the primary responsibility for setting and delivering on our strategic priorities designed to create long-term sustainable value for all our stakeholders.

The Board has established a framework to review and understand the nature of the material risks we face related to our company, business strategies and operations. Based upon the information provided by our leaders responsible for managing these risks, as well as our enterprise risk management programs, our Board evaluates whether our processes, policies and procedures are reasonably designed to respond to and mitigate these risks.

The Board and each of its committees oversee the risks pertaining to their principal areas of focus as described in the table below. Each committee ensures that the risks pertaining to their principal areas of focus are reported to the Board as appropriate.

BOARD OF DIRECTORS

Considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation and risks associated with acquisitions.

AUDIT COMMITTEE

•
Considers risks associated with the financial reporting and disclosure process, major litigation, cybersecurity and related information technology risks, including data protection and privacy, as well as regulatory and legal compliance risks.
•
Discusses the guidelines and policies that govern the process by which risk assessment and management is undertaken in accordance with its charter and NYSE rules.

TECHNOLOGY & OPERATIONS COMMITTEE

•
Considers risks related to technology and operations initiatives, including regulatory and other significant technology-related risks.
•
Consults with the Audit Committee regarding technology and operations systems and processes that relate to or affect our internal control systems, information security, data protection and privacy, fraud and cybersecurity risks.

COMPENSATION COMMITTEE

•
Considers risks associated with our compensation programs, policies and practices, including human capital management policies and strategies regarding recruiting, retention, talent development and career progression.
GOVERNANCE COMMITTEE • In conjunction with the Compensation Committee, considers risks associated with management development and succession.

SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE

•
Considers the risks and initiatives regarding the environment, sustainability and climate change, health and safety, as well as other social responsibility issues and impacts.

MANAGEMENT
Management is responsible for the enterprise risk assessment process and the day-to-day management of risks.

World Kinect 2025 Proxy Statement	31

Corporate Governance

Throughout the year, the Board and its committees receive reports from our management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks. The Board and its committees will also periodically conduct an in-depth review and analysis of specific strategic, operational and financial risks, after which our management will continue to provide regular updates on our progress in respect of these focus areas for a period of time thereafter.

Periodically, we also perform risk management assessments, both in specific areas of our business or on an enterprise wide basis. The principal purposes of these assessments are to:

•
ensure that risk management efforts are focused and directly linked to our underlying business strategy;
•
implement a sustainable and scalable framework to identify, manage and monitor risk;
•
assign responsibility for each risk, put mitigation plans in place and assess the effectiveness of such mitigation plans; and
•
enhance our risk management capabilities for priority risks and continue the development of risk management policies and action plans.

The results of these risk assessments are regularly communicated to the Board.

BOARD’S ROLE IN OVERSEEING COMPENSATION RISKS

In addition, each year management conducts, and the Compensation Committee oversees, a risk assessment of our compensation policies and practices with respect to all employees, including NEOs. The employee population is segmented into groups based on commonalities across their reward programs. Each program is then evaluated using the key design features of the program and the applicable risk mitigation features that exist in such programs. Once the assessment is completed, management reviews the assessment data, methodology and findings with the Compensation Committee. A key goal of this process is to ensure that there are controls in place to (i) safeguard us from unwarranted exposure to particular risks that individual employees might choose to take and (ii) avoid any inadvertent incentives for employees to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders.

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Corporate Governance

BOARD’S ROLE IN OVERSEEING SUSTAINABILITY RISKS AND OPPORTUNITIES

The Sustainability & Corporate Responsibility Committee is composed solely of independent directors and is responsible for overseeing and reviewing our programs, policies, risks and initiatives with respect to all sustainability matters not otherwise overseen by the other committees of the Board. These duties include reviewing and providing input on our strategy, goals and integration of sustainability matters into strategic and tactical business activities across the Company.

Each quarter, the Sustainability & Corporate Responsibility Committee receives updates from our management team on climate-related risks and opportunities within our businesses and reviews our strategic plans for transitioning our business model to a net zero economy. Throughout the year, the Sustainability & Corporate Responsibility Committee is also advised of our progress on the actions we are taking to reduce our GHG emissions and the key drivers of any year-over-year variances.

The Sustainability & Corporate Responsibility Committee is also responsible for monitoring our progress against the goals and targets we establish and reviewing disclosures regarding our position, approach and reporting of sustainability matters, such as our sustainability report.

As sustainability is deeply embedded in our traditional fuel business, the committee also receives reports from various business leaders on topics such as the latest developments, status and regulatory changes associated with conventional, renewable and lower carbon fuels within the transportation sector. The Sustainability & Corporate Responsibility Committee also reviews any new opportunities or enhancements to our sustainability solutions, which support our customers in meeting their own carbon reduction goals.

We recognize that a diverse membership of the Sustainability & Corporate Responsibility Committee is critical to effectively addressing the complex and evolving challenges of environmental, social and governance issues. The committee is intentionally composed of directors with varied backgrounds, expertise and perspectives. This ensures a robust approach to evaluating the company’s strategy, integrating sustainability into business operations and addressing risks and opportunities.

World Kinect 2025 Proxy Statement	33

Corporate Governance

BOARD OVERSIGHT OF CYBERSECURITY AND DATA PRIVACY RISKS

Our commitment to cybersecurity risk management and sound governance of cybersecurity and other information security-related risks is reflected at the highest levels of our company. This commitment begins with our Board, which plays a key role in providing oversight of our business practices and related risks, while remaining informed as we evolve and new risks emerge over time.

Our Audit Committee and our Technology & Operations Committee have been delegated responsibility for monitoring and oversight of the information technology and cybersecurity components of our risk assessment and risk management programs. The independent directors comprising our Audit Committee and our Technology & Operations Committee: regularly review our cybersecurity and related information technology risks, controls and procedures, including data protection and privacy and our plans to mitigate cybersecurity risks and to respond to cybersecurity incidents; oversee technology and operations processes that relate to or affect our internal control systems, information security, data protection and privacy, fraud and cybersecurity risks; and assist management in developing our risk management methodologies and the steps taken to identify, monitor and control such exposures.

Our Chief Information Officer (“CIO”) and our Chief Information Security Officer (“CISO”) are responsible for our company’s overall information security activities and cyber risk programs. Our CISO reports to our CIO and leads our cyber and data-related incident response activities. Our current CIO and CISO have more than 40 years of combined experience in the digital and information technology field. We have a cross-functional approach to addressing cybersecurity risk, with our information technology, legal, and internal audit functions regularly presenting to the Audit Committee and Technology & Operations Committee on key cybersecurity topics. Our CISO, together with our CIO and other members of the senior leadership in our information technology organization also provides these committees with these updates on at least a quarterly basis, and more often as needed. These reports include topics such as analyses of recent cybersecurity threats and incidents across the industry, as well as a review of our own security controls, assessments and program maturity, and risk mitigation status.

We have strategically integrated cybersecurity risk management into our broader enterprise risk management program to ensure cybersecurity risks are identified, evaluated and addressed alongside our operational objectives. Overall, we seek to address cybersecurity risks through a comprehensive, cross-functional approach that is focused on preserving the confidentiality, integrity and availability of our data and information by identifying, preventing and mitigating cybersecurity threats and being prepared to effectively respond to cybersecurity incidents when they occur. As a global company, we are also committed to respecting individual privacy and complying with applicable data privacy laws throughout the world, such as the European Union’s General Data Protection Regulation, U.K. Data Protection Act and the California Consumer Privacy Act.

Our cybersecurity policies, standards, processes and practices are designed to align with the National Institute of Standards and Technology Cybersecurity Framework. We have achieved ISO 27001 certification. Our cybersecurity program also includes a detailed control catalog that maps to several other frameworks, providing a broad approach to managing cyber risks. However, we use NIST and other cybersecurity frameworks solely as a guide to help us identify, assess and manage cybersecurity risks relevant to our business.

We conduct internal vulnerability scans, penetration tests and breach simulation exercises, reinforcing our controls and our readiness to respond to potential threats. Recognizing the complexity and evolving nature of cybersecurity threats, we regularly engage with a range of external experts, including cybersecurity consultants, auditors and advisers, in evaluating and testing our risk management systems. Our collaboration with these third parties includes cybersecurity audits and testing, threat assessments and tabletop exercises, along with regular consultation on security enhancements.

Additionally, we carry appropriate levels of cyber risk insurance as a level of assurance and for risk mitigation. To our knowledge, we have not experienced any material losses relating to cybersecurity attacks.

34	World Kinect 2025 Proxy Statement

Corporate Governance

Board Oversight of Sustainability Matters

BOARD OF DIRECTORS

COMPENSATION COMMITTEE • Oversight and review of human capital management practices and policies	GOVERNANCE COMMITTEE • Oversight and review of governance practices and policies

SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE • Oversight and review of sustainability matters	AUDIT COMMITTEE • Monitors and reviews our compliance with laws, regulations and our Code of Conduct

SUSTAINABILITY MANAGEMENT COMMITTEE
Identifies, develops and drives the implementation of our strategy, goals and objectives with respect to sustainability matters

Code of Conduct

All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Conduct. Our Code of Conduct is designed to help us meet our responsibility of conducting our business in compliance with laws and good ethical practice. Our Code of Conduct is available in multiple languages on our website at world-kinect.com by clicking on About Us and then Ethics & Compliance, or by clicking on our Investor Relations website at ir.worldkinect.com under Corporate Governance. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our officers (including our principal executive, financial and accounting officers) and directors on our website at world-kinect.com. We have also established a separate Business Partner Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found in the Investor Relations section of our website.

Review and Approval of Related Person Transactions

Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of us or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is consistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

For purposes of our policy, we review all of the following relationships and transactions between us and:

•
our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;
•
any person we know to be the beneficial owner of more than 5% of any class of our voting securities;
•
any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing; and
•
any entity in which any of the foregoing persons is an officer, partner, employee or in a similar position, or in which such person owns directly or indirectly at least 5% equity interest.

World Kinect 2025 Proxy Statement	35

Corporate Governance

Pursuant to our policy, prior to entering into any proposed related party transaction, the Governance Committee is responsible for reviewing, and if appropriate, approving and overseeing any such proposed related party transaction, which includes any arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. The foregoing rule will not be applied to those transactions exempt under Item 404(a) of Regulation S-K, such as the employment of an executive officer or compensation of a director if such executive officer’s or director’s compensation is required to be, or otherwise would be required to be, reported under the SEC’s compensation disclosure requirements, any transaction with another entity where the related person’s only relationship is as a beneficial owner of less than 1% of that corporation’s publicly traded securities, or any transaction where the related person’s interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g., dividends).

In addition, the Governance Committee has determined that the following types of transactions, which involve ordinary course business transactions, shall not be deemed to create or involve a direct or indirect “material” interest for a Related Person, even if the aggregate amount involved exceeds $120,000: (1) a transaction in which the related person’s interests arises solely based on his or her position as an employee or executive officer of the other entity and (i) the related person was not involved in the transaction, (ii) the transaction was entered into in our ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (iii) the transaction does not involve the greater of $500,000 or 2% of the recipient’s total annual revenues and (2) any charitable contributions if the related person’s interest arises only from (i) the person’s or the person’s immediate family member’s position as an employee (other than an executive officer) or other position that does not involve policy-making decisions or (ii) the person’s or persons’ immediate family member’s position as an executive officer or director and the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts.

If the Chair of the Governance Committee determines that a proposed transaction is a related person transaction, it will submit the proposed transaction to the Governance Committee for approval. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

•
the benefits to us;
•
the impact on a director’s independence, if relevant;
•
the availability of other sources for comparable products or services;
•
the terms of the transaction; and
•
the terms available to unrelated third parties or to employees generally.

The Governance Committee will only pre-approve related person transactions that are consistent with our best interests and those of our shareholders. The Governance Committee’s approval is not a directive to enter into the related person transaction; rather, it is evidence that the Governance Committee does not object to the transaction based on the related nature of the transaction. The Governance Committee will regularly review any ongoing related person transactions that had been previously approved to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

There were no reportable related person transactions in 2024.

36	World Kinect 2025 Proxy Statement

Corporate Governance

Sustainability and Corporate Responsibility

At World Kinect, our approach to sustainability is deeply integrated into our business model, embodied by our workforce and rooted in our governance practices. We have a unique opportunity to influence the environmental impact of not only our own operations but also our entire supply chain. As an intermediary in the energy value chain, we can quickly adapt to new innovations and support our customers’ transitions through our core services and beyond. By leveraging our strategic position, we remain flexible in sourcing and supplying sustainable energy alternatives, working every day to meet our customers’ needs for cleaner energy solutions whenever and wherever they arise.

Sustainable Development

While we are committed to achieving a positive impact in all that we do, we have continued to engage with our stakeholders and identify sustainability-related matters that are important to us and our business, as well as those identified as priorities for our customers, suppliers, employees and other stakeholders. As a result, we are focusing on a select number of the United Nations Sustainable Development Goals ("UN SDGs") where we believe we can have the greatest positive impact and create the most value at the present time. We believe the UN SDGs most material to our company are (3) Good Health and Wellbeing; (5) Gender Equality; (7) Affordable and Clean Energy; (12) Responsible Consumption and Production; (13) Climate Action; and (17) Partnerships for the Goals.

Enabling the Energy Transition

At World Kinect, we are focused on driving sustainable value for our customers, stakeholders and the planet. Recognizing that under any scenario possible with today’s technology, conventional forms of energy will remain an important part of the energy mix for the near future, we are committed to helping progress the complex transition, while simultaneously focusing on reducing emissions and meeting the world’s growing demand. That is why we are embedding sustainability into our core business, sharing our knowledge and best practices across the value chain and investing in future technology and innovation.

World Kinect 2025 Proxy Statement	37

Corporate Governance

THE EVOLUTION OF OUR BUSINESS

Since our inception, the core of our business has been providing fuel and related services to our customers, principally in the aviation, land and marine transportation industries. However, over the past several decades, our corporate strategy has evolved, and we have expanded our offerings beyond our core fuel business and believe we are well-positioned to provide a comprehensive "one-stop-shop" solution for our customers.

Recognizing that there is no “one size fits all” approach to renewable energy, we provide advisory solutions such as onsite solar and battery storage, community solar, physical and virtual power purchase agreements, long-term structured RECs and transferable tax credits. Our team of renewable energy experts is equipped to help customers navigate the complexities of the renewable energy markets, offering tailored advice and implementation solutions to meet specific scope 2 reduction needs and overall support.

In alignment with our strategy to ensure that we have the right solutions to meet our clients’ needs, we have recently launched our myWorld Carbon Management Platform to support customers in measuring, understanding and managing their carbon emissions. Our experts work with customers to consolidate data on electricity, natural gas, fuel consumption and supply chain activities and calculate emissions to produce a GHG inventory of each entity’s emissions.

We are continuing to embed sustainability throughout our business, particularly as the demand, availability, and affordability of low-carbon energy sources and technologies increases over time. In the meantime, we will continue to focus on serving the needs of our customers today through low-cost tailored fuel, energy, and digital solutions to guide them on their respective energy transitions toward a more sustainable future.

Our People

We believe that our people's passion and expertise are what differentiates us, and investing in our people is a top priority. Our comprehensive approach to serving our workforce includes our commitment to promoting an inclusive environment, as well as focusing on our employees' growth and development, health and safety and overall well-being. The following charts provide information about our global workforce of approximately 4,745 employees as of December 31, 2024:

GLOBAL WORKFORCE	GENDER WORKFORCE REPRESENTATION

11%
Latin America
4%
Asia/Pacific
33%
Europe, Middle East & Africa
52%
North America

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Corporate Governance

HEALTH AND SAFETY

As a global energy management company, we are committed to doing the right thing in all that we do. We continually seek to minimize the impact of our operations and ensure the health and safety of our employees, contractors, customers, suppliers and the communities in which we operate. We are actively striving to play a leading role in promoting best practices within the transportation industry and are closely involved in developing, setting, and maintaining health, safety and environment ("HSE") industry standards. We have established a set of "Rules to Live By" to help strengthen our existing Integrated Management System and promote appropriate safety behaviors and practices that we believe are vital to preventing workplace incidents.

We have developed what we believe to be a comprehensive process designed to identify, assess and manage HSE risks in our operations. We set targets for performance improvements, regularly measure, audit and report on our performance, and investigate near misses and incidents to determine root causes to prevent similar incidents from occurring in the future. We also expect our contractors to manage HSE matters in line with our policies and include an HSE component in our contractors' performance appraisals.

REPRESENTING A GLOBAL WORKFORCE

We recognize that representative, talented teams, across all levels of our organization, are critical to our success. We continue to strengthen our talent pipelines, hone our hiring processes and are committed to paying equitably and competitively to attract and retain talent. Our people represent a workforce rich in all facets. We believe that our differences make us stronger and that unique perspectives fuel innovation. We strive to create an environment where all our employees feel safe and encouraged to share their differences. We strictly prohibit any discrimination or harassment based on gender, age, race, color, religion, sexual orientation, gender identity, mental or physical disability and any other status protected by law. We are passionate about engaging with our employees and continuing to develop a culture where they feel heard and supported. We believe that promoting a culture of engagement and feedback between management and our employees is critical to ensure that our valued personnel are heard.

DEVELOPING OUR PEOPLE

Through hands-on learning experiences, training, coaching and developments programs, we believe we have fostered a culture that empowers our people to succeed. We are committed to providing opportunities for both career enhancement and advancement paths, which is why we have taken measures to provide professional development opportunities and strive to recruit and cultivate a wide range of talent. We provide a variety of resources to further our employees’ development, including online resources as well as in-person and virtual training programs to develop skills and gain knowledge that advances employees’ careers.

Accordingly, we are devoted to supporting employee well-being in all dimensions, which goes beyond their physical health and includes support for emotional, financial and social welfare. We take a holistic approach providing support and resources that empower our employees and their families to cultivate well-being and personal excellence. For example, we offer competitive compensation packages consisting of salaries, incentive bonuses, various forms of equity awards and comprehensive benefits. Additionally, we have launched various programs designed to integrate employee health and well-being into our culture through events, webinars, activities and fitness challenges.

Engaging with Our Community

At World Kinect, our care and respect for one another extends to the communities we serve and the partnerships we create. Our strategy to support the communities in which we live and operate involves the dedication of our physical time, financial contributions and enhancement of our business segments to advance the four key social principles of the UN Global Compact. We are committed to creating a positive impact, encouraging our employees to support the communities in which they live and engaging with and supporting charities in all aspects of society. We have ongoing dialogue with community partners on charitable projects and employee volunteerism.

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Corporate Governance

HIGHLIGHTS OF OUR COMMUNITY PROGRAMS AND EFFORTS

MILITARY VETERANS

We deeply value the military service members who serve our nations throughout the world.

We believe that the skills and experiences military service members possess can make significant contributions to our company’s success. As we seek to recruit, retain and advance top talent in our organization from around the world, we are committed to increasing our engagement and recruitment of military veterans, reservists and guards as they transition from their military careers.

We are honored for the recognition our veteran programs and continued support of military service members has received in recent years:

•
Military and Spouse Friendly Company by Military Friendly® in the US
•
UK’s Armed Forces Covenant Employer Recognition Scheme – Silver Award
•
Soldier On Australia Platinum Pledge Partner

We are dedicated to ensuring a welcoming environment by providing on-boarding support, mentorship, recognition programming and development programs. In addition to our military careers website, we continue to partner with military support networks such as Solider On Australia and the Soldier On Pathways Program team to further develop their veteran supportive practices and enable veterans and their families to have secure future careers. These programs provide employment and educational support to serving and ex-serving veterans in Australia by connecting job seekers with veteran-supportive employers and enable new pathways for veterans and their families transitioning from their military careers into civilian life.

CHARITABLE WORK

Each year we contribute to our local communities through giving our time and financial contributions to many local and global institutions and organizations. For example our Flyers business has served the Northern California community as a corporate sponsor for the region’s Special Olympics since 1998. Throughout its sponsorship, Flyers has contributed over $4 million through direct sponsorship, fundraising campaigns, annual golf tournaments and the Polar Plunge. Through the “Flyers Cares Program,” employees can nominate charities and organizations that they would like to support. Beyond these efforts, we contribute to numerous organizations and causes such as the Dolphin Cancer Challenge and Be Strong International. We also promote VolunteerMatch, connecting our employees to hundreds of virtual volunteer opportunities in cause areas like health, education and community building.

Some of the other charities in which we have participated recently include:

•
Electriciens sans frontières;
•
Boys and Girls Clubs of Miami-Dade;
•
Red Cross;
•
Muscular Dystrophy Association (MDA); and
•
Jet Blue Swing for Good, which supports youth-oriented charities.

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Corporate Governance

Director Compensation and Ownership Guidelines

Director Fees Earned or Paid in Cash

Non-management directors earn fees for their services that are paid in cash on an annual basis. If a non-management director does not serve a full year in a position, such fees are paid on a pro-rated basis. The current fee structure for our non-management directors serving during the 2024-2025 term is as follows:

•
the annual fee payable to non-management directors for their service on the Board is $100,000;
•
the additional fee payable to the Lead Independent Director is $40,000 per year;
•
the additional fee payable to members of the Audit Committee is $15,000, while the additional fee payable to members of each of the Compensation Committee, Technology & Operations Committee, and the Sustainability & Corporate Responsibility Committee is $10,000 per year for each committee served and the additional fee payable to members of the Nominating Subcommittee is $5,000 per year for service on the subcommittee; and
•
the additional fee payable to the Chair of the Audit Committee is $35,000 per year, the additional fee payable to the Chair of each of the Compensation Committee and Technology & Operations Committee is $30,000 per year, the additional fee payable to the Chair of each of the Governance Committee and the Sustainability & Corporate Responsibility Committee is $20,000 per year and the additional fee payable to the Chair of the Nominating Subcommittee is $15,000 per year.

Our non-management directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

Equity Awards

In 2024, the Board granted each non-management director $175,000 worth of restricted stock units (“RSUs”) for board service and to each member of the Governance Committee, an additional $10,000 in RSUs as the fee for service on the Governance Committee. In addition, the Chair of the Audit Committee was granted an additional $15,000 in RSUs as a portion of his fee for serving as Chair, and the Chairs of the Compensation Committee, Governance Committee, Technology & Operations Committee, Sustainability and Corporate Responsibility Committee and Nominating Subcommittee each received an additional $10,000 in RSUs as a portion of their fees for serving as Chair of the respective committees. The RSUs vest on the earlier of (i) the day prior to the annual meeting that next follows the grant date or (ii) one year from the grant date. Upon vesting of the RSUs, 100% of the underlying shares will be issued. Our 2021 Omnibus Plan (the “2021 Plan”) includes limits on equity awards that may be granted to non-management directors, as will the 2025 Plan (as defined herein) if approved by the shareholders at the Annual Meeting.

For the 2024–2025 term, Mr. Bakshi received 7,739 RSUs, Mr. Manley received 7,551 RSUs, Messrs. Roddenberry and Benitez and Ms. Cherwoo each received 7,362 RSUs, Mr. Kassar and Ms. Smart each received 6,984 RSUs, and Mr. Stebbins received 6,607 RSUs.

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Corporate Governance

The following table summarizes the compensation paid by us to our non-management directors for services rendered during 2024. Directors who are employed by us do not receive additional compensation for serving as directors.

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)

Ken Bakshi	177,847	205,006	382,853

Jorge L. Benitez	174,306	195,019	369,325

Sharda Cherwoo	144,236	195,019	339,256

Richard A. Kassar	135,000	185,006	320,006

John L. Manley	165,000	200,026	365,026

Stephen K. Roddenberry	170,000	195,019	365,019

Jill B. Smart	110,000	185,006	295,006

Paul H. Stebbins	107,847	175,019	282,867

1.
The amounts shown in this column represent the estimated aggregate grant date fair value of the RSU awards granted to the non-management independent directors in 2024. The estimated aggregate grant date fair value of these awards is based on the grant date fair market value of our common stock, as defined in the 2021 Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU awards are set forth in Note 12 to the notes to the consolidated financial statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2024.
2.
The aggregate number of RSUs and stock units held by each non-management director serving as at December 31, 2024 was as follows:

Name	RSUs	Stock Units(a)	Total Units(b)

Ken Bakshi(a)	24,418	4,718	29,136

Jorge L. Benitez	7,362	—	7,362

Sharda Cherwoo	7,362	—	7,362

Richard A. Kassar	23,663	—	23,663

John L. Manley	9,300	—	9,300

Stephen K. Roddenberry	24,041	—	24,041

Jill B. Smart	6,984	—	6,984

Paul H. Stebbins	6,607	—	6,607

a.
Includes 4,718 stock units for Mr. Bakshi, which represent stock awards he received that he previously elected to defer pursuant to our Non-Employee Director Stock Deferral Plan.
b.
For a discussion of the applicable vesting terms of these RSUs and stock units, please see the “Security Ownership of Certain Beneficial Owners and Management” table and related footnotes for each director beginning on page 92.

Director Stock Ownership Guidelines

After joining the Board, each non-management director is required to accumulate ownership in our common stock over a five-year period of at least five times their annual fee for service on the Board, or $500,000. All of our non-management directors are in compliance with these guidelines. Vested RSUs and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

42	World Kinect 2025 Proxy Statement

Information Concerning

Executive Officers

The following table sets forth certain information with respect to our current executive officers and lists their current titles. A summary of the background and experience of Messrs. Birns and Rau are set forth in the paragraphs following the table. The background and experience of Mr. Kasbar is described above in the section titled “Proposal No. 1—Election of Directors.” All executive officers serve at the discretion of the Board.

Name and Current Position	Age	Year First Became Executive Officer

Michael J. Kasbar Chairman and Chief Executive Officer	68	1995

Ira M. Birns President and Chief Financial Officer	62	2007

John P. Rau Chief Operating Officer	62	2016

IRA M. BIRNS was appointed President and Chief Financial Officer effective April 25, 2025, after having served as our Executive Vice President and Chief Financial Officer since 2007. Prior to joining the Company, Mr. Birns held leadership roles at Arrow Electronics, Inc., a global provider of technology products, services and solutions, including as Vice President and Treasurer from 2002 to 2007. Mr. Birns is the vice chairman of the board of trustees of the New World Symphony of Miami, Florida. Since 2023, Mr. Birns has also served as a member of the board of directors and the chair of the audit committee of Stem, Inc. (NYSE: STEM), a global leader in artificial intelligence driven clean energy solutions and services.

JOHN P. RAU was appointed Chief Operating Officer effective April 25, 2025. Prior to that, Mr. Rau served as our Executive Vice President of Global Aviation and Marine since 2016 and assumed responsibility for Global Land in 2022. Previously, he served as our Executive Vice President of Aviation from April 2014 and as our Senior Vice President of Aviation Americas from October 2011 to April 2014. Prior to joining the Company, Mr. Rau held leadership roles at American Airlines and United Airlines, including as Managing Director at American Airlines from 1995 to 2011, where he was responsible for the purchase and management of jet fuel, utilities, deicing fluids, and transportation, as well as management of American’s supplier diversity program.

World Kinect 2025 Proxy Statement	43

Letter from the Chair of the Compensation Committee

Dear Fellow Shareholders,

As the Chair of the Compensation Committee, I would like to thank you again for your investment in World Kinect and your support for the executive leadership team and the Company’s Board of Directors.

Earning Back Strong Shareholder Support

As detailed in last year’s proxy statement, the Compensation Committee took seriously the low level of shareholder support reflected by the 2023 Say-on-Pay vote. We worked hard during 2023 and early 2024 to expand our engagement with shareholders.

As disclosed and described below in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee made the following modifications to the 2024 Annual Incentive Program in response to shareholder input:

1.
Increased the weighting of the program’s financial metric component from 60% to 75%;
2.
Reduced the number of strategic objectives and the allocated weighting in the program from 40% to 25%; and
3.
Allocated a specific weighting to each strategic objective to provide additional transparency to shareholders of the Compensation Committee’s assessment of the relative importance of each objective and performance achieved.

While the Compensation Committee is pleased that World Kinect earned greatly enhanced support in 2024 from our shareholders (nearly 91% approval) for our named executive officer compensation program, we remain committed to refining our program to help ensure increased alignment with shareholder interests and best practices.

Refining Our 2025 Executive Compensation Program

Following extensive benchmarking of our Long-Term Incentive Program, as well as review and input from its independent compensation consultant, the Compensation Committee decided to maintain the same mix of service RSUs (40%) and performance-based RSUs (60%) tied to the achievement of financial targets based on adjusted EPS growth and return on invested capital. We have, however, decided to refine how we calculate those metrics.

Beginning with the 2025 – 2027 performance-based RSUs, the adjusted EPS growth metric, which measured EPS in the final performance year, will be replaced with a cumulative growth target, measuring EPS for each year of the three-year performance period additively (in the form of a three-year average); likewise, the ROIC modifier will change from a single year growth target to a three-year average target. The Compensation Committee approved this change to more tightly align rewards with sustained long-term performance.

New 2025 Omnibus Plan

A key task for the Compensation Committee is to attract, retain and motivate executives and directors who will drive results that support our business strategy and long-term shareholder interests. We have consistently used equity-based compensation to reward key employees and the Company’s Board of Directors.

It has been four years since we requested additional shares for our equity plan. Based on strong support from management, the Compensation Committee has recommended that our shareholders approve a new World Kinect 2025 Omnibus Plan, including a request for 1.85 million new shares under the plan (in addition to the shares remaining available under the World Kinect 2021 Omnibus Plan). The new World Kinect 2025 Omnibus Plan will help the Compensation Committee continue to incentivize and reward the people who help achieve long-term success for World Kinect and its shareholders.

44	World Kinect 2025 Proxy Statement

I am honored to have served the shareholders for another year as Chair of our Compensation Committee, and I am committed to the goal of operating our executive compensation program to support our strategic priorities, motivate our management team to address the challenges of a rapidly transforming energy industry and enhance shareholder value.

Sincerely,

Ken Bakshi, Chair of the Compensation Committee

World Kinect 2025 Proxy Statement	45

Compensation

Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation policies and practices as they relate to our three named executive officers (“NEOs”) as of December 31, 2024, identified below.

Name	Title
Michael J. Kasbar	Chairman and Chief Executive Officer
Ira M. Birns	President and Chief Financial Officer
John P. Rau	Chief Operating Officer

As discussed in Proposal 2 of this proxy statement, we are conducting a say-on-pay vote this year that requests your approval, on a non-binding advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below. To assist you with this vote, you should review this information, including our compensation philosophy, the design of our executive compensation programs and how we believe these programs contribute to our financial performance and the achievement of our long-term strategy.

Compensation Discussion and Analysis

46	World Kinect 2025 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

Principles of Our Executive Compensation Program

Our executive compensation program is designed to attract and retain our executives and motivate them to deliver results that support our growth strategy. We structure our executive compensation program to help directly align our compensation levels with current and future performance that creates value for our shareholders, employees, customers and other stakeholders. Consistent with that objective, we select performance metrics and targets that we believe, if achieved, will translate into strong financial performance both in the short- and long-term, resulting in positive returns for our shareholders and other stakeholders.

2024 Executive Compensation Highlights

WE RESPONDED TO OUR SHAREHOLDERS AND CONTINUE TO REFINE OUR EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee and the full Board took the concerns raised by our 2023 say-on-pay vote seriously, we engaged with and listened to our shareholders, and we made changes to our 2024 executive compensation program, which are reflected in this proxy statement.

While we earned nearly 91% approval in 2024 from our shareholders for our named executive officer compensation program, we are nonetheless committed to continuing to refine our program to help ensure increased alignment with shareholder interests and market best practices.

NEO EXECUTIVE COMPENSATION CONTINUES TO BE PREDOMINANTLY AT RISK AND PERFORMANCE-BASED

For 2024, 86% of the CEO’s target compensation was at risk, and 77% of our other NEOs’ target compensation was at risk, with compensation value tied specifically to our stock price performance and/or achievement of rigorous, pre-established performance metrics.

CHIEF EXECUTIVE OFFICER	AVERAGE OF OTHER NEOS

NO CHANGES TO NEOs’ 2024 TARGET TOTAL COMPENSATION

In consultation with Compensation Strategies, Inc., its independent compensation consultant, the Compensation Committee determined not to increase any of the NEOs’ target total compensation package for 2024.

INCREASED FINANCIAL WEIGHTING IN ANNUAL INCENTIVE PROGRAM AND SIMPLIFIED STRATEGIC OBJECTIVES

As previewed in last year’s proxy statement, and in response to shareholder feedback received, we enhanced our 2024 annual incentive program ("2024 Annual Incentive Program" or "2024 AIP") by increasing the weighting of the financial performance metrics from 60% to 75%, with the strategic objectives weighting reduced from 40% to 25%. We also simplified the strategic objectives component by substantially reducing the number of objectives, with each objective

World Kinect 2025 Proxy Statement	47

Compensation Discussion and Analysis

weighted based on the Compensation Committee’s assessment of the significance of its contribution to our long-term ability to create shareholder value.

2024 ANNUAL CASH INCENTIVE PAYOUTS WERE BELOW TARGET

Payouts for the NEOs under the 2024 Annual Incentive Program were earned at 66% of target overall: the financial component was earned at 58% of target (after accounting for the sale of the Avinode Group and its portfolio of aviation fixed-based operator software products (the "Avinode disposal group”) as described further below under “AIP Performance Determinations”); and strategic objectives were earned at 88% of target.

2022-2024 PERFORMANCE-BASED RESTRICTED STOCK UNITS WERE EARNED

Our 2024 adjusted earnings per share ("adjusted EPS") results of $2.18, combined with adjusted return on invested capital ("ROIC") of >7.5%, resulted in 2022-2024 performance-based restricted stock units ("PRSUs") earned at 112% of target. Adjusted return on invested capital (“ROIC”) is a non-GAAP financial measure defined as adjusted operating income (less minority interest) after tax, divided by average invested capital, which includes total debt plus equity less excess cash. This is the first time our NEOs’ PRSU awards have been earned since the 2017-2019 awards, which vested in 2020.

2024 Performance Highlights

WE CONTINUED TO TRANSFORM OUR OPERATIONS IN 2024

In March 2024, we held our Investor Day, where we outlined our story and medium-term strategic objectives as disclosed elsewhere in our SEC filings. Throughout the year, we took deliberate actions to advance these goals by divesting or exiting certain non-core and underperforming businesses. We believe these actions are aligned with our goal to achieve our medium-term targets, specifically for our operating margin and free cash flow. We generated $260 million of operating cash flow in 2024, which enabled us to return $139 million to shareholders through dividends and share repurchases, reflecting a 47% year-over-year increase. We remain committed to our medium-term objectives, taking strategic actions to drive growth and increase profitability through improving operating efficiencies.

2024 Full-Year Performance

Adjusted EBITDA $ MM	Operating Cash Flow $ MM	Capital Return to Shareholders(1) $ MM

1.
Consists of share buybacks and dividends.

48	World Kinect 2025 Proxy Statement

Compensation Discussion and Analysis

Executive Compensation Practices

We are committed to sound executive compensation policies and practices, as highlighted in the following table.

Rigorous performance targets and metrics

Both the achievement and formulaic payout calculation of adjusted EBITDA performance under our 2024 AIP were below target. While 2022-2024 PRSUs were earned above target, the performance targets had been set at very challenging levels, with threshold and target performance levels set at between 45% and 60% above actual adjusted prior year EPS.

Multi-year vesting and performance periods

Our service-based restricted stock units (“RSUs”) are generally subject to multi-year vesting periods. Our PRSUs generally have three-year performance periods, with additional post-vesting holding requirements.

Prohibition on hedging, and short sales	We prohibit short sales and hedging of shares by executives. Pledged shares do not count towards compliance with our stock ownership guidelines.

Stock ownership and retention guidelines

We have robust stock ownership guidelines for our NEOs, including a seven times annual base salary requirement for our CEO, five times annual base salary requirement for our CFO, and three times annual base salary requirement for other executive officers. In addition, our executive officers are required to retain 50% of any net shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be an executive officer, if earlier).

No repricing	We do not allow repricing or buy-outs of underwater stock options or stock appreciation rights without shareholder approval.

Clawback policy

We have a clawback policy that complies with SEC rules and NYSE listing standards for our Section 16 officers, including the NEOs, for the recovery of certain erroneously awarded performance-based incentive compensation.

No extensive perquisites	We do not provide extensive perquisites to our NEOs.

No tax gross-ups on perquisites or change of control benefits	We do not provide tax gross-ups on perquisites or change of control benefits.

Double-trigger change of control provisions, with no liberal change of control definitions	We have double-trigger change of control provisions in employment arrangements and for the acceleration of equity awards. These arrangements do not contain liberal change of control definitions.

No pension or other supplemental benefits	We do not provide defined benefit pension or supplemental retirement plan benefits.

Annual compensation risk assessment	The Compensation Committee oversees an annual risk assessment of our compensation program.

Independent compensation consultant	The Compensation Committee directly retains an independent compensation consultant that reports directly to the Compensation Committee.

World Kinect 2025 Proxy Statement	49

Compensation Discussion and Analysis

Overview of the 2024 Executive Compensation Program

Compensation Philosophy

Our executive compensation programs are designed to (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability; (ii) focus on rewarding performance that increases shareholder value; (iii) link executive compensation to our long-term strategic objectives and (iv) align executives’ interests with those of our shareholders.

Elements of Compensation

Our Compensation Committee uses a variety of compensation elements (annual base salary, annual incentive program, and long-term incentive program) to establish individual target total direct compensation for each of our NEOs. For 2024, the Compensation Committee has continued the strong focus it has had for many years on shareholder alignment, maintaining the same program as in 2023, with the exception of the increase in the financial component of the 2024 Annual Incentive Program. The table below provides an overview of our 2024 compensation program elements, along with the purpose and material terms of each of these elements.

Element				Purpose	Form of Payout	Material Terms
Fixed		Annual Base Salary		Provide a competitive level of fixed compensation.	Cash	Reflects internal pay equity considerations and may be increased periodically based on factors such as market conditions, changes in roles or expansion of duties.
Variable	Short-Term	Annual Incentive	Profitability Metric	Motivate executives to achieve superior financial	Cash	Represents 75% of AIP (increased from 60% in 2023)
		Program (AIP)		performance over a one-year period.		Earned based on achievement of adjusted EBITDA
Payouts against target range from 40% at threshold to 200% at maximum
			Strategic Objectives	Motivate and reward achievement of strategic	Cash	Represents 25% of AIP (reduced from 40% in 2023)
				goals that contribute to our long-term growth and		Earned based on pre-established and Board-approved strategic objectives
				operational excellence.		Payouts capped at 100% of target
	Long-	Annual Long-	PRSUs	Incentivize executives to	Equity-	Represents 60% of annual LTIP award
	Term	Term Incentive		sustain long-term	based	Vests after a 3-year performance period
		Program (LTIP)		performance.		Earned based on adjusted EPS, with a modifier based on adjusted ROIC
Payouts against target range from 40% at threshold to 200% at maximum
Subject to retention policy, 50% of the shares received net of taxes are required to be held for 3 years post-vesting
			RSUs	Provide a retention incentive that promotes	Equity-based	Represents 40% of the annual LTIP award
				sustained stock ownership		Vest ratably over 3 years
				and alignment with stock price performance.		Subject to retention policy, 50% of the shares received net of taxes are required to be held for 3 years post-vesting

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Compensation Discussion and Analysis

Annual Base Salary

The Compensation Committee generally considers compensation data from the Company’s compensation comparison companies in evaluating the appropriate level of base salaries for our NEOs. Typically, when considering an adjustment to an NEO’s base salary, the Compensation Committee reviews the survey data—provided by its independent compensation consultant—and evaluates the NEO’s position relative to the market, level of responsibility, experience, internal placement and overall performance. The Compensation Committee also generally considers the NEO’s success in achieving business objectives, promoting our values and overall contribution to success, improving health and safety, demonstrating leadership and achieving specific individual performance goals.

The table below shows base salaries for our NEOs. No salary changes were made during 2024.

	Annual Base Salary

NEO	2023 ($)	2024 ($)	Difference ($)

Kasbar	1,000,000	1,000,000	No change

Birns	700,000	700,000	No change

Rau	700,000	700,000	No change

Annual Incentive Program (“AIP”)

We pay performance-based annual cash incentive awards to our executives to foster a results-driven, pay-for-performance culture, and to align executives’ interests with those of our shareholders. Annual cash incentive awards are earned according to the achievement of Company-wide financial metrics and Company-wide strategic objectives. Our Compensation Committee selects performance metrics that it believes support our strategy and strike a balance between motivating our executives to increase near-term financial and operating results and driving sustainable long-term growth and value for shareholders.

For the 2024 AIP, the Compensation Committee continued to use a combination of adjusted EBITDA performance and strategic objectives that it believes will contribute to sustainable growth over the long term. The Compensation Committee believes that adjusted EBITDA remains an appropriate metric as it is a strong indicator of our business’ financial performance and is one of the key financial metrics provided to our investors as measurements of our current and future operational success. In order to foster a culture of collaboration with a shared focus and commitment, the Compensation Committee determined that it would continue to utilize adjusted EBITDA as the performance metric for our NEOs’ 2024 AIP awards but that the strategic objective component would be simplified by substantially reducing the number of objectives, in response to feedback from our shareholders.

Increased Weighting of Financial Metric in 2024 Annual Incentive Program

As reported in last year’s proxy statement, in response to shareholder feedback received during our engagement meetings conducted in the fall of 2023 (and into early 2024), the Compensation Committee increased the weighting of the financial performance metric (adjusted EBITDA) in the 2024 AIP from 60% to 75%, with the strategic objectives weighting reduced from 40% to 25%. The Compensation Committee believes that this higher weighting is consistent with best practice and appropriate in light of our continued focus on operating efficiency and driving sustained growth. As in prior years, payout on the adjusted EBITDA metric could range from 0% to a maximum of 200% of target, depending on Company performance during 2024.

World Kinect 2025 Proxy Statement	51

Compensation Discussion and Analysis

2023	2024

Our 2024 AIP annual cash incentive opportunity was based (1) 75% on adjusted EBITDA performance (increased from 60% in 2023) and (2) 25% on achievement of pre-established strategic objectives (reduced from 40% in 2023). While the adjusted EBITDA performance is subject to a maximum payout of 200%, the strategic objectives are subject to a maximum payout of only 100%, resulting in an effective combined maximum payout of 175% for 2024 AIP awards. Following the end of the performance year, the Compensation Committee determines the extent to which the financial and strategic objectives have been met and any subsequent amounts to be paid out.

Simplified Strategic Objectives with Weightings and Payout Percentages

We have also simplified the strategic objectives component for 2024 by substantially reducing the number of objectives, with each objective weighted based on the Compensation Committee’s assessment of the significance of the objective’s contribution to our ability to create long-term shareholder value. Performance for each objective is evaluated by the Compensation Committee in accordance with a rating scale with each rating corresponding to a payout percentage ranging from 0% to 100%. An overall weighted average payout percentage under the strategic objectives component of the AIP is then calculated, with the payout percentage remaining capped at 100% of target.

Annual Cash Incentive Opportunity

The table below reflects 2024 AIP target annual cash incentive opportunity amounts for our NEOs, which, other than with respect to the mix between financial performance and strategic objectives, remain unchanged from 2023:

	Annual Cash Incentive Opportunity

	2023			2024

NEO	Adjusted EBITDA Performance (60%) ($)	Strategic Objectives (40%) ($)	Total ($)	Adjusted EBITDA Performance (75%) ($)	Strategic Objectives (25%) ($)	Total ($)	% Change from 2023 to 2024

Kasbar	1,050,000	700,000	1,750,000	1,312,500	437,500	1,750,000	No change

Birns	450,000	300,000	750,000	562,500	187,500	750,000	No change

Rau	450,000	300,000	750,000	562,500	187,500	750,000	No change

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Compensation Discussion and Analysis

2024 AIP Performance Determinations

Adjusted EBITDA Performance Assessment

The process used to set annual adjusted EBITDA targets starts with a review of our plans and projections following bottom-up planning from the field. Adjusted EBITDA targets may increase or decrease year-over-year, taking into account, among other things, industry conditions in the markets we serve, our expectations about commodity prices and other costs related to the products and services we offer, our cash requirements and activity growth potential, as well as assumptions relating to our acquisition and divestiture activities.

For 2024, the target performance level was set at $412 million, with threshold level of performance set at 85% of target and maximum at 117%. A curvilinear approach was used to determine payouts between performance levels. Actual adjusted EBITDA for 2024 was determined to be $361.5 million (approximately 88% of target), resulting in an initial payout determination of approximately 52% of target for the adjusted EBITDA performance portion of the 2024 AIP.

On May 1, 2024, we completed the sale of the Avinode disposal group for cash proceeds, net of cash sold, of $200.1 million (the "Avinode sale"). Since the adjusted EBITDA target of $412 million assumed a full-year contribution from the Avinode disposal group, the Compensation Committee determined to take into account the loss of EBITDA due to the Avinode sale by adding back to the adjusted EBITDA results an amount representing the approximate difference between the full-year budgeted EBITDA for the Avinode disposal group and the actual contribution for the period of time in 2024 that the Company owned the Avinode disposal group. The resulting adjusted EBITDA results were used to calculate the final adjusted EBITDA portion of the AIP as $368 million (89% of target), with a final payout of 58% of target.

				Initial			Adjusted for Avinode Sale

Performance Level (Payout %)	Threshold (40%)	Target (100%)	Maximum (200%)	Actual (1)	Achievement % (vs. Target)	Payout (%)	Adjusted	Achievement % (vs. Target)	Payout %

Adjusted EBITDA (% of Target)	$350.0M (85%)	$412.0M (100%)	$480.0M (117%)	$361.5M	88%	52%	$368.0M	89%	58%

1.
Represents adjusted EBITDA, as reported by the Company in its earnings release for year ended December 31, 2024 furnished to the SEC with our Form 8-K on February 20, 2025. Please refer to such Form 8-K for the detailed calculation of adjusted EBITDA. For 2024, adjusted EBITDA is defined as net income (loss) including noncontrolling interest and excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error. Other than for the Avinode sale, the Compensation Committee did not make any additional discretionary adjustments to adjusted EBITDA performance for 2024.

Strategic Objectives Performance Assessment

The Compensation Committee also rewards NEOs based on their achievement against strategic objectives (pre-established objectives that support key strategic and operational areas of focus). The cash amount payable for strategic objectives in 2024 represents 25% of the target AIP award for each NEO (reduced from 40% in 2023) and cannot exceed that amount.

World Kinect 2025 Proxy Statement	53

Compensation Discussion and Analysis

For 2024, the Compensation Committee, in consultation with the NEOs, established three strategic objective categories that applied to all NEOs—Portfolio, People and Process. Within each category, individual weightings were assigned to each objective (and sub-objective, as applicable), adding up to 25% in total (equal to the proportion of target AIP award). The weighting for each category was determined by the Compensation Committee based on their assessment of the overall importance and contribution of the objective to Company performance:

Category	Weighting (% of Target AIP)

Portfolio	15%
People	5%
Process	5%
Total	25%

Performance against the objectives was measured throughout the year and reported to the Compensation Committee. During the first quarter of 2025, the Compensation Committee evaluated final performance against the strategic objectives and, based on that evaluation, assigned an overall rating for each objective (and sub-objective, as applicable), which rating corresponded to a payout percentage, in accordance with the following rating scale (unchanged from 2023):

Rating	Payout %
Met Expectations	100%
Mostly Met Expectations	80%
Partially Met Expectations	60%
Did Not Meet Expectations	0%

As a result of its assessment, the Compensation Committee approved a payout at 88% of target for each of the NEOs (out of a maximum of 100%), which aligned to the weighted average of the objective (and sub-objective) payout percentages.

54	World Kinect 2025 Proxy Statement

Compensation Discussion and Analysis

The strategic objectives and weightings, along with noted achievements and the Compensation Committee’s assessment, are shown in the chart below:

Category & Description (Weighting)	Objectives		Weighting %	Achievements	Compensation Committee Rating (Payout %)
Portfolio (15%) Sharpen the portfolio of business offerings (“Portfolio”) and allocation of capital to achieve the best positioning for a 12-60 month return and growth trajectory	Stack rank the Portfolio by assessing both internal and external financial, commercial, organizational and other factors	1. Target 80% of business offerings to meet positive financial and commercial criteria	5%	• Achieved 90% of Gross Profit as positive Economic Value Added (EVA) by continuing to sharpen portfolio.	Met Expectations (100%)
		2. Complete at least one sale and exit of non-core activities to generate cash and strategically reallocate resources (e.g., to repay debt, reduce interest expense, etc.)	5%
•
Completed the Avinode sale and exited certain low margin bulk fuel business. Also completed the sale of our operations in Brazil, which had been a significant source of earnings volatility in recent years.
					Met Expectations (100%)
		3. Complete at least one strategic acquisition and successfully integrate people, systems and processes within 120 days	5%	• Acquired the general aviation fuel and EPIC Card business from EPIC Fuels in October 2024.	Mostly Met Expectations (80%)
People (5%) Enterprise alignment of all employees’ roles, annual goals & objectives to Portfolio within a common operating model	Ensure that 100% of eligible employees have established role-based objectives aligned with Portfolio and business strategy and financial targets		5%
•
98%+ completion rate
•
Catalogued 15,000 objectives across 3,000 employees. Conducted analysis to identify common topics and confirmed that majority of objectives are aligned to strategic objectives and financial targets.
					Mostly Met Expectations (80%)
Process (5%) Improvements in operating efficiency and effectiveness	Enhance contractual safeguards against enterprise losses via documented processes, smart workflows, and progressive automation through contract management system, improving transaction terms and reducing risk, while increasing speed to market		5%
•
Operationalized end-to-end contracting processes via centralized flow management, global NDAs and new product approval.
•
Implemented a lower cost / high performing Center of Excellence combining legal support, contract management and technology platform development.
•
Established an Enterprise Contract Management (ECM) project team, leading multiple product reviews and proof of concept testing for solutions providers.
•
Implemented a low-code internal solution as a bridge between manual contract processes and a potential external ECM solution.
					Mostly Met Expectations (80%)
Overall Strategic Objectives Payout % (weighted average of individual objective payout percentages)					88%

World Kinect 2025 Proxy Statement	55

Compensation Discussion and Analysis

Annual Long-Term Incentive Program

As in prior years, for the 2024 LTIP, the Compensation Committee approved a mix of PRSUs and RSUs to balance retention and alignment with long-term value creation. The Compensation Committee believes that service-based RSUs, which are tied to a fixed number of shares on the grant date, provide a retention incentive that promotes sustained stock ownership and alignment with stock price performance, while PRSUs incentivize and reward executives for long-term sustained performance. Under the LTIP, the Compensation Committee approves a target LTIP opportunity value, which is denominated in dollars, and then executives are granted PRSUs (that can be earned from 0% to 200% of target) with a fair market value of approximately 60% of the target LTIP opportunity value and RSUs with a fair market value of approximately 40% of the target LTIP opportunity value. The service-based RSUs generally vest annually in equal installments over a three-year period beginning on the first anniversary of the grant date. The PRSUs are generally based on Company performance in respect of selected financial metrics over a three-year period are earned and vest after the end of the performance period once the Compensation Committee has determined the extent to which the performance goals have been achieved.

The table below shows the 2024 target LTIP opportunity value for each of our NEOs, which is unchanged from 2023.

	Long-Term Incentive Opportunity

	2024

NEO	Target PRSUs (60%) (1) ($)	Service-Based RSUs (40%) (1) ($)	Total ($)

Kasbar	2,700,000	1,800,000	4,500,000

Birns	930,000	620,000	1,550,000

Rau	930,000	620,000	1,550,000

1.
The number of RSUs and target PRSUs awarded is calculated by dividing the respective target LTIP opportunity value by the grant date fair market value of our common stock, as defined in the World Kinect 2021 Omnibus Plan ("2021 Omnibus Plan"). Please refer to the Grants of Plan-Based Awards table for the actual number of target PRSUs and RSUs granted.

PERFORMANCE-BASED RSUs

2024 – 2026 PRSUs

Consistent with prior years, for the 2024-2026 PRSUs awarded under the 2024 LTIP, the Compensation Committee decided to continue to use growth in adjusted EPS as the primary financial metric, as modified by our adjusted ROIC, to adjust, positively or negatively, the performance level achieved. The Compensation Committee believes that while adjusted EPS reflects execution of our strategy to grow earnings, adjusted ROIC measures the efficiency with which our NEOs allocate capital resources to drive that growth, taking into account the quantity of earnings and the quality of earnings and investments that drive sustainable growth and shareholder value. The Compensation Committee believes that utilizing these two metrics (1) is consistent with the practices of our compensation comparison companies and the broader market and (2) provides executives a consistent and continuous incentive to focus on our long-term growth in EPS and to share in increases in our market value, while maintaining effective use of our capital resources. These performance metrics also align with our strategic focus of driving sustainable growth, efficiently using our available capital and increasing the value of our common stock for shareholders.

56	World Kinect 2025 Proxy Statement

Compensation Discussion and Analysis

In early 2024, the Compensation Committee determined the threshold, target and maximum adjusted EPS levels for the 2024 – 2026 performance period based on our rigorous internal targets and confidential operating plan, which was developed to support the achievement of our publicly disclosed 2026 financial targets. As in prior years, the Compensation Committee remains committed to disclose a full set of performance ranges and achieved results upon completion of the performance period.

Adjusted EPS targets for all performance levels were increased generally by 9 – 12% from those used for the 2023 – 2025 PRSUs, with the maximum performance set at a level that could only be attained when applicable results are exceptional and justify the higher payout. The Compensation Committee then established the adjusted ROIC performance levels—which were also increased from the 2023 – 2025 PRSU award levels—that would be utilized to adjust the number of PRSUs that would be earned within the ranges set forth below in respect of the level of adjusted EPS achieved for the performance period. In the event that performance falls anywhere between the foregoing levels, linear interpolation is applied to determine the appropriate payout.

For 2024, the payout percentages at the threshold level were set above those utilized in 2023 in light of the increase to all adjusted EPS target levels, as well as the increase in the adjusted ROIC modifier range. Consequently, as shown below, the payouts for threshold level performance, as adjusted for ROIC, increased from a range of 30% to 50% in 2023 to a range of 40% to 60% in 2024. The table below sets forth the payout ranges for the 2024 – 2026 PRSUs.

	Adjusted ROIC Performance Level

	Below Target ROIC Range	Within Target ROIC Range	Above Target ROIC Range

Threshold	40%	50%	60%

Target	80%	100%	120%

Maximum	160%	180%	200%

2022 – 2024 PRSUs

In early 2025, the Compensation Committee evaluated our adjusted EPS performance and adjusted ROIC for the 2022 – 2024 performance period against metrics that had been set in early 2022. The adjusted EPS performance targets were set at difficult-to-attain levels, with threshold and target performance levels (prior to application of the ROIC modifier) set at 45% to 60% above actual adjusted 2021 adjusted EPS of $1.36 per share (which was severely impacted by the COVID-19 pandemic)—and maximum performance level at approximately 90% above 2021 actual adjusted EPS.

The table below shows the payout matrix used to determine amounts earned under the 2022 – 2024 PRSU awards:

Performance Level	Threshold	Target	Maximum	Actual

Adjusted EPS	$1.98	$2.20	$2.60	$2.18

Adjusted ROIC modifier	<6%	6% - 7.5%	>7.5%	>7.5%

Payout (With ROIC modifier)	30%	120%	200%	112%

Adjusted 2024 EPS results of $2.18 were slightly below target ($2.20); since the adjusted ROIC was above the target modifier range of 6% to 7.5%, the applicable payout range was between 30% at threshold to 120% at target. Using interpolation, the resulting payout was calculated as 112% of target.

World Kinect 2025 Proxy Statement	57

Compensation Discussion and Analysis

Following is the number of PRSUs that were earned and vested on March 15, 2025 by each of our NEOs, along with their value. These earned awards were granted in 2022 and will be detailed under “Option Exercises and Stock Vested” in next year’s proxy statement.

	2022 – 2024 Earned PRSUs

NEO	# Units Granted at Target	Performance Factor	# Shares Earned	Value Realized on Vesting $

Kasbar	106,383	112%	118,956	$3,326,010

Birns	36,644	112%	40,975	$1,145,661

Rau	27,187	112%	30,401	$850,012

Change to the 2025 Executive Compensation Program

During 2024, in order to help ensure continued alignment with market best practices, the Compensation Committee, together with its independent compensation consultant, conducted an extensive comparative review of our executive compensation program with a specific focus on the type of financial metrics used in our short-term and long-term incentive programs. For the comparative review, the Compensation Committee relied on publicly available data from our compensation comparison companies, as well as the S&P 1500 and top 250 companies in the S&P 500.

Following the review, the Compensation Committee determined to refine our performance-based RSU target-setting methodology to better reward sustained long-term performance. Beginning with the 2025 – 2027 performance-based RSUs, the adjusted EPS growth metric, which measured adjusted EPS in the final performance year, will be replaced with a cumulative growth target, measuring adjusted EPS for each year of the three-year performance period additively (in the form of a three-year average); likewise, the ROIC modifier will change from a single year growth target to a three-year average target.

Annual Compensation Setting Process

Annually, the Compensation Committee reviews and assesses:

•
each NEO’s responsibilities and role with respect to overall corporate policy-making and strategy, management, operations and administration, as well as the importance of retaining the executive and his or her individual performance;
•
recent and historical financial performance and forecasts for the current and upcoming years, recent stock price movements and other market-related impacts, current and expected business conditions, including global oil prices and cost of capital; and
•
the nature, amounts, award terms and mix of all elements of the NEOs’ compensation, both individually, for internal consistency, and in the aggregate, to ensure that our executive compensation programs adhere to the core principles.

The Compensation Committee also reviews a detailed historical compensation analysis to help ensure that it is fully informed of all the compensation and benefits each NEO has received as an employee. This analysis includes information such as the aggregate amounts realized from prior years’ compensation, the potential future payout scenarios at various levels of achievement—taking into account any outstanding, unearned performance-based awards—and the current value (as compared to the grant date fair value) of outstanding equity awards and of each NEO’s shareholdings in our stock (what some commentators call an “accumulated wealth analysis”). However, the Compensation Committee does not specifically use the accumulated wealth analysis as a material factor in determining the NEO’s compensation for a given year.

The Compensation Committee also considers the recommendations of our Chief Executive Officer with respect to setting the compensation of our other executive officers.

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Compensation Discussion and Analysis

Evaluating Compensation Program Design Using Compensation Comparison Companies

We believe our business model is unique and that there are few, if any, companies of a similar size and complexity engaged globally in all of our lines of business. During 2024, the Compensation Committee engaged with its independent compensation consultant to review the compensation comparison group and concluded that it was still appropriate and therefore should remain the same. The compensation comparison group for 2024, shown in the chart below, is unchanged from the prior year, with the exception of the removal of PDC Energy, Inc., due to its acquisition by Chevron Corporation in August 2023.

2024 Comparison Companies (n=17)
C. H. Robinson Worldwide, Inc.	Kirby Corporation	Southwestern Energy Company
Delek US Holdings, Inc.	Landstar System, Inc.	Sysco Corporation
Expeditors International of Washington, Inc.	PBF Energy Inc.	United Natural Foods, Inc.
HF Sinclair Corporation	Performance Food Group Corporation	W.W. Grainger, Inc.
Hub Group, Inc.	Range Resources Corporation	XPO Logistics, Inc.
J.B. Hunt Transport Services, Inc.	Ryder System, Inc

The Compensation Committee used data derived from the compensation comparison companies group shown above to inform its decisions about NEO compensation including amounts, design and mix of pay components. Although the Compensation Committee believes comparison compensation and performance data can be useful, it does not believe that any comparison group company, whose composition is based solely on our industry classification, revenues, net income and/or market capitalization, is fully reflective of the markets in which we compete for talent. Consequently, the Compensation Committee does not set the executives’ target total direct compensation, or any of the target components of such compensation, at any specific percentile of the comparison group. Rather, it more generally considers, as part of the overall compensation discussion, base salary, as well as the target and actual short- and long-term incentive compensation of the NEOs against the 50th percentile of the comparison group. For 2025, the Compensation Committee, based on the recommendation of its independent compensation consultant, has relied on the same compensation comparison group of companies.

Role of Independent Compensation Consultant

In connection with the setting of 2024 executive compensation, the Compensation Committee engaged and received advice and assistance from its independent compensation consultant, Compensation Strategies, Inc. ("Compensation Strategies"). Compensation Strategies provides services solely to the Compensation Committee and reports directly and exclusively to the Compensation Committee. The Compensation Committee has assessed the independence of Compensation Strategies pursuant to SEC and NYSE rules and the guidelines of its Charter and concluded that Compensation Strategies' work for the Compensation Committee does not raise any conflict of interest.

World Kinect 2025 Proxy Statement	59

Compensation Discussion and Analysis

For 2024, Compensation Strategies provided assistance to the Compensation Committee generally as follows:

•
assisted in the preparation and review of quantitative analysis used in the compensation setting process;
•
assisted in reviewing the compensation comparison companies group for 2024;
•
assisted in developing a competitive analysis of our NEO compensation;
•
assisted with the design of the NEOs’ annual and long-term compensation plans;
•
provided recommendations for the 2024 compensation for our NEOs;
•
performed a competitive analysis of compensation levels for non-employee directors and provided recommendations for our director compensation program;
•
reviewed the CD&A in the annual proxy statement;
•
provided general advice on agreements or other documents the Compensation Committee was asked to approve; and
•
provided updates on regulatory developments and market trends related to executive compensation.

Employee Benefits and Executive Perquisites

Other Benefits and Perquisites

Our NEOs are eligible for the same health and welfare benefits as are generally available to all our eligible employees during active employment. These benefits include medical, dental, vision, short- and long-term disability, term life insurance and accidental death and dismemberment coverage. Our NEOs also receive additional Company-paid individual disability insurance coverage and executive life insurance coverage that is available for all officers at the vice president level and above, plus, for Messrs. Kasbar and Birns, a portion of the cost of coverage for medical and dental insurance. Additionally, Messrs. Kasbar, Birns and Rau are provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.

The total amount of employee benefits and executive perquisites provided to the NEOs during 2024 represents only a small percentage of each NEO’s total compensation and is comprised of those benefits which we believe are necessary to attract and retain executives. We believe that these benefits and perquisites are competitive in our industry and consistent with our overall compensation philosophy.

Retirement and Deferred Compensation

We maintain the World Kinect Corporation 401(k) Profit Sharing Plan (“401(k) Plan”) to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. The 401(k) Plan allows eligible employees, including our NEOs, to elect to contribute a percentage of their eligible compensation, up to the maximum dollar amounts permitted by law. In 2024, the maximum employee elective contribution to the 401(k) Plan was $23,000, plus an additional $7,500 for employees who were at least 50 years old in 2024. For 2024, we matched 50% of the first 6% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan.

We do not maintain any pension, supplemental executive retirement plan or other defined benefit retirement plans for our NEOs. However, we do permit that our NEOs participate in the non-qualified deferred compensation plan, or NQDCP, that we offer to other senior employees based in the United States. As discussed under “Non-Qualified Deferred Compensation” later in this proxy statement, pursuant to the NQDCP, participants may defer up to 75% of their base salary and up to 90% of any annual cash incentive award, on a pre-tax basis, and an additional amount equal to any “excess contributions” that are refunded to them from the 401(k) Plan. We do not match any participant deferrals under the NQDCP.

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Compensation Discussion and Analysis

In addition, Mr. Kasbar also has a deferred compensation balance which arose as a result of his prior employment agreement that provided that any bonus payable to him that would not be deductible under the Internal Revenue Code for the year earned would be deferred until a fiscal year in which it would be deductible. Payment of the deferred bonus would be made in all events in the year in which Mr. Kasbar’s employment terminates or the employment agreement expires. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal.

Severance and Change of Control Benefits

Our Compensation Committee believes that it is important to protect our intellectual capital. However, we do not have an employment agreement with any of our NEOs except for Mr. Kasbar, whose agreement has been in place since 2008. In November 2022, in connection with our grant of the 2022 Transformational Awards, we entered into an Amended and Restated Employment Agreement with Mr. Kasbar that eliminated his modified single-trigger provisions relating to a change of control and created a term for the agreement. As a result, Mr. Kasbar’s change of control benefits are subject to a “double-trigger,” and he receives a severance payment only if he is terminated without cause or he terminates for “good reason” within 24 months of a change of control (key terms are defined in the employment agreement).

Our other NEOs are a party to a severance agreement or participate in our executive severance policy that provides consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such arrangements following termination of employment. The Compensation Committee believes that these arrangements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Compensation Committee also believes these arrangements are appropriate and necessary to attract and retain these executives.

The Compensation Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation. See “Potential Payments upon Termination of Employment or Change of Control” beginning on page 68 of this proxy statement for a discussion of these arrangements and certain compensation and benefits that will be provided in the event of the termination of the employment of our NEOs.

Other Compensation Practices

Clawback Policy

In 2023, the Compensation Committee adopted a clawback policy. The clawback policy requires the Company to recover certain erroneously awarded performance-based incentive compensation received by covered employees (our Section 16 officers, including our NEOs) during the three fiscal years preceding the date the company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement. The requirement is subject to only limited exceptions, and the Company is prohibited from paying or reimbursing the cost of insurance for, or indemnifying, any covered employee against the loss of such recovered compensation. The clawback policy was included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Equity Grant Practices

No stock options or stock appreciation rights were granted in 2024. Equity awards for our NEOs are typically granted in March of each year on or about the 15th or 31st. The Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Annual grants of equity awards to directors are made on the date that the director is elected or re-elected to the Board. Grants made to new hires or existing employees (excluding executive officers) are made effective on one of the following quarterly dates per year: February 10, May 10, August 10 and November 10.

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Compensation Discussion and Analysis

Under the terms of the 2021 Omnibus Plan and its predecessor equity incentive plans, we are not permitted to cancel outstanding stock options or stock-settled stock appreciation rights (“SSARs”) for the purpose of re-pricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information.

Stock Ownership Policies

The Compensation Committee has adopted robust stock retention requirements and stock ownership guidelines to align the interests of our NEOs with those of our shareholders and ensure that the executives responsible for overseeing operations have an ongoing financial stake in our success.

STOCK RETENTION REQUIREMENT

Our NEOs are required to retain at least 50% of any shares acquired (net of any shares that would need to be withheld or sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted after they become an executive officer for three years after the shares are delivered (or until the individual ceases to be one of our executive officers, if earlier). All our NEOs are in compliance with these retention requirements.

STOCK OWNERSHIP REQUIREMENT

Our NEOs are subject to the stock ownership guidelines set forth below, which are expressed as a multiple of base salary determined by leadership level.

Position	Multiple of Base Salary

Chief Executive Officer	7x

Chief Financial Officer	5x

All Other Executive Officers	3x

The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. Equity vehicles that count towards compliance with the ownership requirement include: common stock, unvested time-based RSUs and the earned portion of performance-based awards. Unexercised stock options or stock appreciation rights, the unearned portion of performance-based awards and any shares of common stock that are pledged as collateral do not count towards the requirement.

The Compensation Committee uses the three-year average closing stock price on the last trading day of each fiscal year to determine compliance and to manage against the risk of the NEOs falling out of compliance due to volatility in the stock price. The Compensation Committee has discretion to determine the penalties for non-compliance, including: requiring the payment of cash incentives in equity, instituting a higher equity retention requirement and reducing or eliminating incentive compensation. Furthermore, the Compensation Committee, in its discretion, may provide waivers, additional time to regain compliance or other appropriate relief on a case-by-case basis due to hardships, such as dispositions due to court-ordered domestic relations orders, or in the event of extreme volatility in our stock price. All of our NEOs were in compliance with the guidelines as of March 31, 2025.

Our directors are also subject to stock ownership requirements as described on page 42 of this proxy statement under “Director Stock Ownership Guidelines.”

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Compensation Discussion and Analysis

Derivatives, Hedging and Pledging Transactions

We prohibit our directors, executive officers, employees and their respective related persons from engaging in hedging or monetization transactions, or any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of our securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds. We also do not allow our directors, executive officers, and employees to buy or sell publicly traded options based on our common stock or to engage in short sales of our securities. The purpose of these policies is to align the interests, including the economic risk of ownership, of directors, executive officers, employees and shareholders.

We also discourage our directors, executive officers and employees from holding our common stock in a margin account or pledging our common stock as collateral for a loan. Any directors or executive officers who wish to pledge shares must first obtain the prior approval of our Corporate Secretary or Assistant Corporate Secretary and the Governance Committee. As noted above, any shares pledged as collateral will not count towards any executive officer’s respective stock ownership requirement.

Compensation Committee Report

The Compensation Committee is responsible for establishing and administering World Kinect executive compensation programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Ken Bakshi, Chair Richard A. Kassar Stephen K. Roddenberry Jill B. Smart April 16, 2025

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Executive

Compensation Tables

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2024, 2023 and 2022 according to the rules promulgated by the SEC.

Name and Principal Position	Year	Salary ($)	Stock Awards(1)(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Michael J. Kasbar	2024	1,000,000	4,500,018	—	1,146,500	9,531	48,685	6,704,733

Chairman and	2023	1,000,000	4,500,008	—	1,250,000	9,428	42,807	6,802,243

Chief Executive Officer	2022	979,167	11,560,815	—	2,625,000	3,497	103,859	15,272,338

Ira M. Birns	2024	700,000	1,550,023	—	491,500	—	33,261	2,774,784

President and	2023	700,000	1,550,020	—	543,000	—	30,291	2,823,311

Chief Financial Officer	2022	608,333	3,812,809	—	1,012,500	—	28,402	5,462,044

John P. Rau	2024	700,000	1,550,023	—	491,500	—	29,022	2,770,545

Chief Operating Officer	2023	700,000	1,550,020	—	543,000	—	27,411	2,820,431

	2022	608,333	3,299,397	—	1,005,000	—	25,288	4,938,018

1.
The amounts shown for 2024 represent the estimated aggregate grant date fair value of the 2024 awards granted to the NEOs. The estimated grant date fair value of these awards is based on the grant date market value of our common stock as defined in our 2021 Omnibus Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of awards are set forth in Note 10 to the consolidated financial statements for the 2021 fiscal year and Note 12 to the consolidated financial statements for the 2022, 2023, and 2024 fiscal years, in each case in Item 15 of the respective Annual Reports on Form 10-K.
2.
For 2024, the Stock Awards column for the NEOs reflects the service-based RSUs and the three-year PRSUs that were awarded in March 2024, and reflects an assumption that the required performance goals for the PRSUs will be achieved at target levels. The grant date fair values for the PRSUs issued to the NEOs in 2024, assuming achievement of maximum performance are as follows: for Mr. Kasbar, $5,400,032; and $1,860,017 each for Messrs. Birns and Rau. A determination of the amount of the PRSUs, if any, that will be earned will be made in March 2027. See “Grants of Plan Based Awards Table” for more information. For 2022, the column includes the Transformational Awards that were granted in November 2022 ($6,059,802 for Mr. Kasbar; and $1,696,751 each for Messrs. Birns and Rau). For accounting purposes, the grant date fair value of the Transformation Awards is based on a Monte Carlo valuation. Consequently, the grant date fair values included in the Summary Compensation Table differ from the target values approved by the Compensation Committee.
3.
For 2024, this amount reflects an annual cash incentive award earned by each NEO.
4.
For 2024, reflects interest accrued for 2024 in connection with a portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, which was deferred pursuant to a provision of his previous employment agreement that provided that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal (“Kasbar Accrued Interest”). The portion reflected in this column for 2024 is the portion of the Kasbar Accrued Interest that constitutes “above market earnings” within the meaning of the applicable SEC rules for 2024. The full amount of the Kasbar Accrued Interest is reflected in the “Non-Qualified Deferred Compensation” table on page 67 of this proxy statement.
5.
Details of the 2024 amounts are set forth below in the “All Other Compensation Table”.

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Executive Compensation Tables

All Other Compensation Table

Name	Insurance & Health Benefits(1) ($)	Country Club Membership Dues ($)	Matching Contributions to 401(k)(2) ($)	Total ($)

Michael J. Kasbar	14,098	24,237	10,350	48,685

Ira M. Birns	13,519	9,392	10,350	33,261

John P. Rau	10,307	8,365	10,350	29,022

1.
The amounts shown in this column reflect premiums associated with individual disability insurance and executive life insurance, both of which are available for Company management-level employees, and for Messrs. Kasbar and Birns, certain health insurance reimbursements.
2.
The amounts shown in this column reflect our matching contributions under our 401(k) plan, which is available for all our employees. For more information about our 401(k) Plan, please see the discussion under “Retirement and Deferred Compensation” on page 60 of this proxy statement.

Grants of Plan-Based Awards

The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our NEOs during the year ended December 31, 2024.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date	Committee Approval	Threshold ($)	Target ($)	Maximum ($)	Award Type	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(5) ($)

Michael J. Kasbar	n/a	02/28/2024	525,000	1,312,500	2,625,000	(1)	—	—	—	—	—

	n/a	02/28/2024	—	—	437,500	(2)	—	—	—	—	—

	03/28/2024	02/28/2024	—	—	—	PRSU(3)	40,832	102,080	204,160	—	2,700,016

	03/28/2024	02/28/2024	—	—	—	RSU(4)	—	—	—	68,053	1,800,002

Ira M. Birns	n/a	02/28/2024	225,000	562,500	1,125,000	(1)	—	—	—	—	—

	n/a	02/28/2024	—	—	187,500	(2)	—	—	—	—	—

	03/28/2024	02/28/2024	—	—	—	PRSU(3)	14,064	35,161	70,322	—	930,008

	03/28/2024	02/28/2024	—	—	—	RSU(4)	—	—	—	23,441	620,014

John P. Rau	n/a	02/28/2024	225,000	562,500	1,125,000	(1)	—	—	—	—	—
	n/a	02/28/2024	—	—	187,500	(2)	—	—	—	—	—
	03/28/2024	02/28/2024	—	—	—	PRSU(3)	14,064	35,161	70,322	—	930,008
	03/28/2024	02/28/2024	—	—	—	RSU(4)	—	—	—	23,441	620,014

1.
The amounts shown reflect the threshold, target and maximum payouts that could have been earned as annual performance-related cash incentive awards under the 2024 AIP. For 2024, our adjusted EBITDA resulted in a formulaic earning of the adjusted EBITDA portion of the incentive at 58% of target. Please see the discussion regarding the compensation programs for the NEOs beginning on page 50 of this proxy statement for additional information.
2.
The amounts shown include the threshold and maximum payouts that could have been earned as strategic objective cash incentive awards under the 2024 AIP. For 2024, strategic objectives were earned at 88% of maximum. Please see the discussion regarding the compensation programs for the NEOs beginning on page 50 of this proxy statement for additional information.
3.
The amounts shown reflect the PRSU awards that in general can be earned under the LTIP at the threshold, target and maximum levels based on adjusted EPS, as modified by our adjusted ROIC performance, for the three-year period beginning on January 1, 2024 and ending on December 31, 2026. Depending on the percentage of adjusted ROIC achieved for the period, the range of payout based on adjusted EPS will be as follows: (i) threshold— 40% to 60% of target, (ii) target—80% to 120% of target, and (iii) maximum—160% to 200% of target.

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Executive Compensation Tables

4.
The amounts shown reflect the 2024 RSUs issued to our NEOs, which are subject to service-based vesting and generally vest one-third annually beginning in March 2025.
5.
The amounts shown reflect the estimated aggregate grant date fair value of the stock awards. The estimated aggregate fair value of our stock awards is based on the grant date market value of our common stock, as defined in the 2021 Omnibus Plan and is computed in accordance with FASB ASC Topic 718.

Equity awards granted in 2024 are described more fully in the "Compensation Discussion and Analysis" section of this Proxy Statement. More information concerning the terms of the NEOs' employment arrangements is provided under the "Compensation Discussion and Analysis" subsection entitled "Severance and Change of Control Benefits."

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2024, for our NEOs.

		Option Awards					Stock Awards

		Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards					Equity Incentive Plan Awards

Name	Equity Award Grant Date	Exercisable (#)	Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Michael J. Kasbar	03/15/2020	145,349	—	—	23.39	3/15/2025	—	—	—	—

	03/15/2022	—	—	—	—	—	13,147	361,674	—	—

	03/15/2022	—	—	—	—	—	23,641	650,364	—	—

	03/15/2023	—	—	—	—	—	50,063	1,377,233	—	—

	03/28/2024	—	—	—	—	—	68,053	1,872,138	—	—

	03/15/2022	—	—	—	—	—	106,383	2,926,596	127,660	3,511,916

	11/10/2022	—	—	—	—	—	181,160	4,983,712	90,580	2,491,856

	03/15/2023	—	—	—	—	—	112,641	3,098,754	112,641	3,098,754

	03/28/2024	—	—	—	—	—	102,080	2,808,221	51,040	1,404,110

Ira M. Birns	03/15/2022	—	—	—	—	—	7,434	204,509	—	—

	03/15/2022	—	—	—	—	—	8,143	224,014	—	—

	03/15/2023	—	—	—	—	—	17,244	474,382	—	—

	03/28/2024	—	—	—	—	—	23,441	644,862	—	—

	03/15/2022	—	—	—	—	—	36,644	1,008,076	43,973	1,209,692

	11/10/2022	—	—	—	—	—	50,725	1,395,445	25,363	697,722

	03/15/2023	—	—	—	—	—	38,799	1,067,360	38,799	1,067,360

	03/28/2024	—	—	—	—	—	35,161	967,279	17,581	483,640

John P. Rau	03/15/2022	—	—	—	—	—	5,945	163,547	—	—

	03/15/2022	—	—	—	—	—	6,042	166,215	—	—

	03/15/2023	—	—	—	—	—	17,244	474,382	—	—

	03/28/2024	—	—	—	—	—	23,441	644,862	—	—

	03/15/2022	—	—	—	—	—	27,187	747,914	32,624	897,497

	11/10/2022	—	—	—	—	—	50,725	1,395,445	25,363	697,722

	03/15/2023	—	—	—	—	—	38,799	1,067,360	38,799	1,067,360

	03/28/2024	—	—	—	—	—	35,161	967,279	17,581	483,640

1.
The RSUs generally vest in either three equal annual installments beginning on the first anniversary of the grant date or on a three-year cliff basis (subject to any applicable performance conditions), except for the November 10, 2022 Transformational Awards for Messrs. Kasbar, Birns and Rau, the vesting for which is described below in note (3). All of these RSUs are subject to earlier vesting upon a change of control or qualifying termination of employment.
2.
The amounts in this column are based on the closing price of our common stock on December 31, 2024 of $27.51.

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Executive Compensation Tables

3.
This amount reflects the number of PRSUs that would be earned by the NEO based on the target level of performance (in the case of the 2022 and 2023 PRSUs) or threshold level (in the case of the 2024 PRSUs and the November 2022 Transformational Awards) for the three-year period beginning with the year of the grant. With the exception of the November 10, 2022 Transformational Awards, any earned portion will vest on the date after December 31st of the third year of the performance period, when the Compensation Committee certifies in writing the extent to which the requisite performance level has been achieved for the performance period based upon our audited financial statements, but in no event later than March of that year. For the November 10, 2022 Transformational Awards for Messrs. Kasbar, Birns and Rau, any earned awards will vest 50% on the date on which the Compensation Committee determines the extent to which the performance goal has been achieved following the three-year performance period, with the remaining 50% of any earned awards vesting on the fourth anniversary of the grant date. The 2022 Transformational Awards are "at-risk" PRSUs that are earned from 0% to 200% based on our absolute TSR over a three-year performance period, with TSR measured as the volume-weighted average trading price for the 30 consecutive trading days prior to each of the grant date and the end of the performance period.

Option Exercises and Stock Vested

The following table sets forth the stock awards that vested during the year ended December 31, 2024 for our NEOs.

	Stock Awards

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Michael J. Kasbar	93,960	2,382,329

Ira M. Birns	27,371	680,990

John P. Rau	21,915	545,245

1.
The amounts shown in this column reflect the number of RSUs that vested for each NEO. Upon vesting, we withheld a sufficient number of shares to cover the NEO's tax liability associated with the vesting. Thereafter, each of the NEOs received the following number of net shares of our common stock: Mr. Kasbar—56,984, Mr. Birns—18,395 and Mr. Rau—15,115.
2.
The amount shown in this column reflects the value realized upon vesting which is calculated by multiplying (a) the closing price of our common stock on the vesting date by (b) the number of shares of RSUs that vested. The value realized does not represent cash received by the NEO; rather, such amount will depend on the price at which the acquired shares are ultimately disposed of by the NEO.

Non-Qualified Deferred Compensation

We offer our executives and other senior employees based in the U.S. an opportunity to defer compensation under our non-qualified deferred compensation plan, or NQDCP. Pursuant to the NQDCP, participants may defer up to 75% of their base salary and up to 90% of any annual bonus, on a pre-tax basis, and an additional amount equal to any “excess contributions” that are refunded to them from the 401(k) Plan. We do not match any participant deferrals under the NQDCP. Participants can elect from a variety of investment choices for their deferred compensation and gains and losses on these investments are credited to their respective accounts. Participants may elect, depending on whether their termination is in connection with retirement or otherwise, to receive deferred amounts in a lump sum, in annual installments over a period of up to ten years, or in a partial lump sum with the balance paid in installments. However, these payments are accelerated upon a change of control or the death of the participant. None of the NEOs participated in the NQDCP for 2024. The following table sets forth non-qualified deferred compensation during the year ended December 31, 2024 for the NEOs set forth below.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)

Michael J. Kasbar(1)	0	25,509	320,877

Ira M. Birns	0	—	—

John P. Rau	0	—	—

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Executive Compensation Tables

1.
Mr. Kasbar’s prior employment agreement provided that any bonuses payable to him that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which it would be deductible (or until the year in which Mr. Kasbar’s employment terminates or the employment agreement expires), and that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal. A portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, equal to $109,375, was deferred pursuant to that provision of his employment agreement and remains unpaid. The portion of these earnings in the last fiscal year that constitute “above market earnings” within the meaning of the applicable SEC rules, is reflected in the “Summary Compensation Table” on page 64 of this proxy statement.

Potential Payments Upon Termination of Employment or Change of Control

Our amended and restated employment agreement with Mr. Kasbar (“Kasbar Agreement”) and executive severance agreement with Mr. Birns (“Birns Agreement”) each provide for the payment of certain compensation and benefits in the event of the termination of the executive’s employment, the amount of which varies depending upon the reason for such termination. In lieu of entering into a separate executive severance agreement with Mr. Rau in connection with his promotion to executive officer, our Board adopted an Executive Severance Policy (“ESP”) applicable to Mr. Rau and other executives that the Compensation Committee may subsequently designate as participating executives (“ESP Executive”). The ESP provides for the payment of certain severance payments and benefits in the event of a termination of such executives’ employment in certain specified circumstances.

Each of the Kasbar Agreement, the Birns Agreement and the ESP provides for certain benefits (1) if the NEO’s employment is terminated due to death or disability, (2) if the NEO’s employment is terminated by the Company without “cause” (as that term is defined in the relevant agreement or arrangement) or (3) if the NEO terminates his employment with “good reason” (as that term is defined in the relevant agreement or arrangement, which by definition for Mr. Rau must occur within two years after a Change of Control has occurred). If the employment of Mr. Kasbar or Mr. Rau is terminated without “cause” or for “good reason” within two years after a Change of Control, then the severance benefits are slightly higher. The actual amounts of such payments are set forth in the table below the relevant definitions.

Termination Without Cause

Kasbar Agreement — Under the Kasbar Agreement, “cause” generally means (i) an act or acts of fraud, misappropriation, embezzlement or material dishonesty by Mr. Kasbar, which result in or are intended to result in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of Mr. Kasbar to perform his duties under the Kasbar Agreement; (v) a willful and material breach by Mr. Kasbar of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the Kasbar Agreement (and in the case of (ii) through (v) the failure to cure such breach); or (vi) a material breach by Mr. Kasbar of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

Birns Agreement — Under the Birns Agreement, “cause” generally means, as reasonably determined by us in good faith, (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the Birns Agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board that are consistent with his position in each case, which he fails to cure promptly; (ii) any willful and material breach of our Code of Conduct or any other Company policy; (iii) Mr. Birns’ gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is any felony or is a misdemeanor involving moral turpitude; or (vi) a material breach of the Birns Agreement which by its nature, cannot be cured under (i).

ESP — Under the ESP, “cause” generally means, as determined by the Compensation Committee in good faith, (i) the failure by the ESP Executive to perform, in a reasonable manner, his or her duties as assigned by the Company or any subsidiary (or any successor company); (ii) any violation or breach by the executive of his or her employment agreement, consulting or other similar agreement with the Company or any subsidiary (or successor company), if any; (iii) any actual or threatened violation or breach by the ESP Executive of any non-competition, non-solicitation, non-disclosure and/or

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Executive Compensation Tables

other similar agreement with the Company or any subsidiary (or successor company); (iv) any violation or breach by the ESP Executive of any Company policy; (v) any act by the ESP Executive of dishonesty or fraud that injures the reputation or business of, or causes harm to, the Company or any subsidiary (or successor company); (vi) the conviction of, or entry of a plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; or (vii) the ESP Executive’s impeding of, interfering with, or failing to reasonably cooperate with an investigation authorized by the Company or any subsidiary or affiliate. In the event of a change of control, upon and during the two years following such change of control, clauses (i)-(v) above will be deemed to have the term “materiality” inserted as a qualifier to each instance of violation, breach or other misconduct by the ESP Executive.

None of the agreements or arrangements provide for any payment of severance or other post-termination benefits in the case of a termination for “cause,” although our Deferred Compensation Plan requires repayment of prior earnings that have been deferred irrespective of the basis for employment being terminated and our paid-time-off policy provides that all employees are entitled to their accrued but unused vacation upon termination.

Termination for Good Reason

Kasbar Agreement — Under the Kasbar Agreement, “good reason” means (i) any reduction in the annual base salary of Mr. Kasbar to a level that is less than 85% of Mr. Kasbar’s base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent failure that is remedied by us; (ii) following a change of control, our failure to provide Mr. Kasbar his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by Mr. Kasbar in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require Mr. Kasbar to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor’s agreement to perform and assume the Kasbar Agreement; and (v) without the express prior written consent of Mr. Kasbar, assigning Mr. Kasbar any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status.

Birns Agreement — The definition of “good reason” in the Birns Agreement means the occurrence of any of the following (i) the assignment of any duties to the executive that are materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith and that is thereafter remedied by us; (ii) any reduction in, or failure to pay his base salary other than a reduction or failure remedied by us; (iii) within two years after the occurrence of a change of control, any failure by us to provide the executive with bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to him in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require the executive to be based at any office or location outside of Miami-Dade or Broward County, Florida.

ESP — The definition of “good reason” under the ESP is substantially the same as the definition included in the Birns Agreement, except that the events have to have occurred within two years after a “Change of Control” (as defined in the ESP). Specifically, an ESP Executive will have the ability to terminate his or her employment with “good reason” upon the happening of any of the following within two years after a “Change of Control”: (i) the assignment to the executive of any duties materially inconsistent with his or her position, authority, duties or responsibility or any other action by us that results in a material diminution in his or her position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied by us; (ii) any reduction in, or failure to pay the executive’s base salary other than a reduction or failure remedied by us; (iii) any failure by us to provide the executive his or her bonus (under any incentive plan) and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to the executive in the calendar year immediately preceding the change of control, other than a failure by us not occurring in bad faith or a failure by us that would not result in a material negative change to the executive; or (iv) if we require the executive to be based at any office or location that is not our corporate headquarters or outside of Miami-Dade or Broward County, Florida. In addition, “good reason” does not include any circumstances that are remedied by us after notice from the executive or the executive does not actually terminate employment within 6 months of the initial existence of any of the circumstances in (i)-(iv) above.

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Executive Compensation Tables

Change of Control

Under the Kasbar Agreement, the Birns Agreement and the ESP, a “change of control” is in general deemed to have occurred if (i) any person or “group” (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least (a) 30% (in the case of the ESP) or (b) 20% (in the case of the Kasbar Agreement or the Birns Agreement) of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in (a) the holders of our common stock prior to the event owning, directly or indirectly, less than 51% of the total voting power of the capital stock of the surviving entity or (b) in the case of the Kasbar Agreement, at least a majority of the members of the board of directors of the entity resulting from such transaction are not members of the Board at the time of the execution of the initial agreement or the action of the Board providing for such transaction; (iii) our current Board ceases to make up at least 2/3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director whose election, or nomination for election, was approved by a vote of at least 2/3 of our current Board will be considered to be a member of our current Board; or (iv) we are liquidated or dissolved or we sell all or substantially all of our assets. In addition, the Kasbar Agreement provides that a change of control is deemed to have occurred, if we enter into an agreement or series of agreements or our Board passes a resolution that will result in the occurrence of any of the matters listed in (i)-(iv) above and Mr. Kasbar’s employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the occurrence of any of the foregoing maters in (i)-(iv) above; provided further, that such change of control will be deemed to have retroactively occurred on the date of the execution of the earliest of such agreements or the passage of such resolution.

Severance Payments and Benefits

Kasbar Agreement — As set forth below, upon the occurrence of a termination by Mr. Kasbar for “good reason”, by the Company without “cause”, following a “change of control” or non-renewal, we will make the following payments:

(i)
the Accrued Obligations (as defined in the Kasbar Agreement);
(ii)
an amount equal to the product of (A) two (three for a covered termination following a change of control) and (B) the sum of (1) Mr. Kasbar’s base salary and (2) his target bonus;
(iii)
continued health insurance coverage in effect as of the termination date for Mr. Kasbar and his immediate family until Mr. Kasbar is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity; and
(iv)
a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the restricted period.

Upon the occurrence of a termination by Mr. Kasbar without “good reason”, by the Company for “cause” or by the Company due to Mr. Kasbar’s death or disability, Mr. Kasbar will be entitled to the payments specified in (i) above.

Birns Agreement and ESP — As set forth in the table below, under the Birns Agreement and the ESP, upon the occurrence of a termination by the Company without “cause” or by the executive for “good reason” we will make the following payments:

(i)
an amount equal to accrued but unpaid base salary and benefits (including accrued but unused vacations) through the date of termination, in the case of Mr. Birns, or Accrued Obligations (as defined in the ESP) such Accrued Obligations to be paid no later than 60 days after the date of termination, in the case of an ESP Executive;
(ii)
any unpaid bonus for the year prior to the year of termination to be paid on the same date that bonuses are paid to our other senior executive officers;
(iii)
a prorated bonus for the calendar year in which the executive’s employment is terminated, however, no prorated bonus will be paid if the executive’s termination date occurs before the payment of bonuses for the prior calendar year. Any such bonus will be prorated based on the bonus the executive would have earned if he or she had remained employed by us for the entire year. Any such bonus will be paid on the same date that bonuses are paid to our other senior executive officers;
(iv)
continued health insurance coverage in effect as of the termination date for the executive and his or her immediate family, or covered dependents in the case of the ESP, for a period of up to 18 months. Such coverage will terminate earlier if the executive becomes eligible for health insurance coverage through employment or services provided to another person or entity, or, in the case of the ESP, if the executive attains the age of 65; and

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Executive Compensation Tables

(v)
in the case of Mr. Birns, a severance payment in an amount equal to two times base salary as of the termination date and, in the case of the ESP, a multiple (one or two times as determined by the Compensation Committee) of the executive’s base salary as of the termination date, which will be paid, in either case, to each executive in regular payroll installments over a 24-month period following termination.

Upon the occurrence of a termination due to death or disability, Mr. Birns will be entitled to the payments specified in (i)-(iii) above and, under the ESP, Mr. Rau will be entitled to the payments specified in (i)-(iv) above.

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Executive Compensation Tables

Potential Payments Upon Termination Table

The estimated payments and benefits that would be provided to each of the NEOs pursuant to their respective agreements or the ESP, as the case may be, as a result of (1) termination by the Company for “cause” or by the executive without “good reason”, (2) termination by the Company without cause, (3) termination by the executive for “good reason”, (4) termination by the Company without “cause” or by the executive for “good reason” within two (2) years of a “change of control”, and (5) termination due to death or disability are set forth in the table below. Calculations for this table are based on the assumption that the termination and "change of control" took place on December 31, 2024. In order to receive the benefits set forth below, an executive must satisfy any post-termination obligations and certain restrictive covenants for a specified period of time after the termination event for any cash severance payment to be made. We have the right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

	Severance Payment(1) ($)	Pro-Rata Bonus(2) ($)	Medical Benefits(3) ($)	Total(4) ($)

Michael J. Kasbar

Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—

Termination by Company Without Cause(5) or by Executive for Good Reason	5,500,000	1,146,500		6,646,500

Termination by Company Without Cause or by Executive for Good Reason within two years of a Change of Control	8,250,000	1,146,500		9,396,500

Death or Disability		1,146,500		1,146,500

Ira M. Birns

Termination by Company for Cause or by Executive Without Good Reason

Termination by Company Without Cause or by Executive for Good Reason	1,400,000	491,500	48,154	1,939,654

Termination by Company Without Cause or by Executive for Good Reason within two years of a Change of Control	1,400,000	491,500	48,154	1,939,654

Death or Disability		491,500		491,500

John P. Rau

Termination by Company for Cause or by Executive Without Good Reason

Termination by Company Without Cause	1,400,000	326,500	39,872	1,766,372

Termination by Company Without Cause or by Executive for Good Reason(6) within two years of a Change of Control	1,400,000	514,000	39,872	1,953,872

Death or Disability		514,000	39,872	553,872

1.
The amounts in this column are the severance payments payable to our NEOs upon the occurrence of the relevant circumstances. For Messrs. Birns and Rau, this represents a severance payment equal to a multiple of their base salary as of the termination date (based on their actual salary as of December 31, 2024), payable over a 24-month period.
2.
The amounts in this column are the annual incentives payable to the NEO, prorated through the date of termination. Amounts are paid when, and to the extent that, they would have been paid had the NEO’s employment not terminated. For Messrs. Kasbar and Birns, this amount reflects the amounts earned by the executive for the year-ended December 31, 2024. For Mr. Rau this amount reflects the amounts earned by the NEO for the year-ended December 31, 2024, other than any annual incentives that may be earned based on achievement of non-financial objectives, which are payable at target only in the case of death or disability or upon a termination without cause or for good reason within the two-year period following a change of control.

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Executive Compensation Tables

3.
Each NEO is entitled to receive continuation of their medical benefits generally for 18 months following the date of termination. This column reflects the current cost of COBRA premiums for such period and for purposes of this table, we have assumed the maximum premiums would be paid.
4.
The totals in this column do not include (i) additional amounts payable to the executive under the Company’s other employment programs that are applicable to all employees and (ii) any amounts that may be realized upon acceleration of outstanding equity to the extent that such executive is terminated, including after a “change of control”. Specifically, in accordance with the Company’s policies, upon any termination, all employees are entitled to certain accrued obligations including salary earned through the date of termination, unreimbursed business expenses incurred in accordance with Company policy and a payment for unused paid time off. In addition, Mr. Kasbar is entitled to receive his non-qualified deferred compensation from a previously earned annual incentive upon any separation from us. Please see “Non-Qualified Deferred Compensation” table beginning on page 67 for an explanation of this amount.
5.
If Mr. Kasbar’s employment agreement is not renewed at the end of its term, Mr. Kasbar is entitled to the same amount of payments and benefits as if he were terminated without “cause”.
6.
As discussed above, our ESP defines “good reason” to have occurred only if certain events have happened within two years after a “change of control” has occurred. Consequently, for Mr. Rau, any termination by him of his employment absent a “change of control” would be deemed a termination without “good reason”.

Equity Treatment

Our outstanding equity awards are subject to a “double-trigger” in the event of a Change of Control where the awards are replaced or substituted by the acquiror. Consequently, in addition to the amounts set forth in the table above, outstanding equity held by each of the NEOs would only accelerate to the extent that such executive was terminated in the two years following a “change of control”. Specifically, (i) any outstanding service-based SSARs would vest and be exercisable until the earlier of (a) two years plus 90 days following the termination date or (b) the expiration date, (ii) our service-based RSUs would vest and (iii) any outstanding performance-based RSUs and SSARs granted under any LTIP would vest at either target or actual, as determined by the Compensation Committee, depending on the date of termination. Any LTIP SSARs are thereafter exercisable until the earlier of (a) one year after the termination date or (b) the expiration date. With respect to any of the SSARs that vest as set forth above, the executive would be entitled to receive shares with a value equal to the difference between the exercise price of the SSAR and the closing price of our common stock on the date of exercise.

Our equity award agreements further provide that the outstanding equity awards held by our NEOs will pro-rata accelerate upon a termination without “cause” or upon death or disability. Mr. Kasbar’s employment agreement also provides that, in addition to the conditions for acceleration set forth above, the outstanding equity awards held by him will accelerate upon a termination with “good reason” or upon the non-renewal of his employment agreement.

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Proposal 2

2	Approval, on a Non-Binding, Advisory Basis, of Named Executive Officer Compensation

INTRODUCTION

The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be to (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability, (ii) focus on rewarding the types of performance that increase shareholder value, (iii) link executive compensation to our long-term strategic objectives and (iv) align executives’ interests with those of our shareholders.

Pursuant to amendments to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve or not approve, on a non-binding, advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section beginning on page 46 of this proxy statement, and the compensation of our NEOs, as disclosed in this proxy statement. As an advisory vote, the results of this vote will not be binding on us, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our shareholders, and will consider the outcome of this vote when making future decisions on the compensation of our NEOs and evaluating our executive compensation principles, policies and procedures.

The Board believes that our executive compensation programs follow the guiding principles stated above. In order to align the interests of our senior executives with those of our shareholders, our executive compensation framework emphasizes the following:

•
Total compensation is tied to performance. The majority of total executive compensation is variable and delivered on a pay-for-performance basis.
•
Long-term equity compensation aligns executives’ and shareholders’ interests. Our NEOs receive equity awards, which generally have multi-year vesting requirements.

Accordingly, we are asking our shareholders to vote, in an advisory manner, “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to our NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED.”

VOTE REQUIRED

The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote on executive compensation.

The Board of Directors recommends a vote “FOR” adoption of the resolution approving the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section.	“FOR”

74	World Kinect 2025 Proxy Statement

Proposal 3

3

Ratification of the Appointment of Independent Registered Public Accounting Firm

INTRODUCTION

The Audit Committee appoints, compensates, retains and oversees our auditors. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm, or “independent auditor,” its qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent auditor.

The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, to serve as our independent auditor for 2025. In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy includes meetings between the Chairman and the members of the Audit Committee and the candidates for the role, as well as discussion by the full committee with input from management.

The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in our best interests and those of our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent auditor for 2025. Although the Board is submitting the selection of PwC to our shareholders for ratification, the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If our shareholders do not ratify the selection of PwC as our independent auditor, other independent registered public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our shareholders.

Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year.	“FOR”

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Proposal 3

Fees and Services of PricewaterhouseCoopers LLP

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of our consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, and fees billed for other services rendered by PwC during those periods.

Services Rendered

	2024	2023
	($M)	($M)

Audit Fees(1)	7.0	6.9
Audit-Related Fees	—	—
Tax Fees(2)	2.0	1.6
All Other Fees	—	—
Total	9.0	8.5

1.
These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews. Additionally, audit fees for 2023 include fees related to issuance of a comfort letter in connection with our convertible debt issuance in June 2023.
2.
This amount represents fees for tax consulting and compliance services in our U.S. and non-U.S. locations.

Audit Committee Pre-Approval Policy

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee (i) appoints, (ii) negotiates and sets the compensation of and (iii) oversees the performance of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a pre-approval policy for all audit and permitted non-audit services performed by our independent auditors to ensure that providing such services does not impair the auditors’ independence. There are two types of pre-approvals under the policy, general and specific. Under the general type of pre-approval, proposed services are pre-approved on a categorical basis for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the pre-approved category. The Audit Committee reviews the general pre-approval categories on a periodic basis and approves the fee levels for each category annually. Under the specific type of pre-approval, proposed services, such as the annual audit engagement terms and fees, are approved on a case-by-case basis. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved by the Audit Committee.

The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and permitted non-audit services to be provided by our independent auditor so long as such services (a) involve fees of less than $100,000, and (b) are subsequently reported to and approved by the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC’s independence.

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Proposal 3

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and with the independent registered public accounting firm the audited consolidated financial statements for the 2024 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered public accounting firm their independence from us and our management.

In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2024 fiscal year for filing with the SEC.

In determining whether to reappoint PwC as our independent registered public accounting firm for 2025, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team, together with the following factors:

•
PwC’s capabilities to handle the breadth and complexity of our global operations;
•
PwC’s familiarity with our industry, accounting policies, financial reporting process, and internal control over financial reporting;
•
the quality and candor of PwC’s communications with the Audit Committee and management;
•
external data on the firm’s audit quality and performance, including recent PCAOB reports on PwC and its peer firms;
•
the performance of the lead engagement partner and the other professionals on our account; and
•
the appropriateness of PwC’s fees based on the scope of activities.

In light of the Audit Committee’s views on the performance of PwC, it is the Audit Committee’s belief that continuing to retain PwC is in our best interest and those of our shareholders. Consequently, the Audit Committee has appointed PwC as our independent registered public accounting firm for fiscal year 2025 and recommends that shareholders ratify the appointment at the Annual Meeting.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

John L. Manley, Chair Jorge L. Benitez Sharda Cherwoo Richard A. Kassar March 13, 2025

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Proposal 4

4	Approval of the World Kinect Corporation 2025 Omnibus Plan

INTRODUCTION

The Board is seeking shareholder approval of the World Kinect Corporation 2025 Omnibus Plan (the “2025 Plan” or the “Plan”). Effective March 14, 2025, on the recommendation of the Compensation Committee (the “Committee”), the Board approved the adoption of the 2025 Plan subject to approval by our shareholders. The Board adopted the 2025 Plan as a flexible omnibus incentive compensation plan that would allow the Company to continue to use different forms of compensation awards to attract new employees, executives and directors, to further the goal of retaining and motivating employees and directors and to align such individuals’ interests with those of our shareholders.

The Board is recommending that the Company’s shareholders vote in favor of the 2025 Plan. The use of equity as part of our compensation program is important because it fosters a pay-for-performance culture, which is an essential element of our overall compensation philosophy. We believe that equity compensation motivates individuals to create shareholder value since the value they ultimately realize from such compensation is based on our stock performance. As described in greater detail below, the Board believes that the effective use of equity-based compensation and performance-based compensation has been integral to our success in the past and is a key component of our ability to drive strong performance in the future.

Shareholder approval of the 2025 Plan would constitute approval of 1.85 million new shares of common stock, par value $0.01 per share, of the Company (“Stock”), plus any shares remaining available for future grant under the Prior Plans (as defined below) as of the effective date of the 2025 Plan, for awards under the 2025 Plan, as described below and in the 2025 Plan, with such amount subject to adjustment, including under the 2025 Plan’s share counting rules. The summary that follows represents the principal terms of the 2025 Plan in the event it is approved by the shareholders.

The following information regarding the 2025 Plan is being provided to you in connection with the solicitation of proxies for the approval of the adoption of the 2025 Plan. The following description of the 2025 Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the 2025 Plan. The text of the 2025 Plan is attached as Annex A to this proxy statement. You are urged to read the 2025 Plan.

VOTE REQUIRED

Approval of the Plan requires the affirmative vote of the majority of the votes cast on the proposal.

The Board of Directors recommends a vote “FOR” the approval of the Company’s 2025 Omnibus Plan.	“FOR”

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General Plan Information

The 2025 Plan is intended to succeed our 2021 Omnibus Plan (the “2021 Plan”). If the 2025 Plan is approved by shareholders, it will be effective as of the day of the Annual Meeting, and no new awards will be granted under the 2021 Plan; however, outstanding awards under the 2021 Plan will continue to be governed by the terms of the 2021 Plan until exercised, settled, expired or otherwise terminated or canceled. If the 2025 Plan is approved, the number of shares of Stock that will be available for issuance under the 2025 Plan pursuant to any form of equity awards permitted under the 2025 Plan will be equal to the sum of (a) 1.85 million shares of Stock; plus (b) any shares of Stock remaining available for future awards under the 2021 Plan on the date the 2025 Plan is approved by the Company’s shareholders (of which there were 1.3 million shares of Stock remaining available for future awards under the 2021 Plan as of March 31, 2025); plus (c) any shares of Stock with respect to awards that were granted under the 2025 Plan, the 2021 Plan, our 2020 Omnibus Plan (the "2020 Plan"), our 2016 Omnibus Plan (the "2016 Plan") or our 2006 Omnibus Plan (the "2006 Plan" and together with the 2016 Plan, 2020 Plan and 2021 Plan, the "Prior Plans') that are forfeited or canceled (e.g., due to the recipient’s failure to satisfy applicable service or performance conditions) after the 2025 Plan is approved by the Company’s shareholders. However, shares of Stock with respect to awards under the 2025 Plan or the Prior Plans that are withheld or tendered or not issued to a participant (or otherwise used) to satisfy tax withholding obligations or to pay the exercise price of an award under the 2025 Plan or any award under the Prior Plans would not become available for issuance pursuant to the 2025 Plan. If the 2025 Plan is not approved by our shareholders, no awards will be made under the 2025 Plan, and the 2021 Plan will remain in effect pursuant to its terms.

Why We Recommend That You Vote for this Proposal

The 2025 Plan authorizes the Committee to provide equity-based compensation, including in the form of stock options, stock appreciation rights (“SARs”), stock unit awards, performance-based compensation awards, restricted stock awards (“RSAs”), restricted stock units (“RSUs”), dividend equivalents and certain other awards denominated or payable in, or otherwise based on, shares of Stock (or factors that may influence the value of our shares), plus cash incentive awards, to the Company’s non-employee directors, plus officers and other employees and certain consultants to the Company and its subsidiaries, in order to provide to such persons incentives and rewards for service and/or performance. Some of the key features of the 2025 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors, and that the ability to provide equity-based and incentive-based awards under the 2025 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The Board believes that it is both necessary and appropriate to adopt and approve the 2025 Plan in order to enable the Company to continue offering meaningful equity-based incentives to selected or identified employees and directors.

The use of our Stock as part of our compensation program is also important to our continued success because equity-based awards are an essential component of our compensation program for certain employees, as they link compensation with long-term shareholder value creation and reward participants based on service and/or Company or individual performance. As discussed in further detail in the “Compensation Discussion and Analysis,” equity compensation represents a significant portion of the compensation package for our Chief Executive Officer and other Named Executive Officers. Because our equity awards generally vest over multiple years, the value ultimately realized from these awards depends on the long-term value of shares of our Stock. Our equity compensation program also helps us to attract and retain talent in a highly competitive market, targeting individuals who are motivated by pay-for-performance.

As of March 31, 2025, 1.3 million shares of Stock remained available for awards under the 2021 Plan. If the 2025 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that might be better utilized by the Company in other ways.

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Share Reservation

In its determination to recommend that the Board approve the 2025 Plan, including the applicable share request, the Committee reviewed the 2025 Plan terms and the share usage, overhang and dilution metrics set forth below, as well as market practices and trends and the cost of the 2025 Plan. In determining the number of shares to request for approval under the 2025 Plan, our management team worked with Compensation Strategies, Inc. and the Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2025 Plan. The following table summarizes the number of shares (in millions) that were authorized for issuance related to outstanding awards under the Prior Plans and available for future awards under the 2021 Plan as of March 31, 2025 (in millions):

Plan	Shares Subject to Outstanding SSARs(1)	Shares Subject to Outstanding Full-Value Awards	Shares Remaining Available for Future Grants	Total

2006 Plan	—	0.1	—	0.1
2016 Plan	—	—	—	—
2020 Plan	—	—	—	—
2021 Plan	—	2.5	1.3	3.8
Total	—	2.6	1.3	3.9

1.
The Company does not have any stock options ("Options"), or SSARs of any type outstanding as of March 31, 2025.

Our Board recognizes the impact of dilution on our shareholders and has evaluated this impact carefully in the context of the need to attract, retain, motivate and help ensure that our leadership team and key employees are focused on our strategic priorities and that their interests are aligned with those of our shareholders. We had approximately 56.6 million shares outstanding as of March 31, 2025.

The aggregate total of 3.9 million shares represents a fully-diluted overhang of approximately 6.4% of our shares of Stock outstanding as of March 31, 2025. If the 2025 Plan is approved, the 1.85 million newly authorized shares requested would increase the overhang to approximately 9.2%. Overhang is calculated as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

Based on the closing price on the NYSE for our Stock on the Record Date of $23.58 per share, the aggregate market value as of the Record Date of the new 1.85 million shares of Stock requested under the 2025 Plan was $43.6 million.

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Share Usage

We believe we have demonstrated our commitment to sound equity compensation practices. For example, as set forth in the table below, our average three-year burn rate for 2022, 2023 and 2024 is 1.63%. Our average three-year burn rate is calculated as the number of shares granted under the 2020 Plan and 2021 Plan, as applicable, in each fiscal year, including SSARs, RSAs, and RSUs, plus the number of performance-based SSARs ("PSSARs") and performance-based RSUs (“PRSUs”) vested in each fiscal year, divided by the weighted average common shares outstanding. Management and our Board are cognizant of the expense attributable to compensatory stock awards, as well as dilution, and strive to maintain both at appropriate levels.

	(Amounts in millions)

Year	SSARs Granted(1)	Full-Value Awards Granted(2)	PRSUs Vested (3)	PSSARs Vested (4)	Total(5)	Weighted Average Common Shares Outstanding	Burn Rate

2024	—	0.5	—	—	0.5	59.0	0.85%
2023	—	1.1	—	—	1.1	61.4	1.79%
2022	—	1.4	—	—	1.4	62.3	2.25%
Three-Year Average							1.63%

1.
There were no SSARs granted in fiscal years 2022, 2023 and 2024.
2.
Full-Value Awards refers to any service-based RSUs granted in each fiscal year 2022, 2023 and 2024.
3.
For 2022, 2023 and 2024, performance was below threshold levels and PRSU awards were forfeited. The number of PRSUs granted in fiscal years 2022, 2023 and 2024 was 0.7, 0.2 and 0.3 million, respectively.
4.
No PSSARs were granted or vested in fiscal years 2022, 2023 and 2024.
5.
Represents the sum of the SSARs and Full-Value Awards granted, plus the number of PSSARs and PRSUs vested, in each fiscal year 2022, 2023 and 2024.

If the 2025 Plan is approved, we intend to use the shares authorized under the 2025 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the new shares requested in connection with the approval of the 2025 Plan, combined with the shares available for future awards from the Prior Plans, as applicable, will last for about 3 years, based on our historic grant rates and the approximate current share price (but could last for a different period of time if actual practice does not match recent rates or our share price changes materially).

Expectations regarding future share usage under the 2025 Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2025 Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Committee believes that the assumptions utilized are reasonable, future share usage may differ from current expectations to the extent that actual events differ from the assumptions utilized. As noted below, our Committee would retain full discretion under the 2025 Plan to determine the number and amount of awards to be granted under the 2025 Plan, subject to the terms of the 2025 Plan. Future benefits that may be received by participants under the 2025 Plan are not determinable at this time.

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Important Governance Features and Practices

The 2025 Plan and our equity grant practices are designed to reflect leading corporate governance practices and protect shareholder interests:

Feature/Practice	Description
No Liberal Share Recycling

Neither shares of Stock withheld nor tendered (or otherwise used) to satisfy applicable tax withholding obligations or in payment of the exercise price of an award either under the 2021 Plan or a Prior Plan, nor any shares of Stock repurchased by the Company on the open market with the proceeds of an award under the 2025 Plan or a Prior Plan paid to the Company by or on behalf of the participant, would be available again for purposes of determining the maximum number of shares of Stock available for delivery under the 2025 Plan.

Each share of Stock with respect to which a SAR is exercised would be counted as one share of Stock against the maximum number of shares of Stock available for delivery under the Plan, regardless of the number of shares of Stock actually delivered upon settlement of such SAR.

No Evergreen Provision	The Plan does not contain an “evergreen” feature that automatically replenishes the shares available for future grants under the 2025 Plan.
No Automatic Grants	The Plan does not provide for automatic grants to any participant.
No Tax Gross-Ups	The Plan does not provide for any tax gross-ups.
No Discounted Options or SARs

Options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date, with the exception of certain substitute awards as described in the 2025 Plan.

Explicit “No Repricing” Provisions

Subject to certain adjustment provisions, the Plan expressly provides that the terms of Options or SARs may not be amended, substituted or replaced or re-granted, without shareholder approval, to (1) reduce the exercise price of outstanding Options or SARs or (2) cancel outstanding options or SARs in exchange for Options or SARs with a lower exercise price.

Minimum Vesting/ Minimum Retention

Stock-based awards are subject to a minimum vesting period or performance period of one year. The minimum vesting period is subject to an exception in connection with a participant’s death or disability. The minimum vesting requirement is also subject to an exception for an aggregate of up to 5% of the maximum shares of Stock available for delivery pursuant to awards granted under the 2025 Plan.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, our stock ownership and retention guidelines require our NEOs to retain 50% of any net after-tax shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be an executive officer, if earlier) and own shares of our Stock with a total value equal to a specified multiple of their annual base salary, based on level.

Non-employee director compensation limits

The 2025 Plan provides that in no event will any non-employee director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $850,000.

No discretionary authority to accelerate upon termination

The Committee does not have discretionary authority to accelerate vesting of an award in the event of a participant’s termination of employment other than in connection with the participant’s death or disability.

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Feature/Practice	Description
Double-trigger vesting of awards upon a Change of Control

Awards do not accelerate upon a Change of Control (as defined below), unless the employee is terminated without Cause (as defined below) within 12 months following the Change of Control or the awards are not assumed by the acquiror.

For performance awards outstanding at the Change of Control, (i) the performance period would end on the date immediately prior to such Change of Control, (ii) the Committee would determine the actual level of achievement of performance goals based upon the Company’s audited or unaudited financial information or other information then available as the Committee deems relevant and (iii) the earned amount of performance awards continue to be subject to any service-based vesting conditions that remain in place.

No liberal Change of Control definition	The definition of Change of Control set forth in the 2025 Plan would require consummation, not just shareholder approval, of a merger or similar corporate transaction.
No Dividends on Unvested Awards, Stock Options or SARs

The Plan prohibits the payment of dividends or dividend equivalents on Options and SARs. Where permitted for other awards, dividends or dividend equivalent rights, if any, will be subject to the same vesting requirements and risk of forfeiture as the underlying award and will only be paid at the time those vesting requirements are satisfied.

Seven-year expiration	No Option or SAR is permitted to be exercisable on or after the seven-year anniversary of the date of grant.
Independent Administration

The Plan is administered by the Compensation Committee, which is composed entirely of directors who are “independent” within the meaning of the NYSE independence requirements and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

Summary of the 2025 Plan

Administration

The Plan is to be administered by the Compensation Committee, which is comprised exclusively of non-management, independent directors, who serve at the discretion of the Board. In the absence of the Committee, the Plan is administered by the Board. The Committee would also be permitted to delegate its responsibilities and powers to any director, officer or employee it chooses, and such delegation may be revoked by the Committee at any time, provided that such persons may not take any action (i) with respect to awards held by “officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act) or independent directors, (ii) inconsistent with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) inconsistent with applicable provisions of the Florida Business Corporation Act.

Subject to the terms of the Plan, the Committee is authorized to (i) select eligible recipients, (ii) determine the terms and conditions of the awards, (iii) construe and interpret the Plan and awards, (iv) grant replacement awards in specified circumstances, (v) establish, amend and revoke rules and regulations for its administration and (vi) cancel awards. The Committee would not, however, have discretionary authority to accelerate vesting of an award in the event of a participant’s termination of employment other than in connection with the participant’s death or disability. Any interpretation of the Plan by the Committee, and any decision made by the Committee under the Plan, is binding and conclusive on all persons. In no event would the Committee have the power to reprice options or SARs with an exercise price that is less than the original exercise price, unless such action is approved by the Company’s shareholders. Any awards granted to a non-employee director of the Board is administered by the Board, and the Board would have all the powers of the Committee in such circumstances.

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Eligibility

Any current or prospective employee, officer or member of the Board of the Company or any of its subsidiaries, any individual consultant or other person who performs services for the Company or any of its subsidiaries (provided that such consultant or other person satisfies the Form S-8 definition of an “employee”) is eligible for selection by the Committee to receive awards and participate in the Plan. The Company has historically granted equity awards to its non-employee directors and to approximately 5% of its employee population. Although consultants of the Company and its affiliates are eligible to participate in the 2025 Plan, we have generally not granted equity awards to consultants in recent years and, due to the temporary status of such service providers, do not have a current estimate of how many such consultants may be eligible in the future to participate in the 2025 Plan. We do not currently expect to make material grants of awards under the 2025 Plan to consultants. The basis for participation in the 2025 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Shares Available for Awards

Subject to adjustment for changes in capitalization, the maximum total number of shares of Stock that may be delivered to participants and their beneficiaries under the Plan is equal to the sum of (a) 1.85 million shares of Stock plus (b) any shares of Stock remaining available for future awards under the 2021 Plan on the date the 2025 Plan is approved by the Company’s shareholders; plus (c) any shares of Stock with respect to awards that were granted under the 2025 Plan or Prior Plans that are forfeited or canceled (e.g., due to the recipient’s failure to satisfy applicable service or performance conditions) after the 2025 Plan is approved by the Company’s shareholders. However, shares of Stock with respect to awards under the 2025 Plan or the Prior Plans that are withheld or tendered or not issued to the Participant (or otherwise used) to satisfy tax withholding obligations or to pay the exercise price of any such award would not become available for issuance pursuant to the 2025 Plan. In addition, any shares of Stock repurchased by the Company on the open market with the proceeds of an award under the 2025 Plan or Prior Plan paid to the Company by or on behalf of the Participant would also not become available for issuance under the 2025 Plan.

Upon exercise of a SAR, each share of Stock with respect to which such SAR is exercised is counted as one share of Stock against the maximum aggregate number of shares of Stock that may be delivered pursuant to awards granted under the Plan, regardless of the number of shares of Stock actually delivered upon settlement of such SAR. If and to the extent that shares of Stock are not delivered because an award is settled in cash, those shares would not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

Shares of Stock issued pursuant to awards granted in substitution for awards previously granted by a company acquired by the Company or subsidiary, or with which the Company or any subsidiary combines, would not reduce the limit on shares of Stock available for delivery under the Plan. Additionally, if a company acquired by the Company or any of our affiliates has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2025 Plan and will not reduce the shares authorized for issuance under the 2025 Plan, but only if the shares are used for awards made to individuals who were not employed by or providing services to the Company or any of our affiliates immediately prior to such acquisition.

Types of Awards

Under the Plan, the Committee is authorized to grant stock options, SARs, stock unit awards, performance compensation awards, RSAs, RSU awards, certain other stock-based awards and cash incentive awards.

Stock Options and SARs

A stock option is a right to purchase shares of Stock upon exercise of the stock option and a SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Stock on the exercise date over the SAR exercise price, times (ii) the number of shares of Stock with respect to which the SAR is exercised.

The Committee is authorized to grant options to purchase our Stock that qualify as incentive stock options for purposes of Section 422 of the Code (“ISOs”), which can result in potentially favorable tax treatment to the participant, non-qualified stock options and SARs, which entitle the participant to receive the amount by which the fair market value of a share of

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Proposal 4

Stock on the date of exercise exceeds the exercise price of the SAR. Only employees of the Company or any of its subsidiaries are eligible to be awarded an ISO. The exercise price per share subject to an option and the exercise price of a SAR is determined by the Committee, but may not be less than the fair market value of a share of Stock on the date of grant, except with respect to substitute awards. For purposes of the Plan, the fair market value of a share of Stock as of any given date is the closing price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading; if the grant date is not a trading day, the fair market value is the closing price per share of Stock on the most recent trading day prior to that date. The maximum term of each option or SAR, the times at which and the manner in which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally is fixed by the Committee, provided, however, that in no event may an option or SAR remain exercisable on or after the seven-year anniversary of the date of grant.

Stock-Based Awards and Cash Incentive Awards

Stock-based awards (other than Options and SARs) would consist of (1) stock unit awards, which are vested awards that entitle the participant to receive shares of Stock in the future; (2) RSAs, which are shares of Stock that are subject to forfeiture or other restrictions that would lapse upon the achievement of one or more goals relating to completion of service, performance or other objectives; (3) RSU awards, which entitle the participant to receive shares of Stock in the future subject to the achievement of one or more goals, relating to completion of certain service, performance or other objectives; and (4) other stock-based awards, which are awards (other than Options, SARs, stock unit awards, RSAs or RSU awards), that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock. Cash incentive awards would entitle the participant to receive a designated dollar value amount of cash and are subject to the achievement of one or more goals relating to completion of service, performance or other objectives.

Performance Compensation Awards

The Committee is authorized to designate any award granted under the 2025 Plan as a performance compensation award that is contingent on the achievement of performance measures during a performance period as determined by the Committee upon the grant of the performance compensation award. Performance compensation awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Committee.

The Committee may establish the performance measures for awards under the Plan which may be based on the achievement of one or more of the following business criteria for the Company, on a consolidated basis, or for any subsidiary, or for business or geographical units of the Company or any subsidiary: (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) gross or net profitability/profit margins (including profitability of a product or service); (5) return measures (including return on net assets, investment, capital, equity, or sales); (6) economic value; enterprise value; (7) direct contribution; (8) net income; (9) pretax earnings; (10) earnings before interest and taxes; (11) earnings before interest, taxes, depreciation and amortization; (12) earnings after interest expense and before non-recurring or special items; (13) operating income; (14) income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (15) working capital; (16) costs or expenses (including specified types or categories thereof); (17) identification and/or consummation of investment opportunities or completion of specified projects, including strategic mergers, acquisitions or divestitures; (18) shareholder return measures; share price; (19) debt reduction or borrowing levels; (20) improvements in capital structure; (21) sales or product volume; days sales outstanding; (22) market share (in the aggregate or by segment); (23) ratios (including operating, leverage, combined); (24) book, economic book or intrinsic book value (including book value per share); (25) entry into new markets, either geographically or by business unit; (26) customer retention and satisfaction; (27) safety and accident rates; (28) strategic plan development and implementation, including turnaround plans; (29) funds from operations; (30) any other financial or operational metric selected by the Committee; or (31) any other criteria as the Committee determines in its discretion.

Any of the above goals may be determined on an absolute or relative basis (e.g., growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are selected by the Committee. The Committee may adjust the impact of one or more events or occurrences as the Committee determines appropriate, including, without limitation, (i) acquisitions, divestitures, restructurings, discontinued operations, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or any of its affiliates,

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subsidiaries, divisions, segments or operating units or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

Other Terms of Awards

Awards issued under the Plan may also include the following terms:

•
Awards may be settled in the form of cash, shares of Stock, other awards, or any combination thereof, as the Committee is permitted to determine.
•
Except regarding stock options or SARs, the Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, which may include the payment or crediting of interest or dividend equivalents on deferred amounts, and may include such credits into deferred Stock equivalents. A participant would, however, only be eligible to receive dividends or dividend equivalents in respect of any award that vests or is payable upon achievement of performance measures to the extent that the relevant performance measures are achieved and all or some of the award has been earned for the applicable period. In addition, no dividends or dividend equivalents will be paid on Options or SARs. Payment of any dividends or dividend equivalents on service or performance-based Full-Value Awards may not occur prior to the vesting of the underlying award.
•
The Committee is permitted to condition the delivery of any shares of Stock or benefits under the 2025 Plan on satisfaction of the applicable tax withholding obligations, and may permit such withholding obligations to be satisfied through cash payment by the participant, the surrender of shares of Stock which the participant already owns, the withholding of shares of Stock that otherwise would have been delivered pursuant to the award, or the surrender of shares of Stock to which the participant is otherwise entitled under the Plan.
•
Except as otherwise provided by the Committee, awards under the 2025 Plan would not be transferable except as designated by the participant by will or by the laws of descent and distribution.

Clawback

Awards granted under the 2025 Plan are subject to the terms and conditions of the Company’s clawback provisions and policies in effect from time to time, including specifically to implement applicable law or stock exchange rules and regulations (the “Compensation Recovery Policy”). Award agreements will be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any award under the 2025 Plan, each participant agrees to fully cooperate with and assist the Company in connection with any of such participant’s obligations to the Company pursuant to the Compensation Recovery Policy, as further described in the 2025 Plan.

Change of Control

In the event of a Change of Control, unless otherwise provided in the applicable award or an individual employment agreement, all awards that are outstanding and unvested as of immediately prior to a Change of Control would remain outstanding and unvested, provided that for any outstanding performance compensation awards, (i) the performance periods that would be in effect on the date the Change of Control occurs would instead end on the date immediately prior to such Change of Control, (ii) the Committee would determine the actual level of achievement of the performance goals with respect to each such performance period as of the most recent practicable date prior to such Change of Control based upon the Company’s audited or unaudited financial information or other information then available as the Committee deems relevant and (iii) to the extent earned, such performance awards will continue to be subject to any service-based vesting conditions that remain in place. If, however, (A) within twelve months following a Change of Control, the participant’s employment with the Company and its affiliates is terminated without Cause or (B) in connection with the Change of Control, no provision is made for assumption, continuation or substitution of awards in a manner that preserves the material terms and conditions of the awards, then any awards that are unexercisable, unvested or subject to restrictions would automatically become exercisable and vested and all restrictions would lapse as of the date of such termination or immediately prior to the Change of Control, as applicable.

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The term “Change of Control” is defined in the 2025 Plan, except as may be otherwise prescribed by the Committee in an award agreement, to mean any one of the following events:

•
any person or “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan or plans of the Company and its subsidiaries, becomes the beneficial owner, directly or indirectly, thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that, for purposes of this bullet, any acquisition directly from the Company will not constitute a Change of Control; or
•
consummation of any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or
•
the individuals who, as of the date on which our shareholders approve the 2025 Plan (the “Effective Date”), constitute the Board (as of the Effective Date, the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is pursuant to an actual or threatened election contest), shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board; or
•
there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

Unless defined otherwise in the award or individual employment agreement, the term “Cause” is defined in the 2025 Plan to mean:

a)
the material failure by the participant to perform, in a reasonable manner, his or her duties as assigned by the Company or any subsidiary (or any successor company);
b)
any material violation or breach by the participant of his or her employment, consulting or other similar agreement with the Company or any subsidiary (or successor company), if any;
c)
any material violation or breach by the participant of any non-competition, non-solicitation, non-disclosure or other similar agreement with the Company or any subsidiary (or successor company);
d)
any material violation or material breach by the participant of the Company’s Code of Conduct or any other Company (or successor company) policy;
e)
any act by the participant of material dishonesty or fraud that injures the reputation or business of the Company or any subsidiary (or successor company); or
f)
the conviction of or entry of a plea of guilty or nolo contender to a felony or a crime involving moral turpitude.

The good faith determination by the Committee of whether the participant’s employment or service was terminated for Cause is final and binding for all purposes.

Share Limits

Subject to adjustment for changes in capitalization, the maximum number of shares of Stock that may be issued or transferred as a result of the exercise of ISOs is 1.85 million.

World Kinect 2025 Proxy Statement	87

Proposal 4

Minimum Vesting

Notwithstanding anything in the 2025 Plan to the contrary, all equity-based awards granted under the 2025 Plan shall be subject to a minimum vesting or performance period of one (1) year (excluding, for this purpose, any substitute awards and shares of Stock issued pursuant to a participant’s election to receive shares of Stock in lieu of cash compensation); provided, however, that, notwithstanding the foregoing, an aggregate of up to 5% of the maximum number of shares of Stock available for delivery pursuant to awards granted under the 2025 Plan may be used for awards that do not comply with such minimum vesting requirements at the time of the grant. The minimum vesting period does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award upon the death or disability of a participant. In addition, the minimum vesting requirement would be deemed satisfied with respect to any award granted to a non-employee member of the Board if such award vests on the earlier of the one-year anniversary of the date of grant and the next annual shareholder meeting.

Adjustments

In the event of any equity restructuring of the Company, such as a stock dividend, stock split, combination of shares, spin-off, reverse stock split, split-up, rights offering, recapitalization or non-recurring cash dividend or other distribution (whether in the form of shares of Stock, other securities or other property), the Committee shall adjust each award to prevent dilution or enlargement of the rights of the holder with respect to such award. In addition, in the event of any merger, consolidation, combination, exchange of shares or any similar corporate transaction or event described above (including any Change of Control), the Committee shall adjust each award in order to preserve the benefits and potential benefits of outstanding awards. Such actions may include, among other adjustments, but are not limited to, adjustments to the aggregate number of shares available for issuance under the 2025 Plan, the annual per participant limits, the number and kind of shares subject to outstanding award, and the exercise price of any outstanding Options or SARs, as well as any other appropriate adjustments it deems necessary, including as described in the 2025 Plan.

Amendment and Termination

The Board is permitted, at any time, to amend or terminate the 2025 Plan, and the Board or the Committee is permitted, at any time, to amend any award outstanding thereunder, provided that no amendment or termination may, in the absence of written consent by the affected participant (or the participant’s beneficiary if the participant is no longer living), materially and adversely affect in a material way the rights of any participant or beneficiary granted under the 2025 Plan prior to the date that the amendment is adopted by the Board, unless such amendment is made to comply with applicable law, or with tax, security exchange or accounting rules. The Board is permitted to so amend the 2025 Plan without further shareholder approval, except to the extent shareholder approval is required by law or regulation or under the rules of any securities exchange or quotation system on which shares of Stock are then listed or quoted. Thus, shareholder approval would not necessarily be required for every amendment to the 2025 Plan which might increase the cost of the 2025 Plan or alter the eligibility of persons to receive awards.

Effective Date of the 2025 Plan

The 2025 Plan will become effective on the date it is approved by the Company’s shareholders. No grants will be made under a Prior Plan on or after the date on which our shareholders approve the 2025 Plan. The 2025 Plan would remain in effect as long as any award under it is outstanding. However, no awards are permitted to be granted under the 2025 Plan after the tenth anniversary of the date the Plan was approved by our shareholders.

Federal Income Tax Consequences of Awards

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2025 Plan based on federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2025 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences. The Plan would not be qualified under the provisions of Section 401(a) of the Code and would not be subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

88	World Kinect 2025 Proxy Statement

Proposal 4

Nonqualified Stock Options

A non-qualified stock option results in no taxable income to the participant or deduction to the Company at the time it is granted. A participant exercising a non-qualified stock option will, at that time, realize taxable income (subject to withholding and employment taxes) in the amount equal to the excess, if any, of the then fair market value of the shares over the option exercise price. Subject to the applicable provisions of the Code, the Company will be entitled to a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable income realized by the participant. The participant’s tax basis in shares received upon exercise is equal to the sum of the option exercise price paid plus the taxable income recognized by him or her upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term capital gain (or loss) to the participant, depending upon the holding period of the shares. If a non-qualified option is exercised by tendering previously owned shares in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The participant will have taxable income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the participant’s basis in such excess shares will be equal to the amount of such taxable income, and the holding period in such shares will begin on the date of exercise.

Incentive Stock Options

An incentive stock option results in no taxable income to the participant or a deduction to the Company at the time it is granted or exercised. However, upon exercise, the excess of the fair market value of the shares acquired over the option exercise price is an item of adjustment in computing the alternative minimum taxable income of the participant, if applicable. If the participant holds the stock received as a result of an exercise of an incentive stock option until the later of two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the shares is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the participant will realize taxable income for the year of the disposition in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option exercise price (or, if less, the excess of the amount realized upon disposition of the shares over the option exercise price). Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant. In the event of a disqualifying disposition, the Company will generally be entitled to a deduction, in the year of such a disposition, in an amount equal to the taxable income realized by the participant. The participant’s tax basis in the shares acquired upon exercise of an incentive stock option is equal to the option exercise price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Stock Awards

Generally, if a participant receives a stock award under the Plan, the participant would recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount the participant paid in exchange for the stock. If, however, the stock is not vested when it is received under the Plan (for example, if the participant is required to work for a period of time in order to have the right to sell the stock), the participant generally would not recognize income until the stock becomes vested, at which time the participant would recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount the participant paid in exchange for the stock. The participant may, however, file a Section 83(b) election with the Internal Revenue Service, within 30 days of the participant’s receipt of the stock award, to recognize ordinary compensation income, as of the date the participant received the stock award, equal to the excess, if any, of the fair market value of the stock on the date the other stock award is granted over any amount the participant paid in exchange for the stock. If a Section 83(b) election has not been made, any dividends received with respect to stock awards that have not vested generally will be treated as compensation that is taxable as ordinary income to the recipient. If the participant is an employee of the Company, the ordinary compensation income the participant recognizes is subject to federal and state income and employment tax withholding.

World Kinect 2025 Proxy Statement	89

Proposal 4

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. The value received by an employee (in cash or stock) from the exercise or settlement of a SAR will be taxed as ordinary income to the employee in the year of exercise or settlement. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise or settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise or settlement, subject to Code Section 162(m) with respect to covered employees.

Cash Incentive Awards

Cash incentive awards entitle the participant to receive a cash award and, upon payment of the cash award, the participant recognizes ordinary income equal to the cash award. Generally, the Company would be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the participant. The Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Code Section 162(m) Limitations

Section 162(m) of the Code generally limits a public company’s federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly compensated executive officers for any year beginning with fiscal year 2017) in each fiscal year to $1 million. Thus, certain compensation, including compensation attributable to awards granted under the 2025 Plan, paid by the Company to any NEO (and to any person who was a named executive officer for any year beginning with fiscal year 2017) may be nondeductible to the Company due to the application of Section 162(m) of the Code.

Section 409A

If any award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the award is subject to certain additional requirements discussed in the Plan, if and to the extent required to comply with Section 409A of the Code. Any award agreement for any award that the Committee believes may constitute a Section 409A Plan, and the provisions of the Plan applicable to that award, is construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the participant’s consent, may amend any award agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. In the event of a Change of Control, any outstanding awards that constitute deferred compensation are paid in accordance with Section 409A of the Code. If any award agreement or award is deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents is liable to any participant or other person for actions, decisions or determinations made in good faith. Each Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or for the Participant’s account in connection with the 2025 Plan and awards hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold the Participant harmless from any or all of such taxes or penalties.

Importance of Consulting Tax Advisor

The information set forth above is a summary only and does not purport to be complete. It is for general information only and is not intended or written to be used as tax advice. It is based on the U.S. federal income tax laws currently in effect and does not address state, local or foreign tax consequences. This summary also does not purport to deal with all material aspects of U.S. federal taxation that may be relevant to a participant’s personal investment circumstances and does not discuss the tax consequences of those participants who are subject to special treatment under any country’s income tax laws. Participants are strongly urged to consult with their tax advisor regarding the specific tax consequences (including the federal, state, local and foreign tax consequences) that may affect participants in the Plan and of potential changes in applicable tax laws.

90	World Kinect 2025 Proxy Statement

Proposal 4

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Stock under the 2025 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2025 Plan by our shareholders.

New Plan Benefits Table

A new plan benefits table for the 2025 Plan and the benefits or amounts that would have been received by or allocated to certain participants for the last completed fiscal year under the Plan if the Plan was then in effect, as described in the federal proxy rules, is not provided because all awards made under the Plan will be made at the Board’s or Committee’s discretion, as applicable. Therefore, the benefits and amounts that would be received or allocated under the Plan are not determinable at this time. However, please refer to the Summary Compensation Table, which includes certain information regarding awards granted to our NEOs during the fiscal year ended December 31, 2024. Equity grants to our non-employee directors are described under “Director Compensation”.

Equity Compensation Plan Information

As of December 31, 2024, we had equity awards outstanding under our 2021 Plan and its predecessor equity plans. Only our 2021 Plan is authorized for future issuance of equity awards. The table does not reflect any amounts under the 2025 Plan to be approved at the Annual Meeting.

	Equity Compensation Plan Information as of December 31, 2024

	(in millions, except exercise price)

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	2.68	$1.21	1.50
Equity compensation plans not approved by security holders	—	—	—
Total	2.68	$1.21	1.50

1.
Included in the number of securities in column (a) is (i) 2.66 million shares of Stock to be issued upon vesting of RSUs, which have no exercise price, and (ii) 0.02 million shares of Stock to be issued upon settlement of in-the-money SSARs. The number of shares of Stock issuable upon settlement of exercisable in-the-money SSARs is calculated using the closing price of our Stock on December 31, 2024 of $27.51. As of December 31, 2024, there were 0.15 million outstanding SSARs. There were no SSARs outstanding as of March 31, 2025.
2.
Reflects the weighted average exercise price of all outstanding RSUs, which have no exercise price, and SSARs. The weighted average exercise price of SSARs only is $23.39.
3.
All of the shares in column (c) may be issued with respect to award vehicles other than just options, SARs or other rights to acquire shares.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE WORLD KINECT CORPORATION 2025 OMNIBUS PLAN

World Kinect 2025 Proxy Statement	91

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 10, 2025 (the “Reporting Date”), unless otherwise indicated in the footnotes below, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2024; (iii) each director and nominee for director and (iv) all of our current executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned (2) (#)	Percent (2) (%)

Holding more than 5%

BlackRock, Inc.(3)	10,140,990	17.9

The Vanguard Group, Inc.(4)	6,909,331	12.2

Dimensional Fund Advisors LP(5)	3,976,545	7.0

State Street Corporation(6)	3,392,412	6.0

Invesco Ltd.(7)	3,067,946	5.4

Named executive officers and directors:

Michael J. Kasbar(8)	988,894	1.7

Ira M. Birns(9)	190,151	*

John P. Rau(10)	120,459	*

Ken Bakshi(11)	44,784	*

Jorge L. Benitez(12)	55,408	*

Sharda Cherwoo(13)	35,358	*

Richard A. Kassar(14)	57,087	*

Jeffrey M. Kottkamp	0	*

John L. Manley(15)	49,614	*

Stephen K. Roddenberry(16)	126,555	*

Jill B. Smart(17)	25,264	*

Paul H. Stebbins(18)	127,461	*

All current executive officers and directors as a group (12 persons)(19)	1,821,035	3.2

* Less than one percent.

1.
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Kinect Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

92	World Kinect 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

2.
The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Accordingly, in determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of the Reporting Date are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and dispositive power with respect to the shares shown as beneficially owned. The number of shares of common stock that could be obtained on exercise of SSARs is calculated by (a) multiplying the number of outstanding SSARs which can be exercised within 60 days of the Reporting Date, by the difference between the closing price of $23.58 for our common stock on the Reporting Date and the SSAR exercise price and (b) dividing such number by $23.58. The percentages shown are based on 56,627,253 shares of common stock issued and outstanding on the Reporting Date.
3.
Based on information contained in a Schedule 13G/A, as filed with the SEC on November 12, 2024, by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001. The Schedule 13G/A indicates that, as of September 30, 2024, BlackRock, Inc. is the beneficial owner of 10,140,990 shares of our outstanding common stock, of which they hold sole voting power with respect to 9,932,796 shares and sole dispositive power with respect to all of the beneficially owned shares.
4.
Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A indicates that, as of December 29, 2023, The Vanguard Group, Inc. holds sole voting power with respect to none of the shares, shared voting power with respect to 53,297 shares, sole dispositive power with respect to 6,800,462 shares and shared dispositive power with respect to 108,869 shares.
5.
Based on information contained in a Schedule 13G/A, as filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746. The Schedule 13G/A indicates that, as of December 29, 2023, Dimensional Fund Advisors LP has sole voting power with respect to 3,908,479 shares and sole dispositive power with respect to all of the beneficially owned shares.
6.
Based on information contained in a Schedule 13G/A, as filed with the SEC on January 24, 2024, by State Street Corporation, State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016. The Schedule 13G/A indicates that, as of December 31, 2023, State Street Corporation has sole voting power with respect to none of the shares, shared voting power with respect to 3,108,207 shares, sole dispositive power with respect to none of the shares and shared dispositive power with respect to 3,392,412 shares.
7.
Based on information contained in a Schedule 13G, as filed with the SEC on February 7, 2025, by Invesco Ltd., 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309. The Schedule 13G indicates that, as of December 31, 2024, Invesco Ltd. has sole voting power with respect to 3,051,047 shares and sole dispositive power with respect to all of the beneficially owned shares.
8.
This amount includes 1,340 shares of common stock that are indirectly held by Mr. Kasbar’s spouse. This amount excludes 134,779 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Kasbar has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
9.
This amount excludes 46,425 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Birns has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
10.
This amount excludes 46,425 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Rau has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
11.
This amount includes 29,136 shares of common stock issuable pursuant to the settlement of RSUs and deferred stock units that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 4,718 shares will be delivered to Mr. Bakshi in May 2025, 7,739 shares will be delivered in June 2025, and 16,679 shares will be delivered upon his departure from the Board.
12.
This amount includes 7,362 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Benitez in June 2025.
13.
This amount includes 7,362 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Ms. Cherwoo in June 2025.
14.
This amount includes 23,663 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 6,984 shares will be delivered to Mr. Kassar in June 2025 and 16,679 shares will be delivered upon his departure from the Board.
15.
This amount includes 9,300 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 7,551 shares will be delivered to Mr. Manley in June 2025 and 1,749 shares will be delivered upon his departure from the Board.
16.
This amount includes 24,041 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 7,362 shares will be delivered to Mr. Roddenberry in June 2025 and 16,679 shares will be delivered upon his departure from the Board.
17.
This amount includes 6,984 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Ms. Smart in June 2025.

World Kinect 2025 Proxy Statement	93

Security Ownership of Certain Beneficial Owners and Management

18.
This amount includes 6,607 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Stebbins in June 2025. Reflects 72,326 shares of common stock held by an irrevocable trust for which Mr. Stebbins serves as trustee.
19.
This amount includes an aggregate of 114,455 shares issuable pursuant to RSUs and deferred stock units that vested, will vest, or are exercisable within 60 days of the Reporting Date.

94	World Kinect 2025 Proxy Statement

Other Compensation Matters

Other Compensation Matters

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO, Michael J. Kasbar. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

As of December 31, 2022, our employee population consisted of approximately 5,200 individuals working at the Company and our subsidiaries, of which approximately half were located in the U.S. In 2023, we selected December 31, 2022, the last day of our 2022 fiscal year, as the determination date for identifying the median employee for purposes of our 2023 proxy statement. We identified the median employee by calculating the amount of annual total cash compensation (salary plus bonus, commissions and the portion of long-term cash awards paid in 2022) paid to all of our employees globally (other than our CEO). We did not make any cost-of-living or other adjustments in identifying the median employee. Accordingly, the median employee for 2022 was a full-time, salaried employee in the United States.

In identifying the median employee for fiscal 2023, we did not repeat the process conducted in early 2023 to identify the median employee, as we believed there had been no change in our employee population or employee compensation arrangements that would have significantly impacted the pay ratio disclosure. Nonetheless, due to a change in such median employee's circumstances, as permitted by the SEC rules, we selected a different median employee for 2023 whose compensation was substantially similar to the compensation of the previously identified median employee, based on the methodology used to select the original median employee identified for fiscal year 2022.

In identifying the median employee for fiscal 2024, we again did not repeat the process conducted in early 2022 to identify both the original median employee and the median employee identified for 2023, as we continue to believe there has been no change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. Accordingly, the median employee in 2024 is the same person as the median employee identified for 2023, and was a full-time, salaried employee in the United States.

Once we confirmed our 2024 median employee, we then calculated the 2024 annual total compensation for such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation in 2024 was approximately $66,241. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table included in this proxy statement. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 101 to 1.

World Kinect 2025 Proxy Statement	95

Other Compensation Matters

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about “compensation actually paid” (or “CAP”) for 2024 for this proxy statement's NEOs, as well as for our named executive officers for 2023, 2022, 2021 and 2020 (each, including 2024, a "Covered Year"), as defined by SEC rules, and certain of our financial performance results for the Covered Years. The CAP amounts disclosed in the table below may not necessarily reflect the final compensation that our NEOs actually received for their service in the Covered Years. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

PAY VERSUS PERFORMANCE

					Value of Initial $100 Investment Based On:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Company Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($M)	Adj. EBITDA ($M)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	6,704,733	11,853,643	2,772,665	4,428,945	70.01	177.30	67.40	361.50
2023	6,802,243	(1,164,913)	2,821,871	551,939	56.55	167.71	52.90	386.40
2022	15,272,338	14,196,826	3,722,299	3,112,615	66.22	169.96	114.10	380.30
2021	5,141,566	4,046,678	1,797,915	1,687,476	62.87	102.56	73.70	241.30
2020	6,514,957	(7,068,994)	2,134,192	(3,412,451)	72.87	66.32	109.60	261.40

Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” (“SCT”) for our principal executive officer (“PEO”), for the respective years shown. Our CEO, Michael J. Kasbar, was our PEO for each of the Covered Years shown in the table.

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Other Compensation Matters

Column (c). CAP for our PEO in each of the Covered Years reflects the respective amounts set forth in column (b), adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (c) do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. For information regarding decisions made by our Compensation Committee with respect to the PEO’s compensation for each Covered Year, please see the “Compensation Discussion and Analysis” section of this proxy statement and the proxy statements for the 2025, 2024, 2023, 2022 and 2021 annual meetings of shareholders.

PEO (Mr. Kasbar)	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total Compensation as reported in Summary Compensation Table (SCT)	6,704,733	6,802,243	15,272,338	5,141,566	6,514,957

Less: Grant date fair value of equity awards granted during the Covered Year, as reported in SCT	(4,500,018)	(4,500,008)	(11,560,815)	(3,100,053)	(4,532,078)

Plus: Fair value of outstanding equity awards granted during the Covered Year—value at end of the Covered Year	4,767,127	3,067,214	11,996,540	2,152,321	4,541,174

+/-: Change in fair value from prior year-end to Covered Year-end of outstanding and unvested equity awards granted in prior Covered Years	4,635,052	(5,887,591)	(1,187,768)	(1,246,494)	(11,159,476)

Plus: Fair value at vesting of equity awards granted during Covered Year that vested during Covered Year	0	0	0	0	0

+/-: Change in fair value (from prior year-end to vesting date) of equity awards granted prior to Covered Year that vested during Covered Year	246,749	(646,771)	(323,469)	1,099,338	(2,433,571)

Less: Fair value as of prior year-end of equity awards granted prior to Covered Year that were forfeited during Covered Year	0	0	0	0	0

Compensation Actually Paid ($)	11,853,643	(1,164,913)	14,196,826	4,046,678	(7,068,994)

Equity Valuations: For PRSUs, the grant date fair value of awards used for SCT calculations assumes target performance. To determine the year-end fair values used in the CAP calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year-end date.

Column (d). The following non-PEO NEOs are included in the average figures shown for each of 2022, 2021 and 2020: Ira M. Birns, John P. Rau, Jeffrey P. Smith and Michael J. Crosby. For 2023 & 2024, only Ira M. Birns and John P. Rau are included.

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Column (e). Average CAP for our non-PEO NEOs in each Covered Year reflects the respective amounts set forth in column (d), adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (e) do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the non-PEO NEOs’ compensation for each fiscal year, please see the “Compensation Discussion and Analysis” section of this proxy statement and the proxy statements for the 2025, 2024, 2023, 2022 and 2021 annual meetings of shareholders.

	See Column (d) note above

Non-PEO NEOs	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total Compensation as reported in Summary Compensation Table (SCT)	2,772,665	2,821,871	3,722,299	1,797,915	2,134,192

Less: Grant date fair value of equity awards granted during the Covered Year, as reported in SCT	(1,550,023)	(1,550,020)	(2,466,782)	(685,051)	(1,091,209)

Plus: Fair value of outstanding equity awards granted during the Covered Year—value at end of the Covered Year	1,642,028	1,056,497	2,239,264	459,667	823,037

+/-: Change in fair value from prior year-end to Covered Year-end of outstanding and unvested equity awards granted in prior Covered Years	1,512,525	(1,693,374)	(250,606)	(120,417)	(4,737,137)

Plus: Fair value at vesting of equity awards granted during Covered Year that vested during Covered Year	0	0	0	0	0

+/-: Change in fair value (from prior year-end to vesting date) of equity awards granted prior to Covered Year that vested during Covered Year	51,750	(83,034)	(11,460)	235,362	(541,334)

Less: Fair value as of prior year-end of equity awards granted prior to Covered Year that were forfeited during Covered Year	0	0	(120,100)	0	0

Compensation Actually Paid ($)	4,428,945	551,939	3,112,615	1,687,476	(3,412,451)

Equity Valuations: For PRSU awards, the grant date fair value of awards used for SCT calculations assumes target performance. To determine the year-end fair values used in the CAP calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year-end date.

Column (f). For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of World Kinect for the measurement periods ending on December 31 of each Covered Year. TSR for the Company and the peer group in column (g) was calculated as the yearly percentage change in cumulative TSR based on a deemed fixed investment of $100 at market close on December 31, 2019 and in accordance with Items 201(e) and 402(v) of Regulation S-K. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

Column (g). For the relevant fiscal year, represents the cumulative TSR of the S&P 500 Energy Index for the measurement periods ending on December 31 of each Covered Year.

Column (h). Reflects “Net Income” in our consolidated income statements included in our Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

Column (i). Company-selected Measure is adjusted EBITDA, which is described below.

Relationship between Pay and Performance

The graphs below reflect the relationship of CAP to our PEO and Non-PEO NEOs (on average) in the Covered Years as compared to World Kinect’s TSR, net income and adjusted EBITDA for the Covered Years. The first graph below also reflects the relationship of World Kinect’s TSR to the peer group TSR for the Covered Years.

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Other Compensation Matters

CAP, as required under the SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the tables above, including based on year-end stock prices, various accounting valuation assumptions and projected performance modifiers, but it does not necessarily reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. In 2020, CAP for both our PEO and the average of other Non-PEO NEOs is a negative number, as it is in 2023 for our PEO, reflecting the impact of the change in our stock price between fiscal years because of the significant portion of our executives’ compensation tied to equity with fair values based in part on stock price. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for the 2024, 2023, 2022 and 2021 annual meetings of shareholders.

COMPENSATION ACTUALLY PAID VS. TOTAL SHAREHOLDER RETURN

Compensation Actually Paid ($M)
Growth of $100 Investment
$20
$15
$10
$5
$0
($5)
($10)
$200
$150
$100
$50
$0
($50)
($100)
2020
2021
2022
2023
2024
$(7.07)
$(3.41)
$4.05
$1.69
$14.20
$3.11
$(1.16)
$0.55
$11.85
$4.43
$72.9
$66.3
$102.6
$62.9
$170.0
$66.2
$167.7
$56.5
$177.3
$70.0
PEO CAP ($M)
NEO CAP ($M)
WKC
S&P 500 Energy Index

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COMPENSATION ACTUALLY PAID VS. NET INCOME & ADJUSTED EBITDA

Compensation Actually Paid ($M)
Net Income & Adj. EBITDA ($M)
$20
$15
$10
$5
$0
($5)
($10)
$500
$375
$250
$125
$0
($125)
($250)
2020
2021
2022
2023
2024
$(7.07)
$(3.41)
$4.05
$1.69
$14.20
$3.11
$(1.16)
$0.55
$11.85
$4.43
$261.4
$241.3
$380.3
$386.4
$361.5
$109.6
$73.7
$114.1
$52.9
$67.4
PEO CAP ($M)
NEO CAP ($M)
Net Income
Adj. EBITDA

Listed below are the financial measures which in our assessment represent the most important financial performance measures we used in 2024 to link CAP to our NEOs to the Company’s performance.

Financial Performance Measures	Explanation

Adjusted EPS

Adjusted diluted earnings per common share is a non-GAAP financial measure computed by dividing adjusted net income attributable to World Kinect and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued.

Adjusted ROIC

Adjusted return on invested capital is a non-GAAP financial measure defined as adjusted operating income (less minority interest) after tax, divided by average invested capital, which includes total debt plus equity less excess cash.

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation and amortization is a non-GAAP financial measure defined as net income (loss) including noncontrolling interest and excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.

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Questions and Answers About Voting

Questions and Answers

About Voting

What am I being asked to vote on and what is the Board recommendation?

At the Annual Meeting you will be asked to vote on the following four proposals. Our Board recommendation for each of these proposals is set forth below:

Proposal		Board Recommendation
1	To elect nine directors each for a term expiring at the next annual meeting or until his or her successor has been duly elected and qualified	“FOR” each Director Nominee
2	To approve, on a non-binding, advisory basis, the compensation of our named executive officers	“FOR”
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year	“FOR”
4	To approve the World Kinect Corporation 2025 Omnibus Plan	“FOR”

You will also be asked to consider and act upon such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on April 10, 2025, the record date for the Annual Meeting, are entitled to notice of, and to attend and vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 56,627,253 shares of our common stock were issued and outstanding. Our shareholders are entitled to one vote per share of our common stock owned on the record date for each matter properly presented at the Annual Meeting. Holders of our common stock have no cumulative voting rights.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the “shareholder of record.” If your shares are held by a brokerage firm, bank, trustee, other agent or record holder, each sometimes referred to as a “nominee,” you are considered the “beneficial owner” of shares held in “street name.” The Notice has been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

What constitutes a quorum?

A quorum will be present at the Annual Meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the Annual Meeting by attendance or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

What is the effect of “broker non-votes” or abstentions?

A “broker non-vote” occurs when a bank, broker, trustee, agent or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have the discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your broker is the shareholder of record, your

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Questions and Answers About Voting

broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange allow brokers the discretionary authority to vote your shares with respect to “routine” matters but not “non-routine” matters. If other non-routine matters are properly brought before the Annual Meeting, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and the impact of broker non-votes and abstentions.

Proposal		Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote	Impact of Abstentions
1	Election of Directors	No	None	None
2	Approval, on a Non-Binding, Advisory Basis, of Named Executive Officer Compensation	No	None	None
3	Ratification of the Appointment of PwC as Our Independent Registered Public Accounting Firm	Yes	N/A	None
4.	Approval of the World Kinect Corporation 2025 Omnibus Plan	No	None	None

Will my shares be voted if I do not provide my proxy?

If your shares are held in the name of a bank, broker or other holder of record, they may be voted by the bank, broker or other holder of record with respect to “routine” matters (as described above under the caption “What is the effect of "broker non-votes" or abstentions?") even if you do not give the bank, broker or other holder of record specific voting instructions. If you are a shareholder of record and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote at the Annual Meeting.

How do I vote?

To Vote by Internet, Telephone or Mail:

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•
To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.
•
To vote by telephone, dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.
•
If you received a Notice and wish to vote by traditional proxy card, you can request a full set of materials at no charge through one of the following methods:
o
By Internet: by visiting www.proxyvote.com
o
By phone: by using the phone number listed on the Notice

To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day prior to the Annual Meeting. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on June 4, 2025.

To Vote at the Annual Meeting:

If your shares are registered in your name, you must use the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials in order to log in and complete your ballot electronically when prompted during the Annual Meeting.

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Questions and Answers About Voting

If you hold your shares in “street name,” you will need to obtain the 16-digit control number assigned to your holdings with your bank, broker or other nominee and enter it when prompted by the website hosting the Annual Meeting to vote the shares that are held for your benefit.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

What vote is required for the proposals?

Proposal		Required Vote
1	Election of Directors	Plurality of the votes cast
2	Approval, on a Non-Binding, Advisory Basis, of Named Executive Officer Compensation	Majority of the votes cast
3	Ratification of the Appointment of PwC as Our Independent Registered Public Accounting Firm	Majority of the votes cast
4.	Approval of the World Kinect Corporation 2025 Omnibus Plan	Majority of the votes cast

What is the effect of the non-binding, advisory vote on Proposal 2?

Proposal 2 is a non-binding, advisory vote. This means that while we ask shareholders to approve the resolution regarding the advisory vote on named executive officer compensation, this is not an action that requires shareholder approval. If a majority of votes are cast “FOR” the advisory vote on our named executive officer compensation, we will consider the proposal to be approved. Although the vote on Proposal 2 is non-binding, our Board and the Compensation Committee will review the result of the vote and take it into account in making determinations concerning named executive officer compensation.

How will my proxy holder vote?

The enclosed proxy designates Michael J. Kasbar, our Chairman, and Ira M. Birns, our Chief Financial Officer, to hold your proxy and vote your shares. Messrs. Kasbar and Birns will vote all shares of our common stock represented by properly executed proxies received in time for the Annual Meeting in the manner specified by the holders of those shares. Messrs. Kasbar and Birns intend to vote returned proxies that are properly executed by the record holder but that otherwise do not contain voting instructions as follows: “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2, 3 and 4.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described above, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders named in the attached proxy card, such persons will vote in accordance with the recommendation of our Board, “FOR” or “AGAINST” such other matters.

Can I revoke my vote after I have voted?

Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting during the Annual Meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mail, at any time prior to its exercise by (i) filing a duly executed revocation of proxy with our Corporate Secretary, (ii) properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or (iii) attending the Annual Meeting and voting when prompted during the meeting. Attendance at the meeting will not itself constitute revocation of a proxy.

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Questions and Answers About Voting

What do I need to bring with me in order to attend the Annual Meeting?

If you are a shareholder of record, you will need to bring with you to the Annual Meeting any proxy card that is sent to you and a valid photo identification. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.

If you are the beneficial owner of shares held in street name, bring with you to the Annual Meeting your most recent brokerage statement or a letter from your bank, broker, trustee, agent or other record holder indicating that you beneficially owned shares of our common stock on April 10, 2025, and valid photo identification. We can use that to verify your beneficial ownership of common stock and admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a legal proxy from your bank, broker, trustee, agent or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

Where can I find voting results of the Annual Meeting?

We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

Who should I call with other questions?

If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our Annual Report, please contact: World Kinect Corporation at 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary, Telephone: (305) 428-8000.

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Other Matters

Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that all required filings during the year ended December 31, 2024, were made on a timely basis.

Shareholder Proposals for the 2025 Annual Meeting

Proposals for Inclusion in the Proxy Statement. The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2026 annual meeting of shareholders, or the “2026 Annual Meeting,” is December 26, 2025. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement, Including Nominations for Director. Shareholder proposals not included in our proxy statement, including shareholder nominations for director, may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in our By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., June 5, 2026) and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2026 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on February 5, 2026, and no later than the close of business on March 7, 2026.

Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities. Our By-Laws require that shareholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. In addition to satisfying the notice requirements under our By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than our nominees, must provide us a notice within the same timeframes set forth about that sets forth the additional information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.

Any shareholder proposals or director nominations and any request pursuant to Rule 14a-19 should be sent to our Corporate Secretary at our principal executive offices.

List of Shareholders Entitled to Vote at the Annual Meeting

The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

Expenses Relating to this Proxy Solicitation

We will bear the cost of the solicitation of proxies from our shareholders, including preparing, printing and mailing the Notice and this proxy statement. In addition to solicitations by mail, our directors, officers and employees, and those of our subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person, but

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Other Matters

will receive no additional compensation for soliciting such proxies. We will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. We may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

Communication with our Board

Any interested party can contact our Board, any Board committee, our Lead Independent Director, the non-management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Miami, Florida 33178, (ii) calling the WKC Anonymous Compliance Hotline at 1-888-549-0965 (US toll-free) or at any of the other country-specific toll-free numbers found at www.wfscompliance.com or (iii) submitting a report or request online using the intake portal found at www.wfscompliance.com. Such communications may be submitted on an anonymous or confidential basis. Any relevant communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Available Information

We maintain an Internet website at world-kinect.com. Copies of the committee charters of each of the Audit Committee, Compensation Committee, Governance Committee, Sustainability & Corporate Responsibility Committee and Technology & Operations Committee, together with other corporate governance materials, such as our Corporate Governance Principles and Code of Conduct, can be found on our website at world-kinect.com by clicking on Investor Relations and then Corporate Governance, and such information is also available in print to any shareholder who requests it by writing to our Corporate Secretary at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our 2024 Annual Report on Form 10-K as filed with the SEC, including the financial statements and schedules thereto. In addition, such report is available, free of charge, on our website at world-kinect.com by clicking on Investor Relations and then Corporate Governance. You should direct a request for a copy of these materials to World Kinect Corporation, 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Investor Relations. We will forward you a copy of any exhibit to the 2024 Annual Report on Form 10-K when you send a written request to Investor Relations.

Electronic Delivery

Pursuant to rules adopted by the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail instead of mailing a printed copy of our proxy materials, which include our proxy statement and Annual Report. This process has allowed us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail at no charge upon request.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, EQ Shareowner Services (in writing: P.O. Box 64854, St. Paul, MN 55164-0854, or by telephone: (800) 468-9716 or (651) 450-4064).

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact EQ Shareowner Services

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Other Matters

as indicated above. Beneficial shareholders can request information about householding from their broker, bank, trustee, agent or other record holder.

World Kinect 2025 Proxy Statement	107

Annex A

WORLD KINECT CORPORATION

2025 OMNIBUS PLAN

SECTION I

GENERAL

1.1 Purpose. The World Kinect Corporation 2025 Omnibus Plan (as may be amended or amended and restated from time to time, the “Plan”) has been established by World Kinect Corporation, a Florida corporation (the “Company”), to: (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve short- or long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock.

1.2 Participation. Subject to the terms and conditions of the Plan, the Compensation Committee (or its successor(s), the “Committee”) of the Board of Directors (the “Board”) of the Company shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section IV (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section IX of the Plan).

SECTION II

OPTIONS AND SARS

2.1 Definitions.

(a) An “Option” is a right that entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section II may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. Only employees of the Company or any Subsidiary (as defined under Section 3401(c) of the Code) shall be eligible to be awarded Incentive Stock Options under the Plan. A “Non-Qualified Stock Option” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

(b) A “Stock Appreciation Right” or “SAR” is a right that entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 4.7), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

2.2 Exercise Price. The “Exercise Price” of each share of Stock purchasable under an Option and each SAR shall be determined by the Committee, provided that such Exercise Price (except with respect to Substitute Awards) shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Option or SAR and shall not, in any event, be less than the par value of a share of Stock on the date of grant of the Option or SAR. If an Eligible Person owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such person, the Exercise Price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a share of Stock on the date that the Incentive Stock Option is granted.

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2.3 Exercise. Each Option and SAR shall become exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, but in no event shall the Option or SAR remain exercisable on or after the seven-year anniversary of the date of grant. The Committee may provide in any Award Agreement for the automatic exercise of an Option or SAR upon such terms and conditions as established by the Committee.

2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section II shall be subject to the following:

(a) Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement described in Section 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or, in the discretion of the Committee, either by tendering shares of Stock (by actual delivery of shares or by attestation), or by the withholding of shares of Stock that otherwise would have been delivered as a result of the exercise of the Option, in each case valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) If permitted by law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5 Settlement of Award. Settlement of Options and SARs is subject to Section 4.7.

SECTION III

OTHER AWARDS

3.1 Definitions.

(a) A “Cash Incentive Award” is a grant of a right to receive a designated dollar value amount in cash that is not calculated by reference to the Fair Market Value of a share of Stock and is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(b) An “Other Stock-Based Award” is any Award other than an Option, SAR, Stock Unit Award, Restricted Stock Award or Restricted Stock Unit Award, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock (including without limitation any award of shares of Stock that is not subject to any vesting or other restrictions and any awards of shares of Stock in lieu of obligations to pay cash or deliver other property under the Plan or under any other plan or compensatory arrangements).

(c) A “Performance Compensation Award” is the grant of any Award designated by the Committee as a Performance Compensation Award pursuant to Section 3.3 that is contingent on the achievement of Performance Goals or other performance objectives, as determined by the Committee, during a Performance Period.

(d) A “Restricted Stock Award” is a grant of shares of Stock with such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(e) A “Restricted Stock Unit Award” is the grant of a right to receive shares of Stock, cash, other securities or other Awards (as determined in accordance with Section 4.7) in the future, with such right to future delivery of such shares of Stock, cash, other securities or other Awards subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

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(f) A “Stock Unit Award” is the grant of a right to receive shares of Stock in the future, which right is not subject to future vesting conditions.

3.2 Restrictions on Awards. Each Stock Unit Award, Performance Compensation Award, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award and Cash Incentive Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

3.3 Performance Compensation Awards.

(a) The Committee may designate any Award as a Performance Compensation Award, the grant, amount or vesting of which is conditioned on the achievement of one or more “Performance Goals.” The Committee may establish one or more of the following business criteria for the Company, on a consolidated basis, and/or for any Subsidiary, or for business or geographical units of the Company and/or any Subsidiary, as the Performance Goals for such Performance Compensation Awards: (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) gross or net profitability/profit margins (including profitability of a product or service); (5) return measures (including return on net assets, investment, capital, equity, or sales); (6) economic value; enterprise value; (7) direct contribution; (8) net income; (9) pretax earnings; (10) earnings before interest and taxes; (11) earnings before interest, taxes, depreciation and amortization; (12) earnings after interest expense and before non-recurring or special items; (13) operating income; (14) income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (15) working capital; (16) costs or expenses (including specified types or categories thereof); (17) identification and/or consummation of investment opportunities or completion of specified projects, including strategic mergers, acquisitions or divestitures; (18) shareholder return measures; share price; (19) debt reduction or borrowing levels; (20) improvements in capital structure; (21) sales or product volume; days sales outstanding; (22) market share (in the aggregate or by segment); (23) ratios (including operating, leverage, combined); (24) book, economic book or intrinsic book value (including book value per share); (25) entry into new markets, either geographically or by business unit; (26) customer retention and satisfaction; (27) safety and accident rates; (28) strategic plan development and implementation, including turnaround plans; (29) funds from operations; (30) any other financial or operational metric selected by the Committee; or (31) any other criteria as the Committee shall determine in its discretion.

(b) Any of the above Performance Goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are selected by the Committee. The Committee may adjust the impact of one or more events or occurrences as the Committee determines appropriate, including, without limitation, (i) acquisitions, divestitures, restructurings, discontinued operations, and other unusual or non-recurring charges or extraordinary items, (ii) an event either not directly related to the operations of the Company or any of its Affiliates, Subsidiaries, divisions, segments or operating units (to the extent applicable to such Performance Goal) or not within the reasonable control of the Company’s management, including any macroeconomic or market-driven events or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) No Participant shall receive any payment under the Plan that is subject to this Section 3.3 unless the Committee has certified, by resolution or other appropriate action in writing, that the Performance Goals and any other material terms previously established by the Committee, have been satisfied.

SECTION IV

OPERATION AND ADMINISTRATION

4.1 Effective Date; Term of Plan. The Plan shall be effective as of the Effective Date and shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. For clarification purposes, the terms and conditions of the Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Prior Plans, as applicable (except for purposes of providing for shares of Stock subject to such awards to be added to the aggregate number of shares of Stock available under Section IV of the Plan pursuant to the share counting rules of the Plan).

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4.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 1.85 million plus (ii) any shares of Stock remaining available for future awards under a Prior Plan on the Effective Date; plus (iii) any shares of Stock with respect to Awards and Prior Plan Awards (in whole or in part) that are forfeited, canceled, expire unexercised, or are settled in cash following the Effective Date. Upon shareholder approval of the Plan, no further awards will be made under any Prior Plans.

(c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. Notwithstanding any provision of the Plan to the contrary, none of the following shares of Stock shall be available (or available again) for delivery under the Plan: (i) any shares of Stock with respect to Awards or Prior Plan Awards that are withheld or tendered (by actual delivery or by attestation) to the Company or not issued to the Participant, in either case, or otherwise used to satisfy the applicable tax withholding obligation or in payment of the exercise price of such Award or Prior Plan Award, or (ii) any shares of Stock repurchased by the Company on the open market with the proceeds of an Award or Prior Plan Award paid to the Company by or on behalf of the Participant.

(d) For the avoidance of doubt, the full number of shares of Stock with respect to an Award or Prior Plan Award originally granted (rather than the net number of shares of Stock actually delivered) shall count against the maximum number of shares of Stock available for delivery pursuant to Awards granted under the Plan. Upon exercise of a stock-settled SAR, each such stock-settled SAR originally granted shall be counted as one share of Stock against the maximum aggregate number of shares of Stock that may be delivered pursuant to Awards granted under the Plan as provided in Section 4.2(b), regardless of the number of shares of Stock actually delivered upon settlement of such stock-settled SAR.

(e) Subject to Section 4.2(f), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares of Stock that may be issued or transferred as a result of the exercise of Options intended to be Incentive Stock Options shall be 1.85 million.

(ii) Notwithstanding anything to the contrary contained in the Plan, in no event will any non-employee Board member in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of $850,000.

(iii) Substitute Awards shall not reduce (or be added back to) the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any period. Substitute Awards may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the acquisition or combination. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares of stock available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for delivery under the Plan; provided that Awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees,

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officers, or members of the board of directors of the Company or Subsidiaries, or consultants or other persons providing services to the Company or any Subsidiary, prior to such acquisition or combination.

(f) In the event of any equity restructuring, such as a stock dividend, stock split, combination of shares, spin-off, reverse stock split, split-up, rights offering, recapitalization or non-recurring cash dividend or other distribution (whether in the form of shares of Stock, other securities or other property), the Committee shall adjust each Award, in such manner as the Committee shall determine, to prevent dilution or enlargement of the rights of the holder with respect to such Award. In addition, in the event of any merger, consolidation, combination, exchange of shares or other similar corporate transaction or event described above (including any Change of Control), the Committee shall adjust each Award (and any limitations on the number or kind of Awards or shares of Stock that may be granted under the Plan in the future) to preserve the benefits or potential benefits of the Awards. Action by the Committee pursuant to this Section 4.2(f) may include, among other adjustments, to the extent that the Committee determines to be appropriate: (i) adjustment to the number or kind of shares which may be delivered under the Plan, including but not limited to, increases in the limitations set forth in subsection (b) above and paragraphs (i) and (ii) of subsection (e) above (provided, however, that any such adjustment will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify); (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable or appropriate, including but not limited to (A) a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Stock subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (B) cancel and terminate any Option or SAR having a per share Exercise Price equal to, or in excess of, the consideration offered in connection with any such transaction or event or Change of Control without any payment or consideration therefor.

4.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

4.4 Minimum Vesting.

(a) Notwithstanding anything in the Plan (outside of this Section 4.4) to the contrary, equity-based Awards granted under the Plan shall be subject to a minimum vesting or performance period of one (1) year (excluding, for this purpose, any Substitute Awards and shares of Stock issued to Eligible Persons pursuant to their election to receive shares of Stock in lieu of cash compensation); provided, however, that, notwithstanding the foregoing, an aggregate of up to 5% of the maximum number of shares of Stock available for delivery pursuant to Awards granted under the Plan (as provided for under Section 4.2 of the Plan) may be used for Awards that do not comply with such minimum vesting requirements at the time of the grant.

(b) For the avoidance of doubt, the minimum vesting requirement does not apply to the Committee’s discretion to provide for continued vesting or accelerated exercisability or vesting of any Award upon the death or disability of a Participant in accordance with the terms of the Plan or the Award Agreement. In addition, the minimum vesting requirement shall be deemed satisfied with respect to any Award granted to a non-employee member of the Board if such Award vests on the earlier of the one-year anniversary of the date of grant and the next annual shareholder meeting.

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4.5 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6 Dividends and Dividend Equivalents in Unvested Awards. In no event shall dividends or dividend equivalents be paid with respect to any Option or SAR. At the discretion of the Committee, an Award (other than an Option or SAR) may provide the Participant with the right to receive dividends or dividend equivalents with respect to the Stock subject to any such Award regarding the period that an Award is outstanding, provided that any such dividends or dividend equivalents shall be subject to the same vesting conditions and risk of forfeiture as the underlying Award. Subject to the foregoing, any such dividends or dividend equivalents may be credited to an account for the Participant and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such further conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents or the withholding of such amounts, in each case subject to the same vesting conditions and risk of forfeiture as the underlying Award.

4.7 Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Except with respect to Options or SARs, the Committee may permit or require the deferral of any Award payment, subject to applicable law, the terms of the Plan and such rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents, in each case subject to the same vesting conditions and risk of forfeiture as the underlying Award. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution; provided, however, that in no case may any Award be transferred for value.

4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee or its designee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee or its designee shall require.

4.10 Agreement with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document or evidence as is determined by the Committee. A copy of such document or evidence shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document or evidence. Such document or evidence is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

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4.11 Clawback.

(a) Awards shall be subject to any clawback provisions, policy or policies (if any) maintained by the Company, as it may exist or be amended from time to time, including specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Stock at any point may be traded) (the “Compensation Recovery Policy”), and applicable sections of any Award Agreement to which the Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any Award under the Plan, each Participant agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Participant’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees (or has agreed) that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Participant of any such amounts, including from such Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

(b) Notwithstanding anything to the contrary in the Plan or an Award Agreement (or in any other agreement, contract or arrangement with the Company or its Subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its Subsidiaries or affiliates (collectively, the “Arrangements”)): (i) nothing in the Arrangements or otherwise limits a Participant’s rights to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (ii) nothing in the Arrangements or otherwise prevents a Participant from, without prior notice to the Company, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification, such Participant is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act). The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.

4.12 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary regarding the Plan shall be by resolution of the Committee, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by one or more duly authorized officers of the Company.

SECTION V

CHANGE OF CONTROL

5.1 Change of Control. Subject to the provisions of Section 4.2(f) (relating to the adjustment of Awards), unless otherwise provided in the applicable Award Agreement or an individual employment agreement, in the event of a Change of Control, all Awards that are outstanding and unvested as of immediately prior to a Change of Control (after giving effect to any action by the Committee pursuant to Section 4.2(f) or Section 5.3) shall remain outstanding and unvested immediately thereafter; provided, however, that if within 12 months following a Change of Control, a Participant’s employment or services, as applicable, with the Company and its Affiliates is terminated without Cause, then:

(a) any outstanding Options or SARs then held by the Participant that are unexercisable or otherwise unvested as of the date of such termination shall automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination; and

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(b) all other outstanding Awards (i.e., other than Options and SARs) then held by the Participant that are unexercisable, unvested or still subject to restrictions or forfeiture as of the date of such termination shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of the date of such termination.

5.2 Substitution or Assumption. Notwithstanding Section 5.1 and unless otherwise provided in the applicable Award Agreement or an individual employment agreement, in the event of a Change of Control, unless provision is made in connection with the Change of Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the applicable number and kinds of shares and, if applicable, Exercise Prices, that the Committee determines will preserve the material terms and conditions of such Awards as in effect immediately prior to the Change of Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the Awards (if any) as of the Change of Control, and transferability of the shares underlying such Awards), then, subject to Section 5.3:

(a) all outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control; and

(b) all other outstanding Awards (i.e., other than Options and SARs) then held by Participants that are unvested or still subject to restrictions or forfeiture shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

To the extent practicable, any actions taken by the Committee under this Section 5.2 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change of Control transaction with respect to the shares of Stock subject to their Awards or Prior Plan Awards, if any.

5.3 Effect on Performance Compensation Awards. Unless otherwise provided in the applicable Award Agreement or an individual employment agreement, with respect to outstanding Performance Compensation Awards in the event of a Change of Control:

(a) any Performance Periods that would be in effect on the date the Change of Control occurs shall instead end on the date immediately prior to such Change of Control;

(b) the Committee shall determine the actual level of achievement of the Performance Goals with respect to each such Performance Period as of the most recent practicable date prior to such Change of Control based upon the Company’s audited or unaudited financial information or other information then available as the Committee deems relevant; and

(c) to the extent earned, such Performance Compensation Awards shall continue to be subject to any service-based vesting conditions that remain in place.

5.4 Section 409A and Change of Control. Notwithstanding anything to the contrary herein and unless otherwise provided in the applicable Award Agreement or an individual employment agreement, if any amount payable pursuant to an Award constitutes deferred compensation that is subject to Section 409A of the Code, in the event of a Change of Control, to the extent provided in Section 5.2, any unvested but outstanding Awards shall automatically vest as of the date of such Change of Control and shall not be subject to the forfeiture restrictions following such Change of Control; provided that in the event that such Change of Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code or to the extent that payment upon such Change of Control would otherwise violate Section 409A of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change of Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change of Control.

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SECTION VI

COMMITTEE

6.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section VI. Unless otherwise determined by the Board, the Committee shall be selected by the Board, and shall be composed solely of two or more members of the Board, each of whom, to the extent required under applicable laws and rules, shall be (a) “independent”, within the meaning of the rules of the New York Stock Exchange or, if the shares of Stock are not listed for trading on the New York Stock Exchange, under the rules of the applicable securities exchange or stock market on which the shares are listed or quoted and (b) a “Non-Employee Director”, within the meaning of Rule 16b-3 as promulgated and interpreted by the Securities and Exchange Commission under the Exchange Act (each an “Independent Director”). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that in that event, any such action taken by the Board shall require the approval of at least a majority of the Independent Directors.

6.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority (i) to select from among the Eligible Persons those persons who shall receive Awards, (ii) to determine the time or times of receipt, (iii) to determine the types of Awards and the number of shares or dollar value covered by the Awards, (iv) to establish the terms, conditions, performance and vesting criteria, restrictions, terms of exercise and settlement and other provisions of the Awards, (v) to interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (vi) grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (vii) subject to the restrictions imposed by Section VII, to cancel or suspend Awards; provided, however, that, notwithstanding the provisions of this Section 6.2, the Committee shall not have the authority to accelerate vesting of an Award in the event of a Participant’s termination of employment other than in connection with the Participant’s death or disability.

(b) The Committee shall have the authority to adopt such modifications, procedures and subplans (to be considered part of the Plan) as may be necessary or desirable to comply with provisions of the laws of any countries in which the Company or any Subsidiary may operate to ensure the viability of the benefits from Awards granted to Participants employed or providing services in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign laws and to meet the objectives of the Plan; provided, however, that no such action taken pursuant to this Section 6.2(b) shall result in a “material revision” of the Plan under applicable securities exchange governance rules.

(c) The Committee will have full and complete authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan; it being the intention of the Plan that the Committee have the utmost authority and discretion permitted by law in making decisions and performing its other functions under the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles of incorporation and by-laws of the Company, and applicable state corporate law.

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6.3 No Repricing or Exchange Without Shareholder Approval. Notwithstanding the authority set forth in Section 6.2, in no event shall the Committee have the power to cancel outstanding Options or SARs for the purpose of repricing, substituting for another Award, or otherwise replacing or re-granting such Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR, unless such action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the Exercise Price or other Award terms made in accordance with Section 4.2(f) or as a result of a substitution pursuant to Section V shall not be considered a re-pricing for purposes of this Section 6.3.

6.4 Delegation by the Committee.

(a) Except to the extent prohibited by applicable law or the applicable rules of a securities exchange or stock market, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including a subcommittee consisting of one or more members of the Board or officers or employees of the Company, to grant Awards to persons who are not “officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act) or non-employee members of the Board, subject to such restrictions and limitations as the Committee may specify and to the requirements of the Florida Business Corporation Act. The acts of any such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

(b) The Committee may also delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to administer the Plan, including to: (i) execute and distribute Award Agreements, (ii) maintain records relating to Awards, (iii) process or oversee the issuance of Stock under Awards, (iv) interpret and administer the terms of Awards, and (v) take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan. In no event shall any such administrator be authorized to (w) grant Awards under the Plan (except in connection with any delegation made by the Committee pursuant to Section 6.4(a)), (x) take any action with respect to Awards held by “officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act) or non-employee members of the Board, (y) take any action inconsistent with Section 409A of the Code, or (z) take any action inconsistent with applicable provisions of the Florida Business Corporation Act. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator.

(c) Any of the allocations or delegations described in this Section 6.4 may be revoked by the Committee at any time. In the event of any delegations described in this Section 6.4, the term “Committee”, as used herein, shall include any persons so delegated to the extent of such delegation.

6.5 Awards to Non-Employee Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards to non-employee members of the Board or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

6.6 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.7 Limitation of Liability. The Committee, each member thereof, and any other person acting pursuant to authority delegated by the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee or any other person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company acting at the direction or on behalf of the Committee or other delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

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6.8 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.9 Code Section 409A.

(a) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(i) Payments under the Section 409A Plan may not be made earlier than (A) the Participant’s “separation from service”, (B) the date the Participant becomes “disabled”, (C) the Participant’s death, (D) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (E) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation”, or (F) the occurrence of an “unforeseeable emergency”;

(ii) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(iii) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code;

(iv) In the case of any Participant who is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death); and

(v) In the case of any such Awards that are payable upon a Change of Control, notwithstanding any provision of the Plan to the contrary, the Company will not be deemed to have undergone a Change of Control unless the Company has undergone a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of a corporation” within the meaning of Section 409A(a)(2)(A)(v) of the Code (but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change of Control for any purpose in respect of such Award).

For purposes of the foregoing, the words and phrases in quotations in this Section 6.9 shall be defined in the same manner as those words and phrases are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(b) Any Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. Further, in the event that the Plan, any Award Agreement or any Award shall be deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith. Each Participant will be solely

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responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or for the Participant’s account in connection with the Plan and Awards hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold the Participant harmless from any or all of such taxes or penalties.

SECTION VII

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or Committee may, at any time, amend any Award outstanding thereunder, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect in a material way the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that any amendment made to comply with applicable law, tax rules, securities exchange rules or accounting rules and adjustments pursuant to Section 4.2(f) shall not be subject to the foregoing limitations of this Section VII. Notwithstanding the foregoing, approval of the Company’s shareholders shall be required for any amendment or alteration of the Plan if such shareholder approval is required by any federal or state law or regulation (including without limitation, Rule 16b-3 under the Exchange Act or the rules of any securities exchange or automated quotation system on which the shares of Stock may then be listed or quoted). Unless otherwise determined by the Committee, any amendments to the Plan will apply prospectively only.

SECTION VIII

GENERAL PROVISIONS

8.1 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, through the withholding of shares of Stock that otherwise would have been delivered pursuant to the Award, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan. In no event will the fair market value of the Stock to be withheld or delivered pursuant to this Section 8.1 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is authorized by the Committee.

8.2 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give such Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan or any Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

8.3 No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, an additional share of Stock or Award, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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8.4 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

8.5 Severability. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

8.6 Successors. All of the obligations of the Company under the Plan and any Award Agreement shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

8.7 Gender and Number, Titles and Headings. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

SECTION IX

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Affiliate. The term “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Performance Compensation Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Other Stock-Based Awards and Cash Incentive Awards.

(c) Award Agreement. The term “Award Agreement” means the written agreement, in a form determined by the Committee from time to time, between the Company and a Participant (or certificate, resolution or other type or form of writing) that evidences the grant of an Award and sets out the terms and conditions of an Award or Prior Plan Award.

(d) Board. The term “Board” shall have the meaning set forth in Section 1.2.

(e) Cash Incentive Award. The term “Cash Incentive Award” shall have the meaning set forth in Section 3.1(a).

(f) Cause. The term “Cause” (i) shall have the meaning set forth in an Award Agreement or in an individual employment agreement between the Participant and the Company, if any, or (ii) if there is no definition set forth in an Award Agreement or applicable employment agreement, means:

(A) the material failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or any Subsidiary (or any successor company);

(B) any material violation or material breach by the Participant of his or her employment, consulting or other similar agreement with the Company or any Subsidiary (or successor company), if any;

(C) any material violation or material breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any Subsidiary (or successor company);

(D) any material violation or material breach by the Participant of the Company’s Code of Conduct or any other Company (or successor company) policy;

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(E) any act by the Participant of material dishonesty or fraud that injures the reputation or business of the Company or any Subsidiary (or successor company); or

(F) the conviction of or entry of a plea of guilty or nolo contender to a felony or a crime involving moral turpitude.

The good faith determination by the Committee of whether the Participant’s employment or service was terminated for “Cause” shall be final and binding for all purposes hereunder.

(g) Change of Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Agreement made under this Plan, a “Change of Control” means any one of the following events:

(i) any person or “group” as defined in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan or plans of the Company and its Subsidiaries, becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that, for purposes of this subparagraph (i), any acquisition directly from the Company shall not constitute a Change of Control; or

(ii) the consummation of any merger, consolidation, reorganization or similar event of the Company or any of its Subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(iii) the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least two-thirds (⅔) of the Board, or in the case of the consummation of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (⅔) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (⅔) of the board of such controlling corporation or do not have or cease to have at least two-thirds (⅔) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (⅔) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (⅔) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board; or

(iv) there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

The term “Change of Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(h) Code. The term “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code or successor regulations.

(i) Committee. The term “Committee” shall have the meaning set forth in Section 1.2.

(j) Company. The term “Company” shall have the meaning set forth in Section 1.1.

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(k) Effective Date. The term “Effective Date” means the date on which this Plan is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any securities exchange or automated quotation system on which the Stock may be listed or quoted, and any other laws, regulations and obligations of the Company applicable to the Plan.

(l) Eligible Person. The term “Eligible Person” means any employee, officer or member of the board of directors of the Company or a Subsidiary, or any consultant or other person who performs services for the Company or any Subsidiary (provided that such consultant or other person satisfies the Form S-8 definition of an “employee”), including any prospective employee, officer, member or consultant.

(m) Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(n) Exercise Price. The term “Exercise Price” shall have the meaning set forth in Section 2.2.

(o) Fair Market Value. The term “Fair Market Value” means (i) with respect to any property other than shares of Stock, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to a share of Stock as of any date,

(A) if the principal market for the Stock is a national securities exchange, then the “Fair Market Value” as of that date shall be the closing price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading;

(B) if sale prices are not available or if the principal market for the Stock is not a national securities exchange, the average between the highest bid and lowest asked prices for the Stock on that date as reported on the NASDAQ OTC Bulletin Board Service or by the OTC Markets Group, Inc. or a comparable service; and

(C) if the date is not a trading day, and as a result, paragraphs (A) and (B) next above are inapplicable, the Fair Market Value of the Stock shall be determined as on the most recent trading day prior to that date. If paragraphs (A) and (B) next above and the first sentence of this paragraph (C) are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee, or the Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(p) Incentive Stock Option. The term “Incentive Stock Option” shall have the meaning set forth in Section 2.1(a).

(q) Independent Director. The term “Independent Director” shall have the meaning set forth in Section 6.1.

(r) Non-Qualified Stock Option. The term “Non-Qualified Stock Option” shall have the meaning set forth in Section 2.1(a).

(s) Option. The term “Option” shall have the meaning set forth in Section 2.1(a).

(t) Other Stock-Based Award. The term “Other Stock-Based Award” shall have the meaning set forth in Section 3.1(b).

(u) Participant(s). The term “Participant(s)” shall have the meaning set forth in Section 1.2.

(v) Performance Compensation Award. The term “Performance Compensation Award” shall have the meaning set forth in Section 3.1(c).

(w) Performance Goal(s). The term “Performance Goal(s)” means the measures set forth or otherwise described in Section 3.3(a).

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(x) Performance Period. The term “Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of a Performance Compensation Award.

(y) Plan. The term “Plan” shall have the meaning set forth in Section 1.1

(z) Prior Plans. The term “Prior Plans” shall mean the World Fuel Services Corporation 2020 Omnibus Plan (the “2020 Plan”), 2016 Omnibus Plan, as amended and restated (the “2016 Plan”), the 2006 Omnibus Plan, as amended and restated (the “2006 Plan”) and the 2021 Omnibus Plan (the “2021 Plan” and together with the 2020 Plan, the 2016 Plan and the 2006 Plan, the “Prior Plans”).

(aa) Prior Plan Award. The term “Prior Plan Award” shall mean any award or benefit granted under a Prior Plan, including, without limitation, the grant of any cash or equity-based awards with rights similar to an Award that could be granted hereunder, that is outstanding as of the Effective Date.

(bb) Restricted Stock Award. The term “Restricted Stock Award” shall have the meaning set forth in Section 3.1(d).

(cc) Restricted Stock Unit Award. The term “Restricted Stock Unit Award” shall have the meaning set forth in Section 3.1(e).

(dd) SAR. The term “SAR” shall have the meaning set forth in Section 2.1(b).

(ee) Stock Appreciation Right. The term “Stock Appreciation Right” shall have the meaning set forth in Section 2.1(b).

(ff) Stock Unit Award. The term “Stock Unit Award” shall have the meaning set forth in Section 3.1(f).

(gg) Subsidiary. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Section 424(f) of the Code) with respect to the Company.

(hh) Substitute Awards. The term “Substitute Awards” means Awards granted or Stock issued by the Company in assumption or conversion of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ii) Stock. The term “Stock” means shares of common stock, par value $0.01 per share, of the Company.

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9800 NW 41 ST
Miami, FL 33178
+1-305-428-8000

world-kinect.com

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WORLD KINECT CORPORATION 9800 NORTHWEST 41ST STREET MIAMI, FL 33178 ATTN: CORPORATE SECRETARY SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V72619-P31067 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WORLD KINECT CORPORATION For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR ALL listed nominees in Proposal 1. 1. Election of Directors Nominees: 01) Michael J. Kasbar 02) Ken Bakshi 03) Jorge L. Benitez 04) Sharda Cherwoo 05) Richard A. Kassar 06) Jeffrey M. Kottkamp 07) John L. Manley 08) Stephen K. Roddenberry 09) Paul H. Stebbins The Board of Directors recommends you vote FOR Proposals 2, 3 and 4. 2. Approval, on a non-binding, advisory basis, of the Company's executive compensation. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2025 fiscal year. 4. Approval of the World Kinect Corporation 2025 Omnibus Plan. NOTE: In their discretion, the proxies are authorized to vote (1) for the election of any person to the Board of Directors if any nominee named in the Proxy Statement becomes unable to serve or for good cause will not serve and (2) upon any other matter that may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V72620-P31067 World Kinect Corporation 9800 Northwest 41st Street Miami, Florida 33178 This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on June 5, 2025 at 8:00 AM Eastern Time to be held at the offices of Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, 30th Floor, New York, New York 10019. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR ALL" the nominees listed in Proposal 1, and "FOR" Proposals 2, 3 and 4. By signing the proxy, you revoke all prior proxies and appoint each of Michael J. Kasbar and Ira M. Birns with full power of substitution, to vote the shares at the Annual Meeting or any adjournments or postponements thereof, with all the powers that you would possess if personally present, upon and in respect of the matters shown on the reverse side, with discretionary authority as to (1) the election of any person to the Board of Directors if any nominee named in the Proxy Statement becomes unable to serve or for good cause will not serve and (2) any and all other matters that may properly come before the meeting. Continued and to be signed on reverse side